Exhibit 10.2.1
EXECUTION COPY
THIRD AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT
Dated as of March 21, 2007
Among
THE FINANCIAL INSTITUTIONS NAMED HEREIN
as the Lenders
and
BANK OF AMERICA, N.A.
as the Agent
and
REGIONAL MANAGEMENT CORP.,
REGIONAL FINANCE CORPORATION OF SOUTH CAROLINA,
REGIONAL FINANCE CORPORATION OF GEORGIA,
REGIONAL FINANCE CORPORATION OF TEXAS,
REGIONAL FINANCE CORPORATION OF NORTH CAROLINA,
REGIONAL FINANCE CORPORATION OF ALABAMA,
REGIONAL FINANCE CORPORATION OF TENNESSEE, and
R.M.C. FINANCIAL SERVICES CORP.
as the Borrowers

THIRD AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT
     This Third Amended and Restated Loan and Security Agreement (“Agreement”) is made and entered into as of March 21, 2007, among the financial institutions listed on the signature pages hereof (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”, Bank of America, N.A., a national banking association (“Bank of America”), having an address at 335 Madison Avenue, New York, New York 10017 (Fax: (212) 503-7340), as agent for the Lenders (in its capacity as agent, the “Agent”), and Regional Management Corp., a South Carolina corporation (“Regional”), Regional Finance Corporation of South Carolina, a South Carolina corporation (“RFCSC”), Regional Finance Corporation of Georgia, a Georgia corporation (“RFCG”), Regional Finance Corporation of Texas, a Texas corporation (“RFCTX”), Regional Finance Corporation of North Carolina, a North Carolina corporation (“RFCNC”), Regional Finance Corporation of Alabama, an Alabama corporation (“RFCA”), Regional Finance Corporation of Tennessee, a Tennessee corporation (“RFCTN”), and R.M.C. Financial Services Corp., a South Carolina corporation (“RMC”; together with Regional, RFCSC, RFCG, RFCTX, RFCNC, RFCA and RFCTN are herein individually referred to as a “Borrower” and collectively referred to as the “Borrowers”), whose chief executive offices are located at 509 West Butler Road, Greenville, South Carolina 29607 (with a mailing address of Post Office Box 776, Mauldin, South Carolina 29662 (Fax: (864) 422-8035 with a copy to (212) 218-5155 and (214) 740-3630).
RECITALS
     A. WHEREAS, certain Borrowers, the lenders party thereto (the “Original Lenders”), and Bank of America, as agent for the Original Lenders, are parties to that certain Second Amended and Restated Loan and Security Agreement, dated as of March 10, 2000, as heretofore amended or otherwise modified (the “Existing Loan Agreement”), whereby Bank of America, as agent for such Original Lenders, and the Original Lenders agreed to make revolving loans, letters of credit and other financial accommodations available to such Borrowers.
     B. WHEREAS, the Borrowers, the Agent, and the Lenders have agreed to enter into this Agreement in order to amend and restate the Existing Loan Agreement in its entirety on the terms and conditions set forth herein.
     C. WHEREAS, the Borrowers have agreed to continue to secure all of their obligations under the Loan Documents by granting to Agent, for the benefit of Agent and Lenders, a security interest in and lien upon all of their existing and after-acquired personal property constituting Collateral hereunder.
     D. WHEREAS, it is the intent of the parties hereto that this Agreement (i) shall re-evidence the Borrowers’ indebtedness to Bank of America and the Original Lenders under the Existing Loan Agreement, (ii) is entered into in substitution for, and not in payment of, the obligations of the Borrowers under the Existing Loan Agreement, and (iii) is in no way intended to constitute a novation of the Borrowers’ indebtedness which was evidenced by the Existing Loan Agreement.
     NOW THEREFORE, in consideration of the mutual covenants contained herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged,

the parties hereto agree that the Existing Loan Agreement is hereby amended and restated to read in its entirety as provided for in this Agreement, and the parties further agree as follows:
SECTION ONE DEFINITIONS; INTERPRETATION OF THIS AGREEMENT
     1.1 Terms Defined. As used in this Agreement, the listed terms are defined as follows:
     ACH Transactions shall mean any cash management or related services including the automatic clearing house transfer of funds by Bank of America for the account of Borrower pursuant to agreement or overdrafts.
     Adjusted Net Income shall mean, with respect to any fiscal period of Borrowers, the Net Income before provision for income taxes for such fiscal period (to the extent taxes are not already added back in the calculation of Net Income).
     Adjusted Tangible Assets shall mean all assets except: (a) trademarks, tradenames, franchises, goodwill, and other similar intangibles; (b) assets located and notes and receivables due from obligors domiciled outside the United States of America, Puerto Rico, or Canada; and (c) accounts, notes, and other receivables due from Affiliates or employees of Borrowers.
     Adjusted Tangible Net Worth shall mean the remainder of (a) net book value (after deducting related depreciation, obsolescence, amortization, valuation, and other proper reserves) at which the Adjusted Tangible Assets of Borrowers would be shown on a balance sheet at such date, but excluding any amounts arising from write-ups of assets, minus (b) the amount at which its liabilities (other than capital stock, surplus, and retained earnings) would be shown on such balance sheet, and including as liabilities all reserves for contingencies and other potential liabilities, as determined in accordance with GAAP, and as adjusted pursuant to Paragraph 8.11.
     Advance shall mean the proceeds of the Loan advanced from time to time by Lenders to Borrowers in accordance with the terms of this Agreement.
     Advance Rate shall mean eighty-five percent (85%); provided, however, that the Advance Rate, effective as of the first day of each month, shall be (a) eighty-four percent (84%) when the Collateral Adjustment Percent calculated as of such date is equal to or greater than fifteen percent (15%) but less than sixteen percent (16%), (b) eighty-three percent (83%) when the Collateral Adjustment Percent calculated as of such date is equal to or greater than sixteen percent (16%) but less than seventeen percent (17%), (c) eighty-two percent (82%) when the Collateral Adjustment Percent calculated as of such date is equal to or greater than seventeen percent (17%) but less than eighteen percent (18%), (d) eighty-one percent (81%) when the Collateral Adjustment Percent calculated as of such date is equal to or greater than eighteen percent (18%) but less than nineteen percent (19%) and (e) eighty percent (80%) when the Collateral Adjustment Percent calculated as of such date is equal to or greater than nineteen percent (19%) but less than twenty percent (20%).
     Affiliate shall mean, as to any Person, (a) any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person; (b) any other Person who beneficially owns or holds, directly or indirectly, five percent or more of any class of voting stock of such Person; or (c) any other Person, five percent or more of any class of the voting stock (or if such other Person is not a corporation, five percent or more of the equity interest) of which is beneficially owned or held, directly or indirectly, by such Person. The term control (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Person in question.
     Affiliate Subordinated Debt shall mean the Debt of the Borrowers pursuant to the Affiliate Subordinated Debt Documents.
     Affiliate Subordinated Debt Agent shall mean Regional Mezzanine in its capacity as agent for the holders of the Affiliate Subordinated Debt, and any successor agent.
     Affiliate Subordinated Debt Documents shall mean the Affiliate Subordinated Loan Agreement, the Affiliate Subordinated Notes and any other documents, instruments or agreements that from time to time evidence the Affiliate Subordinated Debt or secure or support payment or performance thereof, as each of the foregoing may be amended, modified, restated, replaced or supplemented from time to time.
     Affiliate Subordinated Loan Agreement shall mean the Senior Subordinated Loan Agreement, dated as of March 21, 2007, among the Affiliate Subordinated Debt Agent, the Continuing Shareholder Lender Representative, the Borrowers and the lenders from time to time party thereto, as the same may be amended, modified, restated, replaced or supplemented from time to time.
     Affiliate Subordinated Notes shall mean the promissory notes issued by the Borrowers from time to time pursuant to the Affiliate Subordinated Loan Agreement, as the same may be amended, modified, restated, replaced or supplemented from time to time.
     Agent shall mean Bank of America, N.A., solely in its capacity as agent for the Lenders, and any successor agent.
     Agent Advances shall have the meaning specified in subparagraph 2.2(i).
     Agent’s Expenses shall have the meaning specified in subparagraph 13.1.
     Agent’s Liens shall mean the Liens in the Collateral granted to the Agent, for the ratable benefit of the Lenders, Bank of America and the Agent pursuant to this Agreement and the other Loan Documents.
     Agent-Related Persons shall mean the Agent, together with its Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of the Agent and such Affiliates.
     Agreement shall mean this Third Amended and Restated Loan and Security Agreement, as the same may be amended, supplemented or otherwise modified in accordance with the terms hereof.
     Applicable Margin shall mean (a) with respect to Base Rate Revolving Loans, one quarter of one percent (0.25%); and (b) with respect to LIBOR Revolving Loans, two and one quarter percent (2.25%).
     Assignee shall have the meaning specified in subparagraph 11.2(a).

     Assignment and Acceptance shall have the meaning specified in subparagraph 11.2(a).
     Attorney Costs shall mean and include all reasonable fees, expenses and disbursements of any law firm or other counsel engaged by the Agent, the reasonable allocated costs of internal legal services of the Agent and the reasonable expenses of internal counsel to the Agent.
     Availability shall mean, as of the date of determination, an amount, less the sum of the Bank Borrowing Reserve and the Bank Product Reserve and less the aggregate undrawn face amount of all outstanding Letters of Credit which the Agent has caused to be issued or obtained for the Borrowers’ accounts, equal to an amount determined by multiplying (i) the Advance Rate by (ii) the remainder of (x) the aggregate amount of all presently due and future, unpaid, noncancellable installment payments to be made under all of Borrowers’ Eligible Contracts with respect to which interest is calculated on a precomputed basis, minus (y) the sum of all properly calculated, unearned finance charges, unearned acquisition/initial charges, unearned maintenance fees, unearned discounts and dealer reserves included therein. Notwithstanding the foregoing, for the purpose of calculating Availability, (i) the maximum amount of Mortgage Loans, which have an amount financed of $15,000 or more, outstanding at any time shall not exceed fifteen percent (15%) of all Contracts then outstanding, (ii) the maximum amount of Contracts outstanding at any time which are secured by a mobile home shall not exceed $400,000, and (iii) the maximum amount of Contracts outstanding at any time which have an annual percentage rate of seventeen percent (17%) and an original amount financed of more than $15,000 shall not exceed five percent (5%) of all Contracts then outstanding.
     Bank Borrowing Reserve shall mean the amount that a Borrower has, at the time of calculation, borrowed from any financial institution if the terms of the applicable credit agreement with the financial institution require such Borrower to maintain any Excess Availability under this Agreement or otherwise condition the borrowing on the existence or continuation of this Agreement.
     Bank of America shall mean Bank of America, N.A. and any successors or assigns thereof.
     Bank Product Obligations shall mean all debts, liabilities and obligations now owed or hereafter arising from or in connection with Bank Products.
     Bank Product Reserves shall mean all reserves which the Agent from time to time establishes in its reasonable discretion for the Bank Products then provided or outstanding.
     Bank Products shall mean any one or more of the following types of services or facilities extended to Borrower by Bank of America or any affiliate of Bank of America in reliance on Bank of America’s agreement to indemnify such affiliate: (i) credit cards, (ii) ACH Transactions and (iii) Hedge Agreements.
     Base Rate shall mean, for any day, the rate of interest in effect for such day as publicly announced from time to time by Bank of America in Charlotte, North Carolina, as its “prime rate” (the “prime rate” being a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate). The Base Rate applicable to Base Rate Revolving Loans shall be the prime rate most recently announced by Bank of America as of the last day of each month and shall take effect at the opening of business on the first day of the immediately following month; the Base Rate shall remain in effect for such month until adjusted as provided in the immediately preceding clause.
     Base Rate Revolving Loan shall mean a Revolving Loan during any period in which it bears interest at the Base Rate.
     Borrower and Borrowers shall have the respective meaning ascribed thereto in the preamble to this Agreement.
     Borrowing shall mean a borrowing hereunder consisting of Revolving Loans made on the same day by Lenders to Borrowers, or by Bank of America in the case of a Borrowing funded by Non-Ratable Loans, or by the Agent in the case of a Borrowing consisting of an Agent Advance, or the issuance of Letters of Credit hereunder.
     Borrowing Base shall mean the sum of the Adjusted Tangible Net Worth of Borrowers, plus all Subordinated Debt and Affiliate Subordinated Debt of Borrowers.
     Borrowing Base Certificate shall have the meaning set forth in Paragraph 5.2(e).
     Business Day shall mean (a) any day that is not a Saturday, Sunday, or a day on which banks in Charlotte, North Carolina or New York, New York, are required or permitted to be closed, and (b) with respect to all notices, determinations, fundings and payments in connection with the LIBOR Rate or LIBOR Revolving Loans, any day that is a Business Day pursuant to clause (a) above and that is also a day on which trading is carried on by and between banks in the London interbank market.
     Capital Adequacy Regulation shall mean any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.
     Change in Control shall mean, as of any date of determination, any of the following: (a) Parallel and Palladium, taken together as a whole, shall fail to own or hold at least fifty-one percent (51%) of the equity interest in Regional Investment, (b) neither Parallel nor Palladium serves as a managing member of Regional Investment, (c) Regional Investment shall fail to own at least ninety percent (90%) of the issued and outstanding voting membership interests in Regional Holdings, (d) Regional Holdings shall fail to own at least seventy percent (70%) of the issued and outstanding shares of Regional’s voting stock or (e) Regional shall fail to own 100% of the issued and outstanding voting stock of any of the other Borrowers, other than as a result of inter-company mergers of such Subsidiaries with each other or Regional where the survivor of such merger with Regional is Regional and except as otherwise permitted pursuant to this Agreement.
     Closing Date shall mean the date of the execution and delivery of this Agreement.
     Code shall mean the Uniform Commercial Code as adopted and in force in the state of New York as from time to time in effect.

     Collateral shall mean:
          (a) all present and future Contracts and all payments thereunder in whatever form, including cash, checks, notes, drafts, chattel paper (including, without limitation, all tangible and electronic chattel paper), and other instruments for the payment of money, together with any guaranties and security therefor, and all of each Borrower’s books and records relating thereto (including, without limitation, all computer records, computer programs, and computer source codes);
          (b) Security Documents relating to the Contracts, together with each Borrower’s rights in the Property covered thereby and any policies of insurance insuring such Property;
          (c) any assets of any Borrower in which any Lender receives a security interest or which thereafter come into any Lender’s possession, custody, or control;
          (d) all proceeds of insurance including, without limitation, property, casualty, and title insurance, affecting the Contracts;
          (e) all proceeds, property, property rights, privileges and benefits arising out of, from the enforcement of, or in connection with the Contracts and Security Documents, the property rights and the policies of insurance referred to above, all credit balances in favor of any Borrower on any Lender’s books, and all other general intangibles relating to or arising out of the Contracts;
          (f) all deposit accounts into which proceeds of the Contracts are deposited; and
          (g) All equity interests in any Borrower’s Subsidiaries (but not to exceed 65% of the equity interests of any Subsidiaries organized or formed under the laws of a jurisdiction other than the United States (or any state thereof) or the District of Columbia); provided, however, that the Collateral shall not include the equity interests of RMC Reinsurance until such time that 65% of the stock of RMC Reinsurance is pledged to Agent, for the benefit of Agent and Lenders, pursuant to Paragraph 7.25 hereof.
          Notwithstanding anything contained in this Agreement to the contrary (except as provided in the next sentence), in no event shall the Collateral include, and no Borrower shall be deemed to have granted a security interest in, any of such Borrower’s right, title or interest in any license (including but not limited to any license related to such Borrower’s consumer lending activities), contract, agreement, permit, letter of credit right or asset, to the extent, but only to the extent, that such a grant would, under the terms of such license, contract, agreement, permit, letter of credit right or the documentation governing such asset, be prohibited by or result in a breach or termination of the terms of, or constitute a default under, such license, contract, agreement, permit, letter of credit right or the documentation or the applicable law, rules or regulations governing such license, contract, agreement, permit, letter of credit right or asset (other than to the extent that any such term (x) has been waived by the other parties to such license, contract, agreement, permit, letter of credit right or documentation governing such asset or (y) would be rendered ineffective under the Code (including Sections 9-406, 9-407, 9-408, 9-409 or other applicable provisions of the Code or the uniform commercial code as in effect in any relevant jurisdiction) or any other applicable law (including the Bankruptcy Code) or principles of equity; provided, that (A) immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and such Borrower shall be deemed to have granted a security interest in, all such right, title and interest as if such provision had never been in effect and (B) the foregoing exclusion shall in no way be construed so as to limit, impair or otherwise affect the Agent’s unconditional continuing security interest in and Liens upon any rights or interests of a Borrower in or to monies due or to become due under any such license, contract, agreement, permit, letter of credit right or the documentation governing such asset. Notwithstanding the foregoing, the Collateral shall include all Contracts.
     Collateral Adjustment Percent shall mean, calculated as of the first day of each month, the sum of the Past Due Percent, the Repossession Percent and the Net Charge-Off Percent.
     Collection Account shall have the meaning ascribed to such term in subparagraph 5.2(a) herein.
     Collection Account Agreement shall have the meaning ascribed to such term in subparagraph 5.2(a) herein.
     Commitment shall mean, at any time with respect to a Lender, the principal amount set forth beside such Lender’s name under the heading “Commitment” on the signature pages of this Agreement or any amendment to this Agreement, or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Paragraph 11.2, as such Commitment may be adjusted from time to time in accordance with the provisions of Paragraph 11.2, and “Commitments” means, collectively, the aggregate amount of the commitments of all of the Lenders.
     Consulting Agreements shall mean, collectively, (i) Consulting Agreement dated as of March 21, 2007 between Richard A. Godley, Sr. and Regional, (ii) Consulting Agreement dated as of March 21, 2007 between Brenda F. Kinlaw and Regional and (c) Consulting Agreement dated as of March 21, 2007 between Jerry L. Shirley and Regional, as each may be amended, modified, restated, replaced or supplemented from time to time in accordance with Paragraph 8.14.
     Continuing Shareholder Lender Representative shall have the meaning assigned thereto in the Affiliate Subordinated Loan Agreement, including any successor Continuing Shareholder Lender Representative.
     Contract Debtor shall mean each Person who is obligated to a Borrower to perform any duty under or to make any payment pursuant to the terms of a Contract.
     Contracts shall mean all of each Borrower’s right, title, and interest in and to each presently existing and hereafter arising loan account, account, contract right, Instrument, note, document, chattel paper, general intangible, and all other forms of obligations owing to each Borrower, all rights of each Borrower to receive payment thereof, together with all guarantees or other rights of each Borrower obtained in connection therewith, and any collateral therefor.
     Conversion/Continuation Date shall mean the date on which a Loan is converted into, or continued as, a Base Rate Revolving Loan or a LIBOR Revolving Loan, as the case may be.

     Daily Balances shall mean the amount determined by taking the aggregate amount of all Advances owed at the beginning of a given day, adding any new Advances made or incurred on such date, and subtracting any payments or collections which are deemed to be paid on that date under the provisions of this Agreement.
     Debt shall mean, with respect to any Person, all liabilities, obligations and indebtedness, whether or not contingent, (i) in respect of borrowed money or evidenced by bonds, notes , debentures or similar instruments, (ii) representing the balance deferred and unpaid of the purchase price of any property or services (except any such balance that constitutes an account payable to a trade creditor created, incurred, assumed or guaranteed by such Person in the ordinary course of business of such Person in connection with obtaining goods, material or services that is not overdue by more that ninety (90) days, unless being contested in good faith), (iii) all obligations as lessee under leases which have been, or should be, in accordance with GAAP recorded as capital leases, (iv) all reimbursement and other obligations with respect to letters of credit, bankers’ acceptances and surety bonds, whether or not matured, (v) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, and (vi) all obligations of such Person under any Hedge Agreements.
     Default shall mean an event or condition the occurrence of which would, with a lapse of time or the giving of notice or both, become an Event of Default.
     Default Rate shall mean a fluctuating per annum interest rate at all times equal to the sum of (a) the otherwise applicable Interest Rate plus (b) two percent (2.0%). Each Default Rate shall be adjusted simultaneously with any change in the applicable Interest Rate.
     Defaulting Lender shall have the meaning specified in subparagraph 2.2(g)(ii).
     Distribution shall mean, in respect of any corporation: (a) payment or making of any dividend or other distribution of property in respect to the capital stock of such corporation, other than distributions in capital stock of the same class; or (b) the redemption or other acquisition of any capital stock of such corporation.
     Dollar and $ shall mean dollars in the lawful currency of the United States.
     Eligible Assignee shall mean (a) a commercial bank, commercial finance company or other asset based lender, having total assets in excess of $1,000,000,000; (b) any Lender listed on the signature page of this Agreement; (c) any Affiliate of any Lender; and (d) if an Event of Default exists, any Person reasonably acceptable to the Agent.
     Eligible Contracts shall mean only such Contracts which satisfy all of the following requirements, as determined by Agent in its sole and absolute discretion:
          (a) have been validly assigned to Agent and strictly comply with all of such Borrower’s warranties and representations contained herein and Agent has received a first priority security interest in and lien upon such Contract;
          (b) with respect to which the Contract Debtor is a resident of the continental United States;

          (c) with respect to which the Contract Debtor is not more than 59 days contractually delinquent in making a payment scheduled thereunder;
          (d) neither Borrower nor the Contract Debtor is otherwise in default under the terms of the Contract (e.g., the Property which is the subject to the related Security Documents is not then subject to or in the process of being repossessed);
          (e) are not subject to any defense, counterclaim, offset, discount, or allowance;
          (f) are secured by Property located solely in the continental United States;
          (g) the terms of the Contract and Security Documents and all related documents and instruments comply in all respects with all applicable laws;
          (h) all documents relating to the Contract, including those between any Borrower and the Contract Debtor, have been executed, are satisfactory to Agent, and originals are to be readily available to Agent in the files of Borrowers;
          (i) the Contract Debtor is not an Affiliate or employee of any Borrower;
          (j) the creditworthiness of the Contract Debtor is acceptable to Agent. Without limiting the generality of the foregoing, the Contract Debtor’s creditworthiness and the terms of the Contract shall conform to Borrowers’ credit guidelines;
          (k) the Contract meets all of the criteria set forth in Borrower’s credit guidelines. Borrowers’ credit guidelines shall be written and shall state in detail the credit criteria used by Borrowers in determining the creditworthiness of Contract Debtors and the required structure and collateral for the Contract for both Contracts originated by Borrowers and/or originated by third parties and purchased by Borrowers. The guidelines shall be reasonably satisfactory to Agent. Borrowers shall not change the guidelines without prior notice to and the written consent of Agent;
          (l) the Contract Debtor is not the subject of a bankruptcy or insolvency proceedings;
          (m) the collateral securing the Contract has not been repossessed by, or otherwise delivered to, any Borrower or its agent;
          (n) with respect to a Large Loan Contract, it has not been subject to two (2) or more payment extensions within any twelve month period with respect to a Small Loan Contract it has not been subject to any payment extension;
          (o) all amounts due under a Contract shall be payable in equal monthly payments and shall not include any balloon payment at maturity; and
          (p) such Contract does not represent a type of loan commonly called a “pay day loan” in which any Borrower holds a personal check from the Contract Debtor for payment of such loan.
     Event of Default shall mean any event or condition described in Paragraph 10.1.

     Excess Availability shall mean as of the date of determination the remainder of (a) the lesser of (i) Borrowers’ Availability and (ii) the Total Credit Facility, minus (b) the unpaid amount of Loans then outstanding.
     Excluded Taxes shall mean taxes imposed on or measured by the overall net income or gross receipts of the Agent or a Lender, franchise taxes, or any similar taxes assessed pursuant to the laws of the jurisdiction in which the Agent or such Lender is organized, the jurisdiction in which such Agent’s or Lender’s principal executive office is located or any jurisdiction in which the Agent or such Lender is engaged in a trade or business or any subdivision thereof or therein.
     Existing Loan Agreement shall have the meaning set forth in the Recitals hereto.
     Federal Funds Rate shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Bank of America on such day on such transactions as determined by Agent.
     Federal Reserve Board shall mean the Board of Governors of the Federal Reserve System or any successor thereto.
     Federal Warranty shall mean Federal Warranty Service Corporation, as successor in interest to American Bankers Life Assurance Company of Florida and Voyager Life Insurance Company.
     Fiscal Year shall mean each fiscal year of a Borrower, each such fiscal year ending on December 31.
     Foreign Lender shall mean any Lender that is organized under the laws of a jurisdiction other than that in which the Borrowers are resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
     Funding Date shall mean the date on which a Borrowing occurs.
     GAAP shall mean generally accepted accounting principles in the United States of America consistently applied.
     Governmental Authority shall mean any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

     Gross Contract Payments shall mean, as of the date of determination, with respect to a Contract the outstanding balance thereof including all unearned interest, fees, and charges owing by the Contract Debtor.
     Guarantor shall mean, individually and collectively, any Person guaranteeing the Obligations of Borrowers including, without limitation, FirstRegional Mortgage Corporation and Upstate Motor Company.
     Guaranty shall mean the guaranty of any Person guaranteeing payment and/or performance of the Obligations.
     Hedge Agreement shall mean any and all transactions, agreements or documents now existing or hereafter entered into, which provides for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging any Borrower’s exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.
     Instruments shall have the same meaning as given to that term in the Code, and shall include all negotiable instruments, notes secured by mortgages or trust deeds, and any other writing which evidences a right to the payment of money and is not itself a security agreement or lease, and is of a type which is, in the ordinary course of business, transferred by delivery with any necessary endorsement or assignment.
     Intercreditor Agreement shall mean the Intercreditor and Subordination Agreement dated as of March 21, 2007, among the Affiliate Subordinated Debt Agent, the lenders party to the Affiliated Subordinated Loan Agreement, the Borrowers and the Agent, as the same may be amended, modified, restated, replaced or supplemented from time to time.
     Interest Period shall mean, as to any LIBOR Revolving Loan, the period commencing on the Funding Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as a LIBOR Revolving Loan, and ending on the date one, two, three, four or six months thereafter as selected by the Borrower in its Notice of Borrowing or Notice of Conversion/Continuation; provided that:
          (a) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;
          (b) any Interest Period pertaining to a LIBOR Revolving Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
          (c) no Interest Period for any LIBOR Revolving Loan shall extend beyond the Maturity Date.
     Interest Rate shall mean each or any of the interest rates, including the Default Rate, set forth in Paragraph 2.5.

     IRS Code shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statute, and regulations promulgated thereunder.
     Large Loan Contract shall mean a Contract which is not a Small Loan Contract.
     Lender and Lenders shall have the meanings specified in the introductory paragraph hereof and shall include the Agent to the extent of any Agent Advance outstanding and Bank of America to the extent of any Non-Ratable Loan outstanding; provided that no such Agent Advance or Non-Ratable Loan shall be taken into account in determining any Lender’s Pro Rata Share.
     Lending Office shall mean the office or offices of any Lender specified as its “Lending Office” or “Domestic Lending Office” or “LIBOR Lending Office” or such other office or offices as any Lender may from time to time notify Borrowers.
     Letter of Credit Fee shall have the meaning specified in Paragraph 2.19.
     Letter of Credit Issuer shall mean Bank of America and any Affiliate of Bank of America that issues any Letter of Credit pursuant to this Agreement.
     Letters of Credit shall have the meaning specified in subparagraph 2.18(a).
     LIBOR Rate shall mean, for any Interest Period, with respect to LIBOR Revolving Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the next 1/16th of 1.0%) determined by Agent as follows:

LIBOR Rate	=	LIBOR
1.00 - Eurodollar Reserve Percentage
     Where,
     “Eurodollar Reserve Percentage” shall mean for any day for any Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1.0%) in effect on such day (whether or not applicable to any Lender) under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”); and
     “LIBOR” shall mean the rate of interest per annum (rounded upward to the next 1/16 of 1%) at which dollar deposits in the approximate amount of the Loan to be made or continued as, or converted into, a LIBOR Revolving Loan and having a maturity comparable to such Interest Period would be offered to major banks in the London interbank market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.
     LIBOR Revolving Loan shall mean a Revolving Loan during any period in which it bears interest at the LIBOR Rate.
     Lien shall mean any mortgage, lien, pledge, charge, conditional sale or other title retention agreement, security interest, attachment, levy or other encumbrance of any kind, in any case whether consensual or non-consensual. Such term shall include the filing of any UCC financing statements naming any Borrower as “debtor” if such filing is made by, or is authorized or permitted by, such Borrower.
     Loan shall mean all indebtedness owed by Borrowers to Agent and Lenders arising under this Agreement, the Notes and the Letters of Credit.
     Loan Account shall have the meaning specified in subparagraph 13.17(g).
     Loan Documents shall mean this Agreement, the Notes, the Letters of Credit and the applications therefor, the Guaranties and all other agreements, instruments, and documents heretofore, now or hereafter evidencing, securing, guaranteeing or otherwise relating to the Obligations, the Collateral, the security interest in the Collateral, or any other aspect of the transactions contemplated by this Agreement.
     Loss Reserve Percent shall mean the percent, calculated as of the first day of each month, equal to (a) the aggregate amount of all Net Charge Offs during each of the twelve (12) months immediately preceding the date of calculation, divided by (b) the amount of the Net Balance owing under all Contracts outstanding as of the last day of each of the previous twelve (12) months divided by twelve (12). For example, if the Borrowers charged off $10,000 each month for twelve (12) months and if the aggregate Net Balance outstanding at the end of the previous twelve (12) months was $2,000,000 for eight (8) months and $2,500,000 for four (4) months, the Loss Reserve Percent would be 5.54% ($120,000/$2,166,667 (being $26,000,000 divided by 12).
     Majority Lenders shall mean at any date of determination (a) Lenders whose Pro Rata Shares aggregate more than sixty-six and two-thirds percent (66-2/3%) as such percentage is determined under the definition of Pro Rata Share set forth herein; or (b) in the event there are only two (2) Lenders under this Agreement, both Lenders; or (c) to the extent Bank of America’s Pro Rata share exceeds fifty-one percent (51%), the Lenders other than Bank of America acting unanimously shall constitute the Majority Lenders for purposes of Paragraph 12.5.
     Management Agreement shall mean the Parallel Financial Advisory Services/Transaction Fee Letter dated as of March 21, 2007, among Parallel, Palladium Capital and Regional, as may be amended from time to time in accordance with Paragraph 8.14.
     Management Incentive Plan shall mean the Management Incentive Plan of Regional, dated as of March 21, 2007, as the same may be amended, modified, restated, replaced or supplemented from time to time in accordance with Paragraph 8.14.
     Maturity Date shall have the meaning specified in Paragraph 3.1.
     Mortgage Loan shall mean a Large Loan Contract which is secured by real property.
     Net Balance shall mean, as of the date of determination, the Gross Contract Payments of Contract less all unearned interest, fees, and charges owing by the Contract Debtor.
     Net Charge-Offs shall mean the aggregate amount of all unpaid payments due under Contracts which have been charged off by the Borrowers during such period, as reduced by the amount of all cash recoveries with respect to Contracts which had been charged off during previous periods or during such period.

     Net Charge-Off Percent shall mean the annualized percent, calculated as of the first day of each month, equal to (a) the aggregate amount of all Net Charge-Offs during each of the six (6) months immediately preceding the date of calculation, multiplied by two, divided by (b) the aggregate amount of the Net Balances owing under all Contracts outstanding as of the last day of each of the previous six (6) months divided by six. For example, if the Borrowers charged off $10,000 each month for six (6) months and if the aggregate Net Balances outstanding at the end of the previous six (6) months was $1,000,000 for four (4) months and $1,200,000 for two (2) months, the Net Charge-Off Percent would be eleven and two-tenths percent (11.2%) ($120,000 (being $60,000 multiplied by 2)/$1,066,667).
     Net Income shall mean, with respect to any fiscal period of Borrowers, Borrowers’ and their Subsidiaries’ consolidated net income (excluding any net income of Subsidiaries that are not Guarantors), as determined in accordance with GAAP and reported on the financial statements for such period, but excluding any and all of the following included in such determination of net income (without duplication): (a) gain or loss arising from the sale of capital assets, such as property, plant and equipment; (b) gain or loss arising from any write-up or write-down in the book value of any asset in the ordinary course of business (excluding Contracts); (c) earnings or losses of any corporation acquired by any Borrower in any manner, to the extent realized by such other corporation prior to the date of acquisition; (d) earnings of any business entity in which any Borrower has an ownership interest or of any Subsidiary that is not also a Guarantor unless (and only to the extent) such earnings shall actually have been received by any Borrower in the form of cash distributions; (e) earnings or losses of any Person to which assets of any Borrower shall have been sold, transferred, or disposed of, or into which any Borrower shall have been merged or which has been a party with Borrower to any consolidation or other form of reorganization, prior to the date of such transaction; (f) gain or loss arising from the acquisition of any debt or equity security of any Borrower or from cancellation or forgiveness of debt; (g) gain or loss arising from extraordinary items, as determined in accordance with GAAP, or from any other one-time or nonrecurring transaction; (h) non-cash gain or loss; (i) any actual taxes paid by or on behalf of any Borrower or its Subsidiaries; (j) any net income or gain or loss (without duplication) (i) from the disposition of any discontinued operations, including but not limited to Upstate Motor Company and Regional Check Advance, a division of RFCSC and (ii) from the discontinued operations of Upstate Motor Company and Regional Check Advance incurred prior to the earlier of July 21, 2007 or the date such discontinued operations are sold; (k) restructuring charges approved by Agent in its reasonable discretion; (l) amortization of intangibles, including but not limited to financing costs, goodwill and the effects of purchase accounting; and (m) all accrued but unpaid management fees, costs and expenses payable to Parallel and Palladium Capital.
     Non-Ratable Loans shall have the meaning specified in subparagraph 2.2(h).
     Notes shall mean, collectively, the Third Amended and Restated Secured Promissory Notes executed and delivered by Borrower to Lenders pursuant to the terms of this Agreement.
     Notice of Borrowing shall have the meaning specified in subparagraph 2.2(b)(1).
     Notice of Conversion/Continuation shall have the meaning specified in subparagraph 2.6(b).
     Obligations shall mean all present and future loans, advances, liabilities, obligations, covenants, duties, and debts owing by Borrowers to Agent and/or any Lender arising under or pursuant to this Agreement or any of the other Loan Documents, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including all principal, interest, charges, expenses, fees, attorneys’ fees, filing fees and any other sums chargeable to Borrowers hereunder or under any of the other Loan Documents. “Obligations” includes, without limitation, (a) all debts, liabilities, and obligations now or hereafter arising from or in connection with the Letters of Credit and (b) all Bank Product Obligations.
     Other Taxes shall mean any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (but excluding any tax, charge or levy that constitutes Excluded Taxes) which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.
     Palladium shall mean Palladium Equity Partners III, L.P., a Delaware limited partnership, and any Affiliates or Related Funds thereof.
     Palladium Capital shall mean Palladium Capital Management III, L.L.C., a Delaware limited liability company and any Affiliates or Related Funds thereof.
     Parallel shall mean Parallel Investment Partners, LP, a Delaware limited partnership, and any Affiliates or Related Funds thereof.
     Participant shall mean any Person who shall have been granted the right by any Lender to participate in the financing provided by such Lender under this Agreement, and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.
     Past Due Percent shall mean the percent, calculated as of the first day of each month, equal to (a) the aggregate amount of Gross Contract Payments owing under all Contracts (excluding Contracts charged-off), as to which any portion of an installment due thereunder is sixty (60) days or more past due as determined on a contractual basis as of the last day of each of the three (3) months immediately preceding the date of calculation, divided by (b) the aggregate amount of Gross Contract Payments owing under all Contracts (excluding Contracts charged-off) as of the last day of each of the three (3) months immediately preceding the date of calculation. For example, if, as of the last day of the previous three months the Gross Contract Payments were $1,000,000, $1,250,000 and $1,500,000 and on the same date the amount of Gross Contract Payments that were more than sixty (60) days past due was $100,000, $150,000 and $150,000, the Past Due Percent would be ten and two-thirds percent (10-2/3%) ($400,000/$3,750,000).
     Patriot Act shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001), as amended and in effect from time to time.
     Pending Revolving Loans shall mean, at any time, the aggregate principal amount of all Revolving Loans requested in any Notice(s) of Borrowing received by Agent which have not yet been advanced.
     Permitted Debt shall have the meaning ascribed to such term in Paragraph 8.6 hereof.

     Permitted Liens shall mean the following Liens (a) Liens, whether presently existing or created hereafter, pursuant to the Loan Documents or Liens in favor of Agent; (b) Liens for taxes or assessments or other governmental charges or levies not yet due and payable or which are being contested in accordance with Paragraph 8.1, (c) workers’, mechanics’, suppliers’, carriers’, warehousemen’s or other similar Liens (i) arising in the ordinary course of business or (ii) securing obligations being contested in accordance with Paragraph 8.1, (d) Liens arising in respect of leases and subleases, (e) landlord’s liens arising by operation of law, (f) purchase money Liens on assets acquired by any Borrower or any of its Subsidiaries in the ordinary course of its business to secure the purchase price of such asset or Debt incurred solely for the purpose of financing the acquisition of such asset, (g) deposits and pledges of cash securing (i) obligations incurred in respect of workers’ compensation, unemployment insurance, social security or other forms of governmental insurance or benefits, (ii) the performance of bids, tenders, leases, contracts (other than for the repayment of borrowed money) and statutory obligations or (iii) obligations on surety, appeal or performance bonds, (h) easements, zoning restrictions, licenses, covenants and similar encumbrances on real property and minor irregularities in the title thereto that do not (i) secure obligations for the payment of money or (ii) materially impair the value of such property or its use in the normal conduct of business, (i) liens in favor of collecting banks arising from the endorsement of negotiable instruments for deposit or collection in the ordinary course of business, (j) the title of a lessor or sublessor to lease property under any lease, (k) Liens with respect to capitalized lease obligations, (l) Liens described on Schedule 7.9 and (m) Liens in favor of Federal Warranty securing Subordinated Debt pursuant to a security agreement containing substantially the same terms and conditions set forth in the security agreement between Voyager Life Insurance Company (a predecessor in interest to Federal Warranty) and Regional, dated November 22, 1999 and amended on September 1, 2002 or such other security agreement reasonably satisfactory to the Required Lenders.
     Permitted Refinancings shall mean, with respect to any Debt, any refinancing thereof; provided, however, that (i) no Event of Default shall have occurred and be continuing or would arise therefrom, (ii) any such refinancing Debt shall (a) not be on financial and other terms that are materially more onerous in the aggregate than the Debt being refinanced and shall not have defaults, rights or remedies materially more burdensome in the aggregate to the obligor than the Debt being refinanced, (b) not have a stated maturity or Weighted Average Life to Maturity that is shorter than the Debt being refinanced, (c) be at least as subordinate to the Obligations as the Debt being refinanced (and unsecured if the refinanced Debt is unsecured), and (d) be in a principal amount that does not exceed the principal amount so refinanced, plus all accrued and unpaid interest thereon, plus the stated amount of any premium and other payments required to be paid in connection with such refinancing pursuant to the terms of the Debt being refinanced, plus the amount of reasonable expenses of Borrowers or any of its Subsidiaries incurred in connection with such refinancing, and (iii) the sole obligors and/or guarantors on such Debt shall not include any Person other than the obligors and/or guarantors on such Debt being refinanced.
     Person shall mean any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, or any other entity.
     Pro Rata Share shall mean, with respect to a Lender, a fraction (expressed as a percentage), the numerator of which is the amount of such Lender’s Commitment and the denominator of which is the sum of the amounts of all of the Lenders’ Commitments, or if no

Commitments are outstanding or the Commitments have expired, a fraction (expressed as a percentage), the numerator of which is the amount of Obligations owed to such Lender and the denominator of which is the aggregate amount of the Obligations owed to the Lenders, in each case giving effect to a Lender’s participation in Non-Ratable Loans and Agent Advances.
     Property shall mean the personal and any real property described in the Security Documents which secure the obligations of a Contract Debtor under a Contract.
     Regional Holdings shall mean Regional Holdings LLC, a Delaware limited liability company.
     Regional Investment shall mean Regional Investment LLC, a Delaware limited liability corporation.
     Regional Mezzanine shall mean Regional Mezzanine Finance LLC, a Delaware limited liability company.
     Related Fund shall mean with respect to any Person, an Affiliate of such Person, or a fund or account managed by such Person or an Affiliate of such Person.
     Repossession Percent shall mean the percent, calculated as of the first day of each month, equal to (a) the repossession value of all property which the Borrowers have repossessed and which, as of the last day of the month immediately preceding the date of calculation, was reflected as an asset on the Borrowers’ books divided by (b) the Net Balance owing under all Contracts (excluding Contracts charged-off) outstanding as of the last day of that month. For example, if ten (10) properties having a total repossession value of $50,000 had at any time been repossessed by Borrowers and were reflected as assets on the books of Borrowers at the end of the month and the Net Balance was $2,000,000 at the end of such month, the Repossession Percent would be two and one-half percent (2-1/2%) ($50,000/$2,000,000).
     Required Lenders shall mean at any time (a) Lenders whose Pro Rata Shares aggregate more than fifty-one percent (51%) as such percentage is determined under the definition of Pro Rata Share set forth herein; or (b) in the event there are only two (2) Lenders under this Agreement, either Lender; or (c) in the event Bank of America’s Pro Rata Share exceeds fifty-one percent (51%), any two Lenders.
     Requirement of Law shall mean, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.
     Revolving Loans shall have the meaning specified in Paragraph 2.2 and includes each Agent Advance and Non-Ratable Loan.
     RMC Reinsurance shall mean RMC Reinsurance, Ltd., a Turks and Caicos Islands company.
     RMC Reinsurance Excess Cash shall mean, as of any date of determination, the aggregate amount of cash and cash equivalents of RMC Reinsurance as of such date in excess of statutory reserves required to be maintained by RMC Reinsurance as of such date.

     Security Documents shall mean all security agreements, chattel mortgages, deeds of trust, mortgages, or other security instruments or agreements of every type and nature securing the obligations of a Contract Debtor under a Contract.
     Settlement and Settlement Date shall have the meanings specified in subparagraph 2.2(j)(i).
     Small Loan Contract shall mean a Contract which has an original amount financed of $1,800 or less.
     South Carolina Notes shall mean those certain subordinated notes issued from time to time by Regional or its applicable Subsidiaries and registered under the South Carolina Uniform Securities Act, South Carolina Code Section 35-1-101, et seq., as in effect from time to time.
     Stock Purchase shall mean a transaction among Regional, Regional Holdings and the shareholders of Regional, whether by stock purchase, redemption or merger (or any combination thereof), as a result of which Regional Holdings will own at least seventy percent (70%) of the issued and outstanding shares of common stock of Regional pursuant to the Stock Purchase Agreement.
     Stock Purchase Agreement shall mean the Amended and Restated Stock Purchase Agreement dated as of March 21, 2007, among Regional Holdings, Regional and the shareholders of Regional as of such date, as the same may have been amended and modified as of the date of this Agreement.
     Subordinated Debt shall mean all Debt of Borrowers (other than the Affiliate Subordinated Debt), including, but not limited to, Debt of Borrowers owed or owing to Federal Warranty incurred both prior to and after the Closing Date, which at all times during the term of this Agreement is (a) subordinated to Borrowers’ Obligations hereunder pursuant to a written subordination agreement or in subordination provisions in the documents governing such Debt, the terms of which are satisfactory to Required Lenders in their reasonable discretion as of the date of such subordination agreement or as of the date such documents governing such Debt are entered into; or (b) subordinated, in a manner reasonably satisfactory to Required Lenders as of the date such Debt is incurred, to Borrowers’ Obligations hereunder; provided that, with respect to any Debt of Borrowers owing to Federal Warranty after the Closing Date, a written subordination agreement containing the same terms (except that the principal amount of the Debt to Federal Warranty may be increased to $2,750,000.00) and conditions set forth in the Subordination Agreement dated as of March 10, 2000 among Agent, certain of the Borrowers party thereto and Federal Warranty, shall be satisfactory to Required Lenders.
     Subsidiary shall mean, with respect to any Person, any corporation or other entity of which such Person owns, directly or indirectly, more than 50% of the capital stock of such corporation or equity interests in such other entity having by the terms thereof ordinary voting power to elect a majority of the board of directors, board of managers or similar body of such corporation or entity.
     Supporting Letter of Credit shall have the meaning specified in subparagraph 2.18(i).
     Taxes shall mean any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by the Agent’s or each Lender’s net income by the jurisdiction (or any political subdivision thereof) under the laws of which the Agent or such Lender, as the case may be, is organized or maintains a Lending Office.
     Total Credit Facility shall mean $130,000,000.
     Unused Letter of Credit Subfacility shall mean an amount equal to $500,000 minus the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit plus (b) the aggregate unpaid reimbursement obligations with respect to all Letters of Credit.
     Unused Line Fee shall have the meaning specified in Paragraph 2.8.
     Weighted Average Life to Maturity shall mean, when applied to any Debt at any date, the number of years obtained by dividing (a) then outstanding principal amount of such Debt into (b) the sum of the total of the product obtained by multiplying (i) the amount of each scheduled installment, sinking fund, serial maturity or other required payment of principal including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.
     1.2 Interpretive Provisions.
          (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.
          (b) The words “hereof,” “herein,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and Subparagraph, Paragraph, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.
          (c) (i) The term “documents” includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.
               (ii) The term “including” is not limiting and means “including without limitation.”
               (iii) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.”
          (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.
          (e) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations,

tests and measurements are cumulative and shall each be performed in accordance with their terms.
          (f) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Borrowers and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lenders or the Agent merely because of the Agent’s or the Lenders’ involvement in their preparation.
SECTION TWO — LOANS AND LETTERS OF CREDIT AND TERMS OF PAYMENT
     2.1 Total Facility. Subject to all of the terms and conditions of this Agreement, Lenders severally agree to make available a total credit facility of up to the Total Credit Facility for Borrowers’ use from time to time during the term of this Agreement. The Total Credit Facility shall be composed of a revolving line of credit consisting of Revolving Loans and Letters of Credit up to the Availability, as described in Paragraph 2.2.
     2.2 Revolving Loans.
          (a) Amounts. Subject to the satisfaction of the conditions precedent set forth in Section Six and so long as no Default or Event of Default then exists, each Lender severally, but not jointly, agrees, upon Borrowers’ request from time to time on any Business Day during the period from the date hereof to the Maturity Date, to make revolving loans (the “Revolving Loans”) to Borrowers, in amounts not to exceed (except for Bank of America with respect to Non-Ratable Loans and except for the Agent with respect to Agent Advances) such Lender’s Pro Rata Share of the Borrowers’ Availability. The Lenders, however, in their unanimous discretion, may elect to make Revolving Loans in excess of the Availability on one or more occasions, but if they do so, neither the Agent nor the Lenders shall be deemed thereby to have changed the limits of the Total Credit Facility or the Availability or to be obligated to exceed such limits on any other occasion. If the sum of outstanding Revolving Loans and the aggregate amount of Pending Revolving Loans, together with all outstanding indebtedness owing by Borrowers under all outstanding Letters of Credit, exceeds the Availability, Lenders may refuse to make or otherwise restrict the making of Revolving Loans as Lenders determine until such excess has been eliminated, subject to the Agent’s authority, in its sole discretion, to make Agent Advances pursuant to the terms of subparagraph 2.2(i).
          (b) Procedure for Borrowing.
               (i) Each Borrowing shall be made upon any Borrower’s irrevocable written notice delivered to Agent in the form of a Notice of Borrowing in the form attached hereto as Exhibit “A”, which notice must be received by Agent prior to 11:00 a.m. (New York, New York time) (i) three Business Days prior to the requested Funding Date, in the case of LIBOR Revolving Loans and (ii) no later than 11:00 a.m. (New York, New York time) on the requested Funding Date, in the case of Base Rate Revolving Loans, specifying:
                    (A) the amount of the Borrowing (which, in the case of a Borrowing of LIBOR Revolving Loans, shall be in an amount not less than $5,000,000 or in an amount that is in an integral multiple of $1,000,000 in excess thereof);
                    (B) the requested Funding Date, which shall be a Business Day;

                    (C) whether the Revolving Loans requested are to be Base Rate Revolving Loans or LIBOR Revolving Loans (and if not specified, it shall be deemed a request for Base Rate Revolving Loans); and
                    (D) the duration of the Interest Period if the requested Revolving Loans are to be LIBOR Revolving Loans. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of LIBOR Revolving Loans, such Interest Period shall be three months.
               (ii) After giving effect to any Borrowing, there may not be more than five (5) different Interest Periods in effect.
               (iii) With respect to any request for Base Rate Revolving Loans, in lieu of delivering the above-described Notice of Borrowing, a Borrower may give Agent telephonic notice of such request by the required time, with such telephonic notice to be confirmed in writing within 24 hours of the giving of such notice but Agent shall be entitled to rely on the telephonic notice in making such Revolving Loans, regardless of whether any such confirmation is received by Agent.
               (iv) No Borrower shall have the right to request a LIBOR Revolving Loan while an Event of Default has occurred and is continuing.
          (c) Reliance upon Authority. Prior to any change with respect to any of the information contained in the following clauses (i) and (ii), Borrowers shall deliver to Agent a writing setting forth (i) the account of Borrowers to which Agent is authorized to transfer the proceeds of the Revolving Loans requested pursuant to this Paragraph 2.2, and (ii) the names of the persons authorized to request Revolving Loans on behalf of Borrowers, and shall provide Agent with a specimen signature of each such person. Agent shall be entitled to rely conclusively on such person’s authority to request Revolving Loans on behalf of Borrowers, the proceeds of which are to be transferred to any of the accounts specified by Borrowers pursuant to the immediately preceding sentence, until Agent receives written notice to the contrary. Agent shall have no duty to verify the identity of any individual representing himself as one of the persons authorized by Borrowers to make such requests on its behalf. Each Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by such authorized Person shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.
          (d) No Liability. Agent shall not incur any liability to Borrowers as a result of acting upon any notice referred to in subparagraphs 2.2(b) and (c), which notice Agent believes in good faith to have been given by any person duly authorized by Borrowers to request Revolving Loans on its behalf or for otherwise acting in good faith under this Paragraph 2.2, and the crediting of Revolving Loans to Borrowers’ deposit accounts, or transmittal to such Person as Borrowers shall direct, shall conclusively establish the obligation of Borrowers to repay such Revolving Loans as provided herein.
          (e) Notice Irrevocable. Any Notice of Borrowing (or telephonic notice in lieu thereof) made pursuant to subparagraph 2.2(b) shall be irrevocable and Borrowers shall be bound to borrow the funds requested therein in accordance therewith.

          (f) Agent’s Election. Promptly after receipt of a Notice of Borrowing (or telephonic notice in lieu thereof) pursuant to subparagraph 2.2(b), Agent shall elect, in its discretion, (i) to have the terms of subparagraph 2.2(g) apply to such requested Borrowing, or (ii) to request Bank of America to make a Non-Ratable Loan pursuant to the terms of subparagraph 2.2(h) in the amount of the requested Borrowing; provided, however, that if Bank of America declines in its sole discretion to make a Non-Ratable Loan pursuant to subparagraph 2.2(h), Agent shall elect to have the terms of subparagraph 2.2(g) apply to such requested Borrowing.
          (g) Making of Revolving Loans.
               (i) In the event that Agent shall elect to have the terms of this subparagraph 2.2(g) apply to a requested Borrowing as described in subparagraph 2.2(f), or in the case of any request by a Borrower for a Borrowing of LIBOR Revolving Loans, then promptly after receipt of a Notice of Borrowing or telephonic notice pursuant to subparagraph 2.2(b), Agent shall notify Lenders by telecopy, telephone or other similar form of transmission, of the requested Borrowing. Each Lender shall make the amount of such Lender’s Pro Rata Share of the requested Borrowing available to Agent in immediately available funds, to such account of Agent as Agent may designate, not later than 1:00 p.m. (New York, New York time) on the Funding Date applicable thereto. After Agent’s receipt of the proceeds of such Revolving Loans, Agent shall make the proceeds of such Revolving Loans available to Borrowers on the applicable Funding Date by transferring same day funds equal to the proceeds of such Revolving Loans received by Agent to the account of Borrowers, designated in writing by Borrowers and acceptable to Agent; provided, however, that the amount of Revolving Loans so made on any date shall in no event exceed the Excess Availability on such date.
               (ii) Unless Agent receives notice from a Lender at least one Business Day prior to the date of any Borrowing that such Lender will not make available as and when required hereunder to Agent for the account of Borrowers the amount of that Lender’s Pro Rata Share of the Borrowing, Agent may assume that each Lender has made such amount available to Agent in immediately available funds on the Funding Date and Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrowers on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to Agent in immediately available funds and Agent in such circumstances has made available to Borrowers such amount, that Lender shall on the Business Day following such Funding Date make such amount available to Agent, together with interest at the Federal Funds Rate for each day during such period. A notice by Agent submitted to any Lender with respect to amounts owing under this subparagraph shall be conclusive, absent manifest error. If such amount is so made available, such payment to Agent shall constitute such Lender’s Revolving Loan for all purposes of this Agreement. If such amount is not made available to Agent on the Business Day following the Funding Date, Agent will notify Borrowers of such failure to fund and, upon demand by Agent, Borrowers shall pay such amount to Agent for Agent’s account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the Interest Rate applicable at the time to the Revolving Loans comprising such Borrowing. The failure of any Lender to make any Revolving Loan on any Funding Date (any such Lender, prior to the cure of such failure, being hereinafter referred to as a “Defaulting Lender”) shall not relieve any other Lender of any obligation hereunder to make a Revolving Loan on such Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the Revolving Loan to be made by such other Lender on any Funding Date.

               (iii) Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Borrowers to Agent for the Defaulting Lender’s benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by Agent. Agent may hold and, in its discretion, re-lend to Borrowers the amount of all such payments received or retained by it for the account of such Defaulting Lender. Any amounts so re-lent to Borrowers shall bear interest at the rate applicable to Base Rate Revolving Loans and for all other purposes of this Agreement shall be treated as if they were Revolving Loans, provided, however, that for purposes of voting or consenting to matters with respect to the Loan Documents and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a “Lender”. Until a Defaulting Lender cures its failure to fund its Pro Rata Share of any Borrowing (A) such Defaulting Lender shall not be entitled to any portion of the Unused Line Fee or the Letter of Credit Fee, and (B) the Unused Line Fee and Letter of Credit Fee shall accrue in favor of the Lenders which have funded their respective Pro Rata Shares of such requested Borrowing and shall be allocated among such performing Lenders ratably based upon their relative Commitments. This Paragraph shall remain effective with respect to such Lender until such time as the Defaulting Lender shall no longer be in default of any of its obligations under this Agreement. The terms of this Paragraph shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by Borrowers of their duties and obligations hereunder.
          (h) Making of Non-Ratable Loans.
               (i) In the event Agent shall elect, with the consent of Bank of America, to have the terms of this subparagraph 2.2(h) apply to a requested Borrowing as described in subparagraph 2.2(f), Bank of America shall make a Revolving Loan in the amount of such Borrowing (any such Revolving Loan made solely by Bank of America pursuant to this subparagraph 2.2(h) being referred to as a “Non-Ratable Loan” and such Revolving Loans being referred to collectively as “Non-Ratable Loans”) available to Borrowers on the Funding Date applicable thereto by transferring same day funds to an account of Borrowers, designated in writing by Borrowers and acceptable to Agent. Each Non-Ratable Loan shall be subject to all the terms and conditions applicable to other Revolving Loans except that all payments thereon shall be payable to Bank of America solely for its own account (and for the account of the holder of any participation interest with respect to such Revolving Loan). Agent shall not request Bank of America to make any Non-Ratable Loan if (A) Agent shall have received written notice from any Lender that one or more of the applicable conditions precedent set forth in Section Six will not be satisfied on the requested Funding Date for the applicable Borrowing, or (B) the requested Borrowing would exceed the Excess Availability on such Funding Date. Agent shall not otherwise be required to determine whether the applicable conditions precedent set forth in Section Six have been satisfied or the requested Borrowing would exceed the Excess Availability on the Funding Date applicable thereto prior to making, in its sole discretion, any Non-Ratable Loan.
               (ii) The Non-Ratable Loans shall be secured by the Agent’s Liens in and to the Collateral, shall constitute Revolving Loans and Obligations hereunder, and shall bear interest at the rate applicable to the Base Rate Revolving Loans from time to time.
          (i) Agent Advances.
               (i) Subject to the limitations set forth in the provisos contained in this subparagraph 2.2(i)(i), Agent is hereby authorized by Borrowers and Lenders, from time to time in Agent’s sole discretion, (A) after the occurrence of a Default or an Event of Default, or (B) at any time that any of the other applicable conditions precedent set forth in Section Six have not been satisfied, to make Base Rate Revolving Loans to Borrowers on behalf of Lenders which Agent, in its reasonable business judgment, deems necessary or desirable (1) to preserve or protect the Collateral, or any portion thereof, (2) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (3) to pay any other amount chargeable to Borrowers pursuant to the terms of this Agreement, including costs, fees and expenses as described in Paragraph 13.1 (any of the advances described in this subparagraph 2.2(i)(i) being hereinafter referred to as “Agent Advances”); provided, however, that Required Lenders may at any time revoke Agent’s authorization contained in this subparagraph 2.2(i) to make Agent Advances, any such revocation to be in writing and to become effective prospectively upon Agent’s receipt thereof; provided further, however, that (a) if the Pro Rata Share of the Required Lenders revoking such authorization does not exceed fifty-one percent (51%), such revocation shall become effective 120 days after Agent’s receipt thereof, or (b) if the Default or Event of Default would require consent of all Lenders to waive or amend, such authorization may be revoked by any Lender effective 120 days after Agent’s receipt thereof; and provided further, however, that no such Agent Advance shall cause the Loan (including such Agent Advance) to exceed the Total Credit Facility.
               (ii) The Agent Advances shall be repayable on demand and secured by the Agent’s Liens in and to the Collateral, shall constitute Revolving Loans and Obligations hereunder, and shall bear interest at the rate applicable to Base Rate Revolving Loans from time to time. Agent shall notify each Lender in writing of each such Agent Advance.
          (j) Settlement. It is agreed that each Lender’s funded portion of the Revolving Loans is intended by Lenders to be equal at all times to such Lender’s Pro Rata Share of the outstanding Revolving Loans. Notwithstanding such agreement, Agent, Bank of America and the other Lenders agree (which agreement shall not be for the benefit of or enforceable by Borrowers) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Revolving Loans, the Non-Ratable Loans and the Agent Advances shall take place on a periodic basis in accordance with the following provisions:
               (i) Agent shall request settlement (“Settlement”) with Lenders on at least a weekly basis, or on a more frequent basis if so determined by Agent, (A) on behalf of Bank of America, with respect to each outstanding Non-Ratable Loan, (B) for itself, with respect to each Agent Advance, and (C) with respect to collections received, in each case, by notifying Lenders of such requested Settlement by telecopy, telephone or other similar form of transmission, of such requested Settlement, no later than 12:00 p.m., noon (New York, New York time) on the date of such requested Settlement (the “Settlement Date”). Each Lender (other than Bank of America in the case of Non-Ratable Loans, and Agent in the case of Agent Advances) shall make the amount of such Lender’s Pro Rata Share of the outstanding principal amount of the Non-Ratable Loans and Agent Advances with respect to which Settlement is requested available to Agent, to such account of Agent as Agent may designate, not later than 3:00 p.m. (New York, New York time), on the Settlement Date applicable thereto, which may occur before or after the occurrence or during the continuation of a Default or an Event of Default and whether or not the applicable conditions precedent set forth in Section Six have then been satisfied. Such amounts made available to Agent shall be applied against the amounts of the applicable Non-Ratable Loan or Agent Advance and, together with the portion of such Non-Ratable Loan or Agent Advance representing Bank of America’s Pro Rata Share thereof, shall constitute Revolving Loans of such Lenders. If any such amount is not made available to Agent by any Lender on the Settlement Date applicable thereto, Agent shall (A) on behalf of Bank of America, with respect to each outstanding Non-Ratable Loan, and (B) for itself, with respect to each Agent Advance, be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after the Settlement Date and thereafter at the Interest Rate then applicable to the Revolving Loans.
               (ii) Notwithstanding the foregoing, not more than one (1) Business Day after demand is made by Agent (whether before or after the occurrence of a Default or an Event of Default and regardless of whether Agent has requested a Settlement with respect to a Non-Ratable Loan or Agent Advance), each other Lender (A) shall irrevocably and unconditionally purchase and receive from Bank of America or the Agent, as applicable, without recourse or warranty, an undivided interest and participation in such Non-Ratable Loan or Agent Advance equal to such Lender’s Pro Rata Share of such Non-Ratable Loan or Agent Advance and (B) if Settlement has not previously occurred with respect to such Non-Ratable Loans or Agent Advances, upon demand by Bank of America or Agent, as applicable, shall pay to Bank of America or Agent, as applicable, as the purchase price of such participation an amount equal to one hundred percent (100%) of such Lender’s Pro Rata Share of such Non-Ratable Loans or Agent Advances. If such amount is not in fact made available to Agent by any Lender, Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after such demand and thereafter at the Interest Rate then applicable to Base Rate Revolving Loans.
               (iii) From and after the date, if any, on which any Lender purchases an undivided interest and participation in any Non-Ratable Loan or Agent Advance pursuant to clause (ii) preceding, Agent shall promptly distribute to such Lender, such Lender’s Pro Rata Share of all payments of principal and interest and all proceeds of Collateral received by the Agent in respect of such Non-Ratable Loan or Agent Advance.
               (iv) Between Settlement Dates, Agent, to the extent no Agent Advances are outstanding, may pay over to Bank of America any payments received by Agent, which in accordance with the terms of this Agreement would be applied to the reduction of the Base Rate Revolving Loans, for application to Bank of America’s Base Rate Revolving Loans including Non-Ratable Loans. If, as of any Settlement Date, collections received since the then immediately preceding Settlement Date have been applied to Bank of America’s Revolving Loans (other than to Non-Ratable Loans or Agent Advances in which such Lender has not yet funded its purchase of a participation pursuant to subparagraph 2.2(j)(ii) above), as provided for in the previous sentence, Bank of America shall pay to Agent for the accounts of the Lenders, to be applied to the outstanding Revolving Loans of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Revolving Loans. During the period between Settlement Dates, Bank of America with respect to Non-Ratable Loans, Agent with respect to Agent Advances, and each Lender with respect to the Revolving Loans other than Non-Ratable Loans and Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the actual average daily amount of funds employed by Bank of America, Agent and the other Lenders.
          (k) Notation. Agent shall record on its books the principal amount of the Revolving Loans owing to each Lender, including the Non-Ratable Loans owing to Bank of America, and the Agent Advances owing to Agent, from time to time. In addition, each Lender is authorized, at such Lender’s option, to note the date and amount of each payment or prepayment of principal of such Lender’s Revolving Loans in its books and records, including computer records, such books and records constituting presumptive evidence, absent manifest error, of the accuracy of the information contained therein.
          (l) Lenders’ Failure to Perform. All Revolving Loans (other than Non-Ratable Loans and Agent Advances) shall be made by Lenders simultaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Revolving Loans hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Revolving Loans hereunder, (ii) no failure by any Lender to perform its obligation to make any Revolving Loans hereunder shall excuse any other Lender from its obligation to make any Revolving Loans hereunder, and (iii) the obligations of each Lender hereunder shall be several, not joint and several.
          (m) Loans under Existing Loan Agreement. The Borrowers acknowledge and agree that as of the Closing Date (i) the outstanding principal amount of Revolving Loans under the Existing Loan Agreement equals $100,384,333.55 and that such Revolving Loans are continued as Revolving Loans hereunder, and (ii) there are no Letters of Credit outstanding under the Existing Loan Agreement. All Commitments (as defined in the Existing Loan Agreement) under the Existing Loan Agreement shall hereinafter be assigned or re-allocated among the Commitments hereunder, and after giving effect hereto, the percentages of the Commitments are as set forth on the signature pages of this Agreement. Notwithstanding anything set forth herein to the contrary, in order to effect the continuation of the outstanding Loans contemplated by the preceding sentence, the amount to be funded on the Closing Date by each Lender hereunder in respect of its Commitments shall be reduced by the principal amount of such Lender’s Loans under the Existing Loan Agreement outstanding on the Closing Date.
     2.3 Books and Records; Monthly Statements. Each Borrower agrees that Agent’s and each Lender’s books and records showing the Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall constitute rebuttably presumptive proof thereof, irrespective of whether any Obligation is also evidenced by a promissory note or other instrument. Agent will provide to Borrowers a monthly statement of Loans, payments, and other transactions pursuant to this Agreement. Such statement shall be deemed correct, accurate, and binding on Borrowers and an account stated (except for reversals and reapplications of payments made as provided in Paragraph 2.4 and corrections of errors discovered by Agent), unless Borrowers notify Agent in writing to the contrary within thirty (30) days after such statement is rendered. In the event a timely written notice of objections is given by Borrowers, only the items to which exception is expressly made will be considered to be disputed by Borrowers.
     2.4 Apportionment Application and Reversal of Payments. Principal and interest payments shall be apportioned ratably among Lenders (according to the unpaid principal balance of the Loans to which such payments relate held by each Lender) and payments of the fees shall, as applicable, be apportioned ratably among Lenders. All payments shall be remitted to Agent and all such payments not relating to principal or interest of specific Loans, or not constituting payment of specific fees, and all proceeds of Collateral received by Agent, shall be applied, ratably, subject to the provisions of this Agreement, first, to pay any fees, indemnities or expense reimbursements (excluding, however, any such amounts relating to Bank Products) then due to Agent from Borrowers; second, to pay any fees or expense reimbursements then due to Lenders from the Borrowers; third, to pay interest due in respect of all Revolving Loans, including Non-

Ratable Loans and Agent Advances; fourth, to pay or prepay principal of the Non-Ratable Loans and Agent Advances; fifth, to pay or prepay principal of the Revolving Loans (other than Non-Ratable Loans and Agent Advances) and unpaid reimbursement obligations in respect of Letters of Credit; and sixth, to the payment of any other Obligation (including any amounts relating to Bank Products) due to Agent or any Lender by Borrowers. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by Borrowers, or unless an Event of Default has occurred and is continuing, neither Agent nor any Lender shall apply any payments which it receives to any LIBOR Revolving Loan, except (a) on the expiration date of the Interest Period applicable to any such LIBOR Revolving Loan, or (b) in the event, and only to the extent, that there are no outstanding Base Rate Revolving Loans. Agent shall promptly distribute to each Lender, pursuant to the applicable wire transfer instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided for in subparagraph 2.2(j). Agent and Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Obligations.
     2.5 Interest.
          (a) Interest Rates. All outstanding Obligations (other than Bank Product Obligations) shall bear interest on the unpaid principal amount thereof (including, to the extent permitted by law, on interest thereon not paid when due) from the date made until paid in full in cash at a rate determined by reference to the Base Rate or the LIBOR Rate and subparagraphs 2.5(a)(i) or (ii), as applicable, but not to exceed the Maximum Rate described in Paragraph 2.7. Subject to the provisions of Paragraph 2.6, any of the Loans may be converted into, or continued as, Base Rate Revolving Loans or LIBOR Revolving Loans in the manner provided in Paragraph 2.6. If at any time Loans are outstanding with respect to which notice has not been delivered to Agent in accordance with the terms of this Agreement specifying the basis for determining the interest rate applicable thereto, then those Loans shall be Base Rate Revolving Loans and shall bear interest at a rate determined by reference to the Base Rate until notice to the contrary has been given to Agent and such notice has become effective. Except as otherwise provided herein, the outstanding Obligations (other than Bank Product Obligations)shall bear interest as follows:
               (i) For all Revolving Loans and such other Obligations which are not LIBOR Revolving Loans, then at a fluctuating per annum rate equal to the Base Rate plus the Applicable Margin; and
               (ii) For all Revolving Loans and such other Obligations which are LIBOR Revolving Loans, then at a per annum rate equal to the LIBOR Rate plus the Applicable Margin.
Each change in the Base Rate shall be reflected in the interest rate described in clause (i) above as of the effective date(s) thereof, as provided in the definition of “Base Rate” in Paragraph 1.1 above. All interest charges shall be computed on the basis of a year of 360 days and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest accrued on all Loans will be payable in arrears on the last day of each month for such month and on the Maturity Date and each Borrower expressly authorizes Agent to charge the Loan Account for the purpose of paying such interest as provided in Paragraph 2.10(d).

          (b) Default Rate. If any Event of Default occurs and is continuing, then, while any such Event of Default is outstanding, all of the Obligations (other than Bank Product Obligations) shall bear interest at the Default Rate applicable thereto.
          (c) Bank Product Obligations. Notwithstanding anything to the contrary contained herein, all Bank Product Obligations shall bear interest, if any, at the applicable rate(s) set forth in such Hedge Agreements or such other agreements and documents governing the Bank Products.
     2.6 Conversion and Continuation Elections.
          (a) Borrowers may, upon irrevocable written notice to Agent in accordance with subparagraph 2.6(b):
               (i) elect, as of any Business Day, in the case of Base Rate Revolving Loans to convert any such Loans (or any part thereof in an amount not less than $5,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into LIBOR Revolving Loans; or
               (ii) elect, as of the last day of the applicable Interest Period, to continue any LIBOR Revolving Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $5,000,000, or that is in an integral multiple of $1,000,000 in excess thereof);
provided, that if at any time the aggregate amount of LIBOR Revolving Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $5,000,000, such LIBOR Revolving Loans shall automatically convert into Base Rate Revolving Loans, and on and after such date the right of Borrowers to continue such Loans as, and convert such Loans into, LIBOR Revolving Loans, as the case may be, shall terminate, and provided further that if the notice shall fail to specify the duration of the Interest Period, such Interest Period shall be one month.
          (b) Borrowers shall deliver a Notice of Conversion/Continuation in the form attached hereto as Exhibit “B”, to be received by Agent not later than 11:00 a.m. (New York, New York time) at least three Business Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into or continued as LIBOR Revolving Loans and specifying: (i) the proposed Conversion/Continuation Date; (ii) the aggregate amount of Loans to be converted or renewed; (iii) the type of Loans resulting from the proposed conversion or continuation; and (iv) the duration of the requested Interest Period.
          (c) If, upon the expiration of any Interest Period applicable to LIBOR Revolving Loans, Borrowers have failed to select timely a new Interest Period to be applicable to LIBOR Revolving Loans or if any Default or Event of Default then exists, Borrowers shall be deemed to have elected to convert such LIBOR Revolving Loans into Base Rate Revolving Loans effective as of the expiration date of such Interest Period.
          (d) Agent will promptly notify each Lender of its receipt of a Notice of Conversion/Continuation. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Lender.
          (e) During the existence of a Default or Event of Default, Borrowers may not elect to have a Loan converted into or continued as a LIBOR Revolving Loan.
          (f) After giving effect to any conversion or continuation of Loans, there may not be more than five (5) different Interest Periods in effect.
     2.7 Maximum Interest Rate. In no event shall any interest rate provided for hereunder exceed the maximum rate permissible for corporate borrowers under applicable law for loans of the type provided for hereunder (the “Maximum Rate”). If, in any month, any interest rate, absent such limitation, would have exceeded the Maximum Rate, then the interest rate for that month shall be the Maximum Rate, and, if in future months, that interest rate would otherwise be less than the Maximum Rate, then that interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations under this Agreement, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would, but for this Paragraph 2.7, have been paid or accrued if the interest rates otherwise set forth in this Agreement had at all times been in effect, then Borrowers shall, to the extent permitted by applicable law, pay Agent, for the account of Lenders, an amount equal to the difference between (a) the lesser of (i) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect or (ii) the amount of interest which would have accrued had the interest rates otherwise set forth in this Agreement, at all times, been in effect and (b) the amount of interest actually paid or accrued under this Agreement. In the event that a court determines that Agent and/or any Lender has received interest and other charges hereunder in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations other than interest, in the inverse order of maturity, and if there are no Obligations outstanding, the Agent and/or such Lender shall refund to Borrowers such excess.
     2.8 Unused Line Fee. Borrowers agree to pay, on the fifteenth day of each month and on the Maturity Date, to Agent, for the account of Lenders, in accordance with their respective Pro Rata Shares, an unused line fee (the “Unused Line Fee”) equal to one-quarter of one percent (0.25%) per annum on the average closing daily amount by which the Total Credit Facility exceeded the sum of the average daily outstanding amount of Revolving Loans and the average daily undrawn face amount of outstanding Letters of Credit during the immediately preceding month or shorter period if calculated on the Maturity Date. The Unused Line Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed. All payments received by Agent shall be deemed to be credited to Borrowers’ Loan Account immediately upon receipt for purposes of calculating the Unused Line Fee pursuant to this Paragraph 2.8.
     2.9 Payment of Revolving Loans. Borrowers shall repay the outstanding principal balance of the Revolving Loans, plus all accrued but unpaid interest thereon, on the Maturity Date. Borrowers may prepay Revolving Loans at any time, and reborrow subject to the terms of this Agreement; provided, however, that with respect to any LIBOR Revolving Loans prepaid by Borrowers prior to the expiration date of the Interest Period applicable thereto, Borrowers agree to pay to Agent for the account of Lenders the amounts described in Paragraph 2.14. In addition, and without limiting the generality of the foregoing, Borrowers shall pay to Agent, for the account of Lenders, the amount, without duplication, by which the sum of outstanding Revolving Loans and the aggregate amount of Pending Revolving Loans exceeds the Availability with any such amount to be payable immediately without notice or demand.
     2.10 Payments by Borrowers.
          (a) All payments to be made by Borrowers shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by Borrowers shall be made to Agent for the account of Lenders, at Agent’s address and shall be made in Dollars and in immediately available funds, no later than 11:00 a.m. (New York, New York time) on the date specified herein. Any payment received by Agent later than 11:00 a.m. (New York, New York time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.
          (b) Subject to the provisions set forth in the definition of “Interest Period” herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.
          (c) Unless Agent receives notice from Borrower prior to the date on which any payment is due to the Lenders that Borrowers will not make such payment in full as and when required, Agent may assume that Borrowers have made such payment in full to Agent on such date in immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrowers have not made such payment in full to Agent, each Lender shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.
          (d) All payments of principal, interest, reimbursement obligations in connection with Letters of Credit and any related credit support for Letters of Credit, fees, premiums and other sums payable hereunder, including all reimbursement for expenses pursuant to Paragraph 13.1, may, at the option of Agent, in its sole discretion, subject only to the terms of this subparagraph 2.10(d), be paid from the proceeds of Revolving Loans made hereunder, whether made following a request by Borrowers pursuant to Paragraph 2.2 or a deemed request as provided in this subparagraph 2.10(d). Each Borrower hereby irrevocably authorizes Agent to charge the Loan Account for the purpose of paying principal, interest, reimbursement obligations in connection with Letters of Credit and any related credit support for Letters of Credit, fees, premiums and other sums payable hereunder, including reimbursing expenses pursuant to Paragraph 13.1, and agrees that all such amounts charged shall constitute Revolving Loans (including Non-Ratable Loans and Agent Advances) and that all such Revolving Loans so made shall be deemed to have been requested by Borrowers pursuant to Paragraph 2.2.
     2.11 Taxes.
          (a) Any and all payments by Borrowers to Agent and each Lender under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, Borrowers shall pay all Other Taxes.

          (b) BORROWERS AGREE TO INDEMNIFY AND HOLD HARMLESS AGENT AND EACH LENDER FOR THE FULL AMOUNT OF TAXES OR OTHER TAXES (INCLUDING ANY TAXES OR OTHER TAXES IMPOSED BY ANY JURISDICTION ON AMOUNTS PAYABLE UNDER THIS PARAGRAPH, BUT EXCLUDING THE EXCLUDED TAXES) PAID BY AGENT OR ANY LENDER AND ANY LIABILITY (INCLUDING PENALTIES, INTEREST, ADDITIONS TO TAX AND EXPENSES) ARISING THEREFROM OR WITH RESPECT THERETO, WHETHER OR NOT SUCH TAXES OR OTHER TAXES WERE CORRECTLY OR LEGALLY ASSERTED. PAYMENT UNDER THIS INDEMNIFICATION SHALL BE MADE WITHIN 30 DAYS AFTER THE DATE AGENT OR SUCH LENDER MAKES WRITTEN DEMAND THEREFOR.
          (c) If Borrowers shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to Agent or any Lender, then:
               (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Paragraph) Agent or such Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;
               (ii) Borrowers shall make such deductions and withholdings;
               (iii) Borrowers shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and
               (iv) Borrowers shall also pay to each Lender or Agent for the account of such Lender, at the time interest is paid, all additional amounts which the respective Lender specifies as necessary to preserve the after-tax yield such Lender would have received if such Taxes or Other Taxes had not been imposed.
          (d) Within 30 days after the date of any payment by Borrowers of Taxes or Other Taxes, Borrowers shall furnish Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment reasonably satisfactory to Agent.
          (e) If Borrowers are required to pay additional amounts to Agent or any Lender pursuant to subparagraph (c) of this Paragraph, if any Lender requests compensation under Paragraph 2.13 or if any Lender gives a notice pursuant to Paragraph 2.12., then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by Borrowers which may thereafter accrue, if such change in the judgment of such Lender is not otherwise disadvantageous to such Lender.
     2.12 Illegality.
          (a) If any Lender determines that the introduction of any Requirement of Law after the Closing Date, or any change in any Requirement of Law after the Closing Date, or in the interpretation or administration of any Requirement of Law after the Closing Date, has made it unlawful, or that any central bank or other Governmental Authority after the Closing Date has asserted that it is unlawful, for any Lender or its applicable Lending Office to make LIBOR

Revolving Loans, then, on notice thereof by such Lender to Borrowers through Agent, any obligation of such Lender to make LIBOR Revolving Loans shall be suspended until such Lender notifies Agent and Borrowers that the circumstances giving rise to such determination no longer exist.
          (b) If any Lender determines that it is unlawful to maintain any LIBOR Revolving Loan, Borrowers shall, upon their receipt of notice of such fact and demand from such Lender (with a copy to Agent), prepay in full such LIBOR Revolving Loans of such Lender then outstanding, together with interest accrued thereon and amounts required under Paragraph 2.14, either on the last day of the Interest Period thereof, if such Lender may lawfully continue to maintain such LIBOR Revolving Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBOR Revolving Loan. If Borrowers are required to so prepay any LIBOR Revolving Loan, then concurrently with such prepayment, Borrowers shall borrow from the affected Lender, in the amount of such repayment, a Base Rate Revolving Loan.
     2.13 Increased Costs and Reduction of Return.
          (a) If any Lender determines that, due to either (i) the introduction of or any change in the interpretation of any law or regulation after the Closing Date or (ii) the compliance by such Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) after the Closing Date, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any LIBOR Revolving Loans, then Borrowers shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for increased costs.
          (b) If any Lender shall have determined that (i) the introduction of any Capital Adequacy Regulation after the Closing Date, (ii) any change in any Capital Adequacy Regulation after the Closing Date, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation after the Closing Date by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by such Lender or any corporation controlling such Lender with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy and such Lender’s desired return on capital) determines that amount of such capital is increased as a consequence of its lending commitment, loans, credits or obligations under this Agreement then, upon demand of such Lender to Borrowers through Agent, Borrowers shall pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such increase.
     2.14 Funding Losses. Borrowers shall reimburse each Lender and hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of:
          (a) the failure of Borrowers to make on a timely basis any payment of principal of any LIBOR Revolving Loan;
          (b) the failure of Borrowers to borrow, continue or convert a Loan after Borrowers have given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation; or

          (c) the prepayment or other payment (including after acceleration thereof) of any LIBOR Revolving Loan on a day that is not the last day of the relevant Interest Period;
including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its LIBOR Revolving Loans or from fees payable to terminate the deposits from which such funds were obtained.
     2.15 Inability to Determine Rates. If Agent determines that for any reason adequate and reasonable means do not exist for determining the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Revolving Loan, or that the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Revolving Loan does not adequately and fairly reflect the cost to Lenders of funding such Loan, Agent will promptly so notify Borrower and each Lender. Thereafter, the obligation of Lenders to make or maintain LIBOR Revolving Loans hereunder shall be suspended until Agent revokes such notice in writing. Upon receipt of such notice, Borrowers may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If Borrowers do not revoke such Notice, Lenders shall make, convert or continue the Loans, as proposed by Borrowers, in the amount specified in the applicable notice submitted by Borrowers, but such Loans shall be made, converted or continued as Base Rate Revolving Loans instead of LIBOR Revolving Loans.
     2.16 Certificates of Lenders. Any Lender, when claiming reimbursement or compensation under this Section Two, shall deliver to Borrowers (with a copy to Agent) a certificate setting forth in reasonable detail the amount payable to such Lender hereunder and such certificate shall be conclusive and binding on Borrowers in the absence of manifest error.
     2.17 Survival. The agreements and obligations of Borrowers in this Section Two shall survive the payment of all other Obligations.
     2.18 Letters of Credit.
          (a) Issuance. Subject to the terms and conditions of this Agreement, the Letter of Credit Issuer shall, upon the Borrowers’ request from time to time, cause stand-by letters of credit to be issued for the Borrowers’ account (the “Letters of Credit”). The Letter of Credit Issuer will not cause to be opened any Letter of Credit if: (i) the maximum face amount of the requested Letter of Credit would exceed the Unused Letter of Credit Subfacility at such time; (ii) the maximum face amount of the requested Letter of Credit, and all commissions, fees, and charges due from Borrowers to Letter of Credit Issuer in connection with the opening thereof, would cause the Borrowers’ remaining Excess Availability to be less than zero at such time or would exceed the Total Credit Facility at such time; or (iii) the expiration date of the Letter of Credit would exceed the Maturity Date or be greater than twelve (12) months from the date of issuance. All payments made and expenses incurred by the Letter of Credit Issuer pursuant to or in connection with the Letters of Credit will, at the Agent’s discretion, be charged to the Borrowers’ Loan Account as Base Rate Revolving Loans.
          (b) Other Conditions. In addition to being subject to the satisfaction of the applicable conditions precedent contained in Section Six, the obligation of the Letter of Credit Issuer to cause to be issued any Letter of Credit is subject to the following conditions precedent having been satisfied in a manner satisfactory to the Agent:

               (i) The Borrowers shall have delivered to the Letter of Credit Issuer, at such times and in such manner as such Letter of Credit Issuer may prescribe, an application in form and substance satisfactory to the Letter of Credit Issuer for the issuance of the Letter of Credit and such other documents as may be reasonably required pursuant to the terms thereof, and the form and terms of the proposed Letter of Credit shall be satisfactory to the Agent and Letter of Credit Issuer; and
               (ii) As of the date of issuance, no order of any court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the Letter of Credit Issuer refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit.
          (c) Issuance of Letters of Credit.
               (i) Request for Issuance. The Borrowers shall give the Agent two (2) Business Days’ prior written notice of the Borrowers’ request for the issuance of a Letter of Credit. Such notice shall be irrevocable and shall specify the original face amount of the Letter of Credit requested, the effective date (which date shall be a Business Day) of issuance of such requested Letter of Credit, whether such Letter of Credit may be drawn in a single or in partial draws, the date on which such requested Letter of Credit is to expire (which date shall be a Business Day), the purpose for which such Letter of Credit is to be issued, and the beneficiary of the requested Letter of Credit. The Borrower shall attach to such notice the proposed form of the Letter of Credit that the Agent is requested to cause to be issued.
               (ii) Responsibilities of the Agent; Issuance. Agent shall determine, as of the Business Day immediately preceding the requested effective date of issuance of the Letter of Credit set forth in the notice from Borrowers pursuant to subparagraph 2.18(c)(1), (A) the amount of the applicable Unused Letter of Credit Subfacility and (B) the Availability and Excess Availability as of such date. If (i) the undrawn amount of the requested Letter of Credit is not greater than the Unused Letter of Credit Subfacility and (ii) the amount of such requested Letter of Credit and all commissions, fees, and charges due from Borrowers in connection with the opening thereof would not exceed the Excess Availability, Agent shall, so long as the other conditions hereof and of Section Six are met, cause the requested Letter of Credit to be issued on such requested effective date of issuance.
               (iii) Notice of Issuance. On each Settlement Date, Agent shall give notice to each Lender of the issuance of all Letters of Credit issued since the last Settlement Date.
               (iv) No Extensions or Amendment. The Agent shall not be obligated to cause any Letter of Credit to be extended or amended unless (A) the requirements of this Paragraph 2.18 are met as though a new Letter of Credit were being requested and issued, and (B) the Agent consents to such extension or amendment, which it may withhold in its sole and absolute discretion.

          (d) Payments Pursuant to Letters of Credit.
               (i) Payment of Letter of Credit Obligations. The Borrowers agree to reimburse the Letter of Credit Issuer for any draw under any Letter of Credit immediately upon demand, and to pay the issuer of the Letter of Credit (or the Agent, for the account of such issuer) the amount of all other obligations and other amounts payable to such issuer under or in connection with any Letter of Credit immediately when due, irrespective of any claim, setoff, defense or other right which the Borrowers may have at any time against such issuer or any other Person.
               (ii) Revolving Loans to Satisfy Reimbursement Obligations. In the event that the issuer of any Letter of Credit honors a draw under such Letter of Credit and the Borrowers shall not have repaid such amount to the issuer of such Letter of Credit pursuant to subparagraph 2.18(d)(i), such drawing shall constitute a request by the Borrowers to the Agent for a Borrowing of a Base Rate Revolving Loan in the amount of such drawing. The Funding Date with respect to such Borrowing shall be the date of such drawing.
          (e) Participations.
               (i) Purchase of Participations. Immediately upon issuance of any Letter of Credit in accordance with subparagraph 2.18(c), each Lender shall be deemed to have irrevocably and unconditionally purchased and received without recourse or warranty, an undivided interest and participation equal to such Lender’s Pro Rata Share of the face amount of such Letter of Credit (including all obligations of Borrowers with respect thereto, and any security therefor or guaranty pertaining thereto).
               (ii) Sharing of Reimbursement Obligation Payments. Whenever Agent receives a payment from Borrowers on account of reimbursement obligations in respect of a Letter of Credit as to which the Agent has previously received for the account of the Letter of Credit Issuer thereof payment from a Lender pursuant to subparagraph 2.18(d)(ii), Agent shall promptly pay to such Lender such Lender’s Pro Rata Share of such payment from Borrowers in Dollars. Each such payment shall be made by Agent on the Business Day on which Agent receives immediately available funds paid to such Person pursuant to the immediately preceding sentence, if received prior to 3:00 p.m. (New York, New York time) on such Business Day and otherwise on the next succeeding Business Day.
               (iii) Documentation. Upon the request of any Lender, Agent shall furnish to such Lender copies of any Letter of Credit, reimbursement agreements executed in connection therewith, applications for any Letter of Credit, and such other documentation as may reasonably be requested by such Lender.
               (iv) Obligations Irrevocable. The obligations of each Lender to make payments to Agent with respect to any Letter of Credit or with respect to their participation therein or with respect to the Revolving Loans made as a result of a drawing under a Letter of Credit and the obligations of Borrower for whose account the Letter of Credit was issued to make payments to Agent, for the account of Lenders, shall be irrevocable, not subject to any qualification or exception whatsoever, including any of the following circumstances:
                    (1) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

                    (2) the existence of any claim, setoff, defense or other right which Borrowers may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Lender, Agent, the issuer of such Letter of Credit, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between Borrowers or any other Person and the beneficiary named in any Letter of Credit);
                    (3) any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;
                    (4) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;
                    (5) the occurrence of any Default or Event of Default; or
                    (6) the failure of Borrowers to satisfy the applicable conditions precedent set forth in Section Six.
          (f) Recovery or Avoidance of Payments. In the event any payment by or on behalf of Borrowers received by Agent with respect to any Letter of Credit and distributed by Agent to Lenders on account of their respective participations therein is thereafter set aside, avoided or recovered from Agent in connection with any receivership, liquidation or bankruptcy proceeding, Lenders shall, upon demand by Agent, pay to Agent their respective Pro Rata Shares of such amount set aside, avoided or recovered, together with interest at the rate required to be paid by Agent upon the amount required to be repaid by it.
          (g) Compensation for Letters of Credit. The Borrowers agree to pay to the Agent, for the account of the Lenders, in accordance with their respective Pro Rata Shares, with respect to each Letter of Credit, the Letter of Credit Fee specified in, and in accordance with the terms of, Paragraph 2.19.
          (h) Indemnification; Exoneration; Power of Attorney.
               (i) INDEMNIFICATION. IN ADDITION TO AMOUNTS PAYABLE AS ELSEWHERE PROVIDED IN THIS PARAGRAPH 2.18, THE BORROWERS HEREBY AGREE TO PROTECT, INDEMNIFY, PAY AND SAVE THE LENDERS AND THE AGENT HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, LIABILITIES, DAMAGES, LOSSES, COSTS, CHARGES AND EXPENSES (INCLUDING ANY REASONABLE ATTORNEYS’ FEES) WHICH ANY LENDER OR THE AGENT MAY INCUR OR BE SUBJECT TO AS A CONSEQUENCE, DIRECT OR INDIRECT, OF THE ISSUANCE OF ANY LETTER OF CREDIT OR THE PROVISION OF ANY CREDIT SUPPORT OR ENHANCEMENT IN CONNECTION THEREWITH UNLESS RESULTING FROM SUCH LENDER’S OR THE AGENT’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. THE AGREEMENT IN THIS SUBPARAGRAPH 2.18(H)(I) SHALL SURVIVE PAYMENT OF ALL OBLIGATIONS AND THE TERMINATION OF THIS AGREEMENT.

               (ii) Assumption of Risk by the Borrowers. As among the Borrowers, the Lenders and the Agent, the Borrowers assume all risks (except the risk of gross negligence or willful misconduct by any Lender or the Agent) of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Lenders and the Agent, when acting in good faith and without gross negligence or willful misconduct, shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) the failure of the beneficiary of any Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (D) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (G) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (H) any consequences arising from causes beyond the control of the Agent or the Lenders, including, without limitation, any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Public Authority. None of the foregoing shall affect, impair or prevent the vesting of any rights or power of the Agent or any Lender under this Paragraph 2.18.
               (iii) Exoneration. In furtherance and extension, and not in limitation, of the specific provisions set forth above, any action taken or omitted by the Agent or any Lender under or in connection with any of the Letters of Credit or any related certificates, if taken or omitted in the absence of gross negligence or willful misconduct, shall not put the Agent or any Lender under any resulting liability to the Borrowers or relieve the Borrowers of any of its obligations hereunder to any such Person.
               (iv) Indemnification by Lenders. Lenders agree to indemnify each Letter of Credit Issuer (to the extent not reimbursed by Borrowers and without limiting the obligations of Borrowers hereunder) ratably in accordance with their respective Pro Rata Shares, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys’ fees) or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against such Letter of Credit Issuer in any way relating to or arising out of any Letter of Credit or the transactions contemplated thereby or any action taken or omitted by such Letter of Credit Issuer under any Letter of Credit or any Loan Document in connection therewith; provided that no Lender shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Lender agrees to reimburse each Letter of Credit Issuer promptly upon demand for its Pro Rata Share of any costs or expenses payable by Borrowers to such Letter of Credit Issuer, to the extent that such Letter of Credit Issuer is not promptly reimbursed for such costs and expenses by Borrowers. The agreement contained in this Paragraph shall survive payment in full of all Obligations.

               (v) Account Party. The Borrowers hereby authorize and direct any Letter of Credit Issuer to name the Borrower as the “Account Party” therein and to deliver to the Agent all instruments, documents and other writings and property received by the Letter of Credit Issuer pursuant to the Letter of Credit, and to accept and rely upon the Agent’s instructions and agreements with respect to all matters arising in connection with the Letter of Credit or the application therefor.
          (i) Supporting Letter of Credit; Cash Collateral. If, notwithstanding the provisions of this Paragraph 2.18 and any other provision of this Agreement, any Letter of Credit is outstanding upon the termination of this Agreement, then upon such termination the Borrowers shall deposit with the Agent, for the ratable benefit of the Agent and the Lenders, with respect to each Letter of Credit then outstanding, as the Majority Lenders, in their discretion, shall specify, either (A) a standby letter of credit (a “Supporting Letter of Credit”) in form and substance satisfactory to the Agent, issued by an issuer satisfactory to the Agent in an amount equal to the greatest amount for which such Letter of Credit may be drawn plus any fees and expenses associated with such Letter of Credit, under which Supporting Letter of Credit the Agent is entitled to draw amounts necessary to reimburse the Agent and the Lenders for payments made by the Agent and the Lenders under such Letter of Credit or under any credit support or enhancement provided through the Agent with respect thereto and any fees and expenses associated with such Letter of Credit or credit support, or (B) cash in amounts necessary to reimburse the Agent and the Lenders for payments made by the Agent or the Lenders under such Letter of Credit or under any credit support or enhancement provided through the Agent and any fees and expenses associated with such Letter of Credit or credit support. Such Supporting Letter of Credit or deposit of cash shall be held by the Agent, for the ratable benefit of the Agent and the Lenders, as security for, and to provide for the payment of, the aggregate undrawn amount of such Letters of Credit or such credit support remaining outstanding.
     2.19 Letter of Credit Fee. The Borrowers agree to pay to the Agent, for the account of the Lenders, in accordance with their respective Pro Rata Shares, for each Letter of Credit, a fee (the “Letter of Credit Fee”) equal to three-quarters of one percent (0.75%) per annum of the undrawn face amount of each Letter of Credit issued for the Borrowers’ account at the Borrowers’ request, plus all out-of-pocket costs, fees and expenses incurred by the Agent in connection with the application for, processing of, issuance of, or amendment to any Letter of Credit, which costs, fees and expenses shall include a “fronting fee” payable to such issuer. The Letter of Credit Fee shall be payable monthly in arrears on the fifteenth day of each month following any month in which a Letter of Credit was issued and/or in which a Letter of Credit remains outstanding and on the Maturity Date. The Letter of Credit Fee shall be payable when a Letter of Credit is issued, renewed, extended, or amended, as appropriate for the period of time during which the Letter of Credit will be outstanding. The Letter of Credit Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed. If any Event of Default occurs, then, from the date such Event of Default occurs until it is cured, or if not cured until all Obligations are paid and performed in full, the Letter of Credit Fee shall be increased to two and three-quarters percent (2.75%) per annum.
     2.20 Bank Products. Borrowers may request and Bank of America may, in its sole and absolute discretion, arrange for Borrowers to obtain from Bank of America or Bank of America’s Affiliates Bank Products although Borrowers are not required to do so. To the extent Bank Products are provided by an Affiliate of Bank of America, Borrowers agree to indemnify and hold Bank of America and the Lenders harmless from any and all costs and obligations now or hereafter incurred by Bank of America or any of the Lenders which arise from the indemnity given by Bank of America to its Affiliates related to such Bank Products except for costs or obligations resulting from the gross negligence or willful misconduct of Bank of America or any of the Lenders. The agreement contained in this Paragraph shall survive termination of this Agreement. Each Borrower acknowledges and agrees that the obtaining of Bank Products from Bank of America or Bank of America’s Affiliates (a) is in the sole and absolute discretion of Bank or Bank of America’s Affiliates, and (b) is subject to all rules and regulations of Bank of America or Bank of America’s Affiliates.
SECTION THREE — TERM
     3.1 Term of Agreement and Loan Repayment. This Agreement shall have a term commencing on the date this Agreement becomes effective, and ending on March 21, 2010 (“Maturity Date”). The Loan shall be due and payable in full on the Maturity Date without notice or demand and shall be repaid to Agent, for the account of Lenders, by a wire transfer of immediately available funds. Borrowers may terminate this Agreement prior to the Maturity Date by: (a) giving Agent and Lenders at least thirty (30) days prior notice of intention to terminate this Agreement; (b) paying and performing, as appropriate, all Obligations on or prior to the effective date of termination; (c) paying to Agent, for the account of the Lenders, an early termination fee equal to (i) three-quarters of one percent (0.75%) of the outstanding Obligations in the event the effective date of termination occurs at any time on or prior to the first anniversary of the Closing Date, and (ii) one-half of one percent (0.50%) of the outstanding Obligations in the event the effective date of termination occurs at any time after the first anniversary of the Closing Date and prior to the thirty-fourth (34th) month after the Closing Date; and (c) with respect to any LIBOR Revolving Loans prepaid in connection with such termination prior to the expiration date of the Interest Period applicable thereto, the payment of the amounts described in Paragraph 2.14. Notwithstanding the foregoing, upon the occurrence of an Event of Default, Agent may (and shall, at the direction of Majority Lenders) immediately terminate further performance under this Agreement without notice or demand.
     3.2 Termination of Security Interests. Notwithstanding termination, until all Obligations have been fully repaid, Agent, for the account of Lenders, shall retain a security interest in all Collateral existing and thereafter arising and Borrowers shall continue to assign to Agent, for the account of Lenders, all Contracts and security therefor and shall continue to immediately turn over to Agent, in kind, all collections received respecting the Contracts. After termination, and when Agent has received payment in full of all Obligations, for the account of the Lenders, the security interest created hereby shall terminate and all right to the Collateral shall revert to the Borrowers and Agent shall promptly execute such evidence of termination of all security agreements and release of the security interests given by Borrowers to Agent as Borrower may reasonably request.
SECTION FOUR — SECURITY INTEREST IN COLLATERAL
     4.1 Creation of Security Interest in Collateral. Each Borrower hereby irrevocably and unconditionally grants, transfers, and assigns to Agent, for the benefit of Agent and Lenders, all its right, title, and interest in all the Collateral, whether presently existing or hereafter acquired or arising, in order to secure prompt payment and performance by each Borrower of all its Obligations. Agent’s title and security interest in the Collateral shall attach to all the Collateral without further act by Agent or Borrowers. In the event any Collateral, including proceeds, is evidenced by or consists of Instruments, Borrowers shall, upon the request of Agent, endorse, assign, and deliver to Agent such Instruments.
     4.2 Borrower’s Representations and Warranties Re Collateral. Each Borrower represents and warrants to Agent and Lenders that so long as such Borrower is obligated to Agent and Lenders, that:
          (a) the Collateral shall be owned solely by such Borrower, and no other Person, other than Agent and Lenders, has or will have any right, title, interest, claim or lien therein except for Permitted Liens;
          (b) except as specifically consented to in writing by Agent, such Borrower shall not within any one calendar year grant more than two extensions of time for the payment, and shall not compromise for less than the full face value, or release in whole or in part any Person liable for the payment of, or allow any credit whatsoever against, any portion of the Collateral, except for the amount of cash to be paid upon any such Collateral or any instrument or document representing such Collateral, and that the Collateral, including any monies resulting from the lease, rental, sale or other disposition thereof, shall remain free and clear of any liens, excepting for liens hereby granted to Agent and Lenders and Permitted Liens;
          (c) Such Borrower shall pay and discharge, when due, all taxes, levies, assessments and other charges upon the Collateral, except to the extent the validity thereof is being contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from non-payment thereof and with respect to which adequate reserves in accordance with GAAP have been set aside for the payment thereof; and
          (d) Only Contracts and Security Documents in a form approved in writing by Agent shall be used by such Borrower for all transactions which may now exist and which may exist in the future. No Borrower shall materially vary the terms of such form of Contracts and Security Documents without Agent’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed) or in conflict with any applicable laws.
     4.3 Financing Statements. Each Borrower agrees, at its own expense, to execute financing statements, continuation statements, and assignments of financing statements provided for by the Code, together with any and all other instruments or documents and to take such other action, including delivery, as may be required to perfect or maintain Agent’s security interest in the Collateral, and to execute and record an assignment of any deed of trust or mortgage naming such Borrower as the beneficiary and a Contract Debtor (or any Guarantor) as trustor. Each Borrower hereby (i) authorizes Agent and Agent’s designee to execute and file or record, or file or record without signature as the case may be where permitted by law, at any time any such financing statements, continuation statements, and assignments and amendments thereto on such Borrower’s behalf and (ii) ratifies such authorization to the extent that the Agent has filed any such financing statements, continuation statements and assignments and amendments thereto, prior to the date hereof.
     4.4 Location of Collateral. Each Borrower represents and warrants that except for Collateral which has been delivered to Agent under the terms hereof: (a) Schedule 4.4 is a correct and complete list of the location of all of books and records concerning the Collateral, the locations of the Collateral, and location of all such Borrower’s places of business as of the Closing Date; and (b) the Collateral shall remain at all times in the possession of such Borrower.

Each Borrower covenants and agrees that, except for Collateral in the possession of Agent, it will not maintain the Collateral at any location other than those listed in Schedule 4.4, and will not otherwise change or add to those locations, unless it gives Agent at least 30 days prior notice thereof and executes and delivers to Agent any and all financing statements and other documents that Agent reasonably requests in connection therewith. Notwithstanding any provision of this Agreement to the contrary, upon the occurrence and during the continuance of an Event of Default, each Borrower shall upon Agent’s request immediately deliver to Agent all Contracts and related Security Document then existing and thereafter arising.
     4.5 Protection of Collateral; Reimbursement. Each Borrower shall pay all expenses of protecting, storing, insuring, handling, maintaining, and shipping the Collateral and any and all excise, property, sales, and use taxes levied by any state, federal or local authority on any of the Collateral or in respect of the sale thereof.
     If any Borrower fails promptly to pay any portion thereof when due, Agent may, at its option, but shall not be required to, pay the same and charge any Borrower’s account under this Agreement therefor, and each Borrower agrees promptly to reimburse Agent therefor with interest accruing thereon daily at the rate of interest then in effect under the Notes. All sums so paid or incurred by Agent for any of the foregoing and any and all sums for which Borrowers may become liable under this Agreement and all reasonable costs and expenses (including Agent’s Expenses) which Agent may incur in enforcing or protecting its lien or rights and interest in the Collateral or any of its rights or remedies under this Agreement or any other agreement between the parties hereto or in respect of any of the transactions occurring thereunder until paid by Borrowers to Agent with interest at the rate of interest then in effect under the Notes, shall be considered as additional indebtedness owing by Borrowers to Agent under this Agreement and, as such, shall be secured by all the Collateral. Except for Agent or Lenders’ gross negligence or willful misconduct, Agent shall not be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto or for any diminution in the value thereof, or for any act or default of any carrier, forwarding agency, or other Person whatsoever, but the same shall be at Borrowers’ sole risk.
     4.6 Release of Collateral. Notwithstanding any other provision of this Agreement to the contrary, upon Borrower’s request, Agent shall release its security interest in any Contract(s) (and the Security Documents related thereto) included in the Collateral so long as (a) Borrower obtains Agent’s prior written consent to such release, which consent shall not be unreasonably withheld, conditioned or delayed; (b) no Default or Event of Default exists at the time such Contract(s) is to be released; (c) Borrower has entered into a written contract for the sale of such Contract(s) and has delivered to Agent a fully executed copy of such written contract; (d) if the Borrowers have no Excess Availability after giving effect to the sale, either (i) Borrower pledges to Agent additional Collateral equivalent to such Contract(s) being released, or (ii) Borrower reduces the outstanding, unpaid principal balance of the Notes through payment in an amount equal to the sale price of such Contract(s) being released in the form of cash or the wire transfer of immediately available funds; and (e) immediately following the pledging of additional Collateral or payment of the Notes, a Default or Event of Default does not exist under this Agreement. Upon satisfaction of all of the foregoing conditions, Agent shall release its security interest in such Contract(s) and within a reasonable period of time, return the original such Contract(s) and original Security Documents in its possession, if any, being released. Any distribution of interest or principal, or loss of the Collateral or any of the Property secured thereby, shall not release any Borrower from any of the Obligations.

SECTION FIVE — RECORDS AND SERVICING OF CONTRACTS
     5.1 Records of Contracts. Each Borrower shall keep or will cause to be kept in a safe place, at its chief executive office and other locations set forth on Schedule 4.4 or otherwise agreed to by Agent, proper and accurate books and records pertaining to the Contracts and the other Collateral.
     5.2 Servicing of Contracts. At no expense to Agent or any Lender, each Borrower shall diligently and faithfully perform the following services relating to the Contracts and the other Collateral:
          (a) Borrowers shall collect all payments and other proceeds of the Contracts and other Collateral and, while any portion of the Loan is unpaid, Borrowers shall, after the establishment of the Collection Account referred to in this Paragraph 5.2(a), within three (3) Business Days after receipt thereof, deposit all cash proceeds of the Collateral (including, for example, all regular monthly payments received in connection with the Contracts) into a collection account (“Collection Account”) established by Borrowers and Agent under a certain Deposit Account Control Agreement between Borrowers, Agent, and the bank identified therein (the “Collection Account Agreement”) to be entered into pursuant to Paragraph 8.16. Upon the occurrence of an Event of Default under this Agreement, then upon written notice from Agent to the Borrowers, and at all times thereafter any Borrower’s right to withdraw any funds from the Collection Account shall immediately terminate and only Agent shall thereafter have a right to withdraw any funds from the Collection Account. Agent shall reinstate such Borrower’s right to withdraw funds from the Collection Account if no Event of Default is in effect for a 90 day period. Borrowers shall provide Agent monthly or more frequently as requested by Agent with written notification of any Contract under which any scheduled payment thereunder is 60 days or more past due.
          (b) Borrowers shall perform customary insurance follow-up with respect to each policy of insurance covering the Property which is subject to Contracts and Security Documents included in the Collateral.
          (c) Except as permitted under subparagraph 4.2(b), above, Borrowers shall not waive or vary the terms of any Contract in a way that would be adverse to Agent’s interest, and shall not forbear or grant any material indulgence to any Contract Debtor, without the prior written consent of Agent, which consent shall not be unreasonably withheld, conditioned or delayed.
          (d) Upon the occurrence of an Event of Default, then upon written notice from Agent, all rights of Borrowers to collect any payments due under the Contracts and the Collateral and all rights of Borrowers to exercise the consensual rights which it would otherwise be entitled to exercise pursuant to subparagraph 5.2(a), above, shall immediately terminate. Borrowers, at Agent’s request, shall direct all Contract Debtors to make all payments due under the Contracts and the Collateral directly to Agent or to a bank account designated by Agent, and Borrowers shall otherwise cooperate with Agent in that regard. All payments received by Borrowers contrary to this subparagraph 5.2(d) shall be received in trust for the exclusive right of Agent, shall be segregated from other funds of Borrowers, and shall forthwith be delivered to Agent. Agent shall reinstate Borrowers’ rights to collect payments and to exercise its consensual rights if no Event of Default is in effect for a 90-day period.

          (e) Monthly Reports and Additional Reports Re Collateral. Borrowers agree to deliver to Agent, (i) within 15 days after the end of each calendar month during the term of this Agreement, a Collateral and Loan Status Report (the “Borrowing Base Certificate”) and Monthly Report of Delinquent Accounts in forms provided by Agent (or in such other form approved by Agent), containing the information requested therein, and (ii) any other reports regarding the Collateral as Agent may reasonably request at any time and from time to time.
          (f) Verification. Agent may, from time to time, verify directly with Contract Debtors the validity, amount, and any other matters relating to the Contracts and the other Collateral by means of mail, telephone, or otherwise, either in the name of Borrowers or Agent or such other name as Agent may choose.
SECTION SIX — CONDITIONS PRECEDENT TO ADVANCES
     6.1 Conditions Precedent to Initial Loans. The following are conditions precedent to each Lender’s obligation to make any initial Advance required under this Agreement or to Agent’s obligations to cause a Letter of Credit to be issued under this Agreement on the Closing Date:
          (a) Opinions of Counsel. In connection with the effectiveness of this Agreement, Agent and Lenders shall have received such opinions of counsel as Agent or any Lender shall reasonably request, all in scope and substance reasonably satisfactory to Agent and Lenders.
          (b) Warranties and Representations True as of Closing Date. The warranties and representations contained in this Agreement shall be true and correct in all material respects on the Closing Date with the same effect as though made on and as of that date.
          (c) Compliance with this Agreement. Borrowers shall have performed and complied with all covenants, agreements and conditions contained herein which are required to be performed or complied with by Borrowers before or on the Closing Date.
          (d) First Lien on Collateral. Agent shall have a perfected first and only Lien (except for Permitted Liens), in all of the Contracts and other Collateral and in the documents underlying or securing each of the Contracts.
          (e) Guaranties. The Guaranties shall have been executed and delivered by each Guarantor and shall be in full force and effect.
          (f) Uniform Commercial Code Financing Statements and Assignments of Contracts. All filings of Code financing statements, assignments of the Contracts and all other filings, recordings and action necessary to perfect Agent’s Liens granted under this Agreement shall have been filed or recorded and confirmation thereof shall have been received by Agent.
          (g) Proceedings Satisfactory. All proceedings taken in connection with the execution of this Agreement shall be satisfactory to Agent and Lenders and their respective counsel.
          (h) Payment of Expenses, Charges, Etc. Agent shall have the right to pay out of the proceeds of any Advance to be made by Lenders hereunder all sums which are due from

Borrowers to Agent or any Lender pursuant to the terms of this Agreement and for which the Borrowers have received an invoice at least one (1) Business Day prior to the Closing Date.
          (i) Stock Purchase. Agent shall have received evidence reasonably satisfactory to the Agent that the Stock Purchase has been consummated on the Closing Date in accordance with the terms and conditions consistent with the Stock Purchase Agreement, and the Agent shall have received true and complete copies of the Stock Purchase Agreement, and any material related documents and agreements.
          (j) Minimum Excess Availability. Borrowers shall have on the Closing Date, with all Debt of the Borrowers and the Guarantors being current, an Excess Availability of at least seven and one-half percent (7.5%) of the outstanding Loan balance after giving effect to any Advances to be made on the date of this Agreement.
          (k) Closing Fee. Agent shall have received, for the benefit of Lenders, to be shared by Lenders based on their Pro Rata Share, a fully earned and non-refundable closing fee in the amount of $325,000.00 on the Closing Date.
          (l) Intercreditor Agreement. Agent shall have received a copy of the fully executed Intercreditor Agreement.
     6.2 Conditions to all Advances and Letters of Credit. Agent, Letter of Credit Issuer and Lenders shall not be required to fund any Loans, arrange for issuance of any Letters of Credit or grant any other accommodation to or for the benefit of Borrowers, unless the following conditions are satisfied:
          (a) No Default or Event of Default shall exist at the time of, or result from, such funding, issuance or grant;
          (b) The representations and warranties of each Borrower and Guarantor in the Loan Documents shall be true and correct in all material respects (or in all respects for such representations and warranties that provide for a materiality qualifier therein) on the date of, and upon giving effect to, such funding, issuance or grant (except for representations and warranties that expressly relate to an earlier date);
          (c) All conditions precedent in any other Loan Document shall be satisfied or waived in accordance with the terms thereof;
          (d) No event shall have occurred or circumstance exist that has or could reasonably be expected to have a material adverse effect on the business or condition (financial or otherwise) of the Borrowers and their Subsidiaries taken as a whole; and
          (e) With respect to issuance of a Letter of Credit, the other conditions in Paragraph 2.18(b) shall have been satisfied.
Each request (or deemed request) by Borrowers for funding of a Loan, issuance of a Letter of Credit or grant of an accommodation shall constitute a representation by Borrowers that the foregoing conditions are satisfied on the date of such request and on the date of such funding, issuance or grant. As an additional condition to any funding, issuance or grant, Agent shall have received such other information, documents, instruments and agreements as it deems reasonably appropriate in connection therewith.

SECTION SEVEN — REPRESENTATIONS, WARRANTIES AND COVENANTS
     7.1 Representations and Warranties Reaffirmed. Each Borrower represents and warrants by this Agreement, by submission of each assignment of Collateral, and with each Advance request, the following matters. Each warranty and representation shall be deemed to be automatically repeated with each Advance and shall be true and correct in all material respects on the date of submission of such assignment of Collateral or making of such Advance, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and such warranties and representations shall be conclusively presumed to have been relied upon by Agent and each Lender regardless of any information possessed or any investigation made by Agent or any Lender. The warranties and representations shall be cumulative and in addition to all other warranties, representations, and agreements which Borrower shall give or cause to be given to Agent or any Lender, either now or hereafter.
     7.2 Warranties and Representations Re Contracts. With respect to the Contracts included in the Collateral:
          (a) Each Contract is a bona fide, valid, and binding obligation of the Contract Debtor, enforceable in accordance with the terms of the Contract except to the extent enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability, and Borrower does not know of any fact which impairs or will impair the validity of any such Contract.
          (b) Each Contract and related Security Documents are free of any claim for credit, deduction, discount, allowance, defense (including the defense of usury), dispute, counterclaim or setoff except to the extent that such claims could not, individually or in the aggregate, reasonably be expected to materially adversely affect the business or condition (financial or otherwise) of Borrowers.
          (c) Each Contract is free of any prior assignment (except for assignments to a Borrower), superior security interest, lien, claim, or encumbrance in favor of any Person other than Agent except for Permitted Liens.
          (d) Each Contract correctly sets forth the loan terms between such Borrower and the Contract Debtor, including the interest rate applicable thereto.
          (e) To the knowledge of Borrowers, the Security Documents correctly set forth the legal description of any subject real property and reasonably describe the subject personal property collateral.
          (f) To the knowledge of Borrowers, the signatures of all Contract Debtors are genuine and each Contract Debtor had the legal capacity to enter into and execute such documents on the date thereof.
     7.3 Warranties and Representations Re Collateral Generally. With respect to all Collateral, including the Contracts:

          (a) All state and federal laws have been complied with by the Borrowers in conjunction with the Collateral, the non-compliance with which would have a material adverse effect on the value, enforceability or collectability of the Collateral.
          (b) At the time of the assignment of any Collateral by any Borrower, such Borrower has good and valid title to, and full right and authority to pledge and collaterally assign, the same.
          (c) The provisions of this Agreement and the other Loan Documents create legal and valid Liens on all the Collateral in favor of the Agent and when all proper filings, recordings and other actions necessary to perfect such Liens have been made or taken such Liens will constitute perfected and continuing Liens on all the Collateral, having priority over all other Liens on the Collateral (except for Permitted Liens) securing all the Obligations, and enforceable against each Borrower and all third parties.
     7.4 Solvent Financial Condition. Immediately prior to each Advance, the present fair salable value of the respective assets of Borrowers and any Guarantors are greater than the amount required to pay their respective liabilities, and each is able to pay its debts as they mature.
     7.5 Organization and Authority. Each Borrower (i) is a corporation duly organized, validly existing and in good standing under the laws of the state in which it is incorporated; (ii) has all requisite corporate power to carry on its business as now conducted; and (iii) is duly qualified and is authorized to do business as a foreign corporation and is in good standing as an entity in each jurisdiction where such qualification is necessary.
     7.6 Financial Statements. Except as set forth on Schedule 7.6, the audited financial statements of Borrowers and any Guarantors for the fiscal year ending December 31, 2005, are true and correct and have been prepared in accordance with GAAP, consistently applied (except for changes in application in which Borrowers’ accountants concur) and present fairly in all material respects the financial position of Borrowers and Guarantors as of such dates and the results of their operations for such periods. Since the date of the most recent financial statements delivered pursuant to this Agreement, there has been no material adverse change in the condition, financial or otherwise, of any Borrower and any Guarantor.
     7.7 Full Disclosure. The financial statements referred to in Paragraph 7.6 above, this Agreement, and any written statement furnished by Borrowers to Agent or any Lender (copies of which have been previously delivered), do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein or herein not misleading, in light of the circumstances under which it was made; provided, that with respect to any projections and pro forma financial information contained in the materials referenced above, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time made in light of the circumstances when made, it being recognized by Agent and Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period covered by such financial information may differ from the projected results as set forth therein by a material amount.
     7.8 Pending Litigation. There are no proceedings pending, or to the knowledge of any Borrower threatened, against or affecting any Borrower or any Guarantor in any court or before any Governmental Authority or arbitration board or tribunal which involve the possibility of materially and adversely affecting the business or condition (financial or otherwise) of Borrower or any Guarantor to perform any of its Obligations. Neither any Borrower nor any Guarantor is in default with respect to any order of any court, Governmental Authority or arbitration board or tribunal.
     7.9 Titles to Properties. Each Borrower has good and marketable title to the property (including all of the Collateral) it purports to own, free from Liens except for Permitted Liens and as set forth on Schedule 7.9.
     7.10 Licenses. Except as set forth on Schedule 7.10, each Borrower has all licenses, permits, and franchises necessary for the conduct of its business which violation or failure to obtain would materially and adversely affect its business or condition (financial or otherwise).
     7.11 Transaction is Legal and Authorized; Restrictive Agreements. The execution and delivery of this Agreement and related documents by Borrowers, the grant of the liens to Agent in respect of the Collateral by Borrowers, and compliance by Borrowers with all of the provisions of this Agreement are valid, legal, binding and enforceable in accordance with their terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles relating to enforceability) and will not conflict with or result in any breach of any of the provisions of any bylaws, charter or instrument to which any Borrower is a party. None of the Borrowers are party to any agreement, and none are subject to any corporate restriction, which adversely affects their ability to execute, deliver, and perform the Loan Documents to which they are a party and repay the Obligations owing by it.
     7.12 Taxes. All tax returns required to be filed by any Borrowers and any Guarantor in any jurisdiction have been filed when due (after giving effect to any extensions permitted by applicable law and regulations), and all taxes, assessments, and other governmental charges upon Borrowers, or upon any of its properties, income or franchises, which are due and payable, have been paid when due, except to the extent the validity thereof is being contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from non-payment thereof and with respect to which adequate reserves in accordance with GAAP have been set aside for the payment thereof. The provisions for reserves for taxes on the books of Borrower are adequate in all material respects for all unaudited Fiscal Years, and for its current fiscal period.
     7.13 Compliance with Law. Except as set forth on Schedule 7.13, each Borrower: (a) is not in violation of any laws, ordinances, or governmental rules or regulations to which it or its business is subject, the violation of which would materially and adversely affect the business or condition (financial or otherwise) of the Borrowers, and (b) has not used illegal, improper, fraudulent or deceptive marketing techniques or unfair business practices with respect to the Contracts which would materially and adversely affect the business or condition (financial or otherwise) of the Borrowers. Except as set forth on Schedule 7.13, each Borrower has fully complied with all applicable federal statutes and all rules and regulations promulgated thereunder and with all provisions of law of each state whose laws, rules, and regulations relate to the Contracts, except to the extent that such non-compliance would not materially and adversely affect the business or condition (financial or otherwise) of the Borrowers.

     7.14 Borrowers’ Office and Names. As of the Closing Date, each Borrower’s chief executive office is located at the address stated on page one of this Agreement, and each Borrower covenants and agrees that it will not, without prior written notification to Agent, relocate said chief executive office. As of the Closing Date, the exact legal name of each Borrower is as set forth on the signature page of this Agreement and no Borrower has, during the five years immediately prior to the date of this Agreement, been known by or used any other legal name.
     7.15 Credit Guidelines. Each Borrower represents and warrants that it shall not make any material changes in its credit guidelines (a copy of which has been previously furnished by Borrowers to Agent and Lenders) without Agent’s prior written consent which Agent may withhold in its reasonable discretion. Borrowers’ credit guidelines shall state in reasonable detail the credit criteria used by Borrowers in determining the creditworthiness of Contract Debtors with regard to the Contracts originated by Borrowers and/or originated by third parties, as appropriate.
     7.16 Subsidiaries. As of the Closing Date, Schedule 7.16 is a correct and complete list of the names and relationship to each Borrower of each and all of the Borrowers’ Subsidiaries and such Schedule sets forth each Borrower’s direct and indirect equity interest in each Subsidiary. As of the Closing Date, the outstanding shares of each such Subsidiary owned directly or indirectly by each Borrower are duly authorized, validly issued, fully paid and nonassessable.
     7.17 No Default. Neither the Borrowers nor any of their Subsidiaries are in default with respect to any note, loan agreement, mortgage, lease, or other material agreement to which such Borrower or any such Subsidiary is a party or by which it is bound, which default would have a material adverse effect on the business or condition (financial or otherwise) of the Borrowers and their Subsidiaries taken as a whole.
     7.18 Use of Proceeds. None of the transactions contemplated in this Agreement (including the use of the proceeds of the Loans) will violate or result in the violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including , without limitation, Regulations T, U and X of the Federal Reserve Board. No Borrower owns or intends to carry or purchase any “margin stock” within the meaning of said Regulation U. None of the proceeds of the loans will be used, directly or indirectly, by any Borrower or any of its Subsidiaries to purchase or carry any ‘security” within the meaning of the Securities Exchange Act of 1934, as amended. The Borrowers will use the proceeds of the Loans to pay the purchase price, fees and expenses payable in connection with the Stock Purchase and this Agreement, to repay certain Debt of the Borrowers, working capital and for general corporate purposes.
     7.19 Bank Accounts. Schedule 7.19 sets forth, as of the Closing Date, a complete and accurate list of (i) the name of each Person with which each Borrower or any of its Subsidiaries has a deposit account, cash management account, safekeeping or custodial account, lock box, vault and deposit box; and (ii) the purpose of each such account, box or vault. Other than as set forth in Schedule 7.19, as of the Closing Date, neither the Borrowers nor any of their Subsidiaries maintain any account or other arrangement with any Person pursuant to which funds or securities of, or monies, checks, instruments, remittances, proceeds or other payments to such Borrower or such Subsidiary may be received or accepted by such Person for or on behalf of such Borrower or such Subsidiary.

     7.20 Proper Contract Documentation. Upon the reasonable request of Agent, not less than ten days after the date on which any new Contracts are tendered to Agent for inclusion in the Collateral, Borrowers shall have:
               (i) delivered to Agent and Lenders such information concerning the Contracts and Contract Debtors thereunder as Agent may reasonably require;
               (ii) properly and effectively endorsed or collaterally assigned, as appropriate, to Agent, the Contracts and other Collateral and the documents underlying or securing each of such Contracts; and
               (iii) stamped on the Contracts, Security Documents, and all other Instruments constituting Collateral the following words:
“This document is subject to a security interest in favor of Bank of America, N.A., as Agent.”
     7.21 Credit File. With respect to each Contract, Borrowers shall maintain a credit file for each Contract Debtor, containing financial information reflecting the creditworthiness of each Contract Debtor.
     7.22 Assignments of Contracts and Security Documents.. Upon the reasonable request of Agent, Borrowers shall execute and deliver to Agent formal written collateral assignments of all new Contracts and Security Documents securing same entered into during the immediately preceding calendar month, and all such other documents as may be reasonably requested by Agent in connection therewith.
     7.23 Pledging of Contracts. Borrowers shall not sell, assign, pledge, or in any manner encumber to any Person, other than Agent, a Contract, or other Collateral, except for Permitted Liens. In addition, Regional shall not sell, assign, pledge, or in any manner encumber to any Person, other than Agent, the stock of RMC Reinsurance.
     7.24 Accurate Records Re Collateral. Borrowers shall maintain accurate and complete files relating to the Contracts and other Collateral to the reasonable satisfaction of Agent.
     7.25 RMC Reinsurance Stock. Borrowers agree to use their commercially reasonable efforts to cause Regional to pledge 65% of the outstanding stock of RMC Reinsurance to Agent, for the benefit of the Agent and the Lenders, and Agent and the Lenders agree to use their commercially reasonable efforts to assist Regional and RMC Reinsurance in their efforts, to obtain all necessary licenses and approvals with respect thereto, within one hundred eighty (180) days after the date hereof; provided, however, that if such stock is not pledged by Regional within one hundred eighty (180) days after the date hereof, such failure shall not at any time constitute a Default or Event of Default so long as (a) Regional causes RMC Reinsurance to distribute to Regional the RMC Reinsurance Excess Cash, on a monthly basis commencing on October 15, 2007 for the month ending September 30, 2007 and on the 15th day of each month thereafter for the immediately preceding month until 65% of the outstanding stock of RMC Reinsurance has been pledged by Regional to Agent, for the benefit of the Agent and the Lenders and (b) Borrowers continue to use their commercially reasonable efforts (so long as Agent and Lenders continue to agree to use their commercially reasonable efforts to assist Regional and RMC Reinsurance in such efforts) to obtain the license and approvals necessary to permit such pledge of the capital stock of RMC Reinsurance. Notwithstanding anything to the contrary contained herein, at no time shall Regional be required to cause RMC Reinsurance to dividend or otherwise distribute RMC Reinsurance Excess Cash if and to the extent, both before and after giving effect to such dividend or distribution, the net worth of RMC Reinsurance would be less than or equal to zero.
SECTION EIGHT — FINANCIAL AND OTHER COVENANTS
     Each Borrower covenants that so long as this Agreement or any Obligation of any Borrower to Agent or any Lender exists:
     8.1 Payment of Taxes and Claims. Each Borrower shall pay, before they become delinquent, all taxes, assessments, and other governmental charges imposed upon it or its property or the Collateral and all claims or demands which, if unpaid, might result in the creation of a Lien upon its property or the Collateral except to the extent the validity thereof is being contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from non-payment thereof and with respect to which adequate reserves in accordance with GAAP have been set aside for the payment thereof.
     8.2 Maintenance of Properties and Existence. Each Borrower shall:
          (a) maintain insurance with respect to its properties and business against such casualties and contingencies of such types and in such amounts as is customary with companies of similar size and in the same or similar business as Borrowers;
          (b) keep true books, records, and accounts of all its business transactions with complete entries made to permit the preparation of financial statements in accordance with GAAP;
          (c) keep in full force and effect its corporate existence, rights, and franchises, as the case may be except as otherwise permitted under this Agreement or the other Loan Documents or as would not reasonably be expected to have a material adverse effect on the business or condition (financial or otherwise) of such Borrower; and
          (d) not violate any laws, ordinances, or governmental rules or regulations to which it is subject which violation might materially and adversely affect the business or condition (financial or otherwise) of such Borrower so that all Contracts will be valid, binding and legally enforceable in accordance with their terms, subsequent to the assignment thereof to Agent.
     8.3 Guaranties. Each Borrower shall not become or be liable in respect of any guaranty except (a) by endorsement, in the ordinary course of business, of negotiable instruments for deposit or collection issued in the ordinary course of such Borrower’s business, (b) for guaranties in respect of Debt permitted by Paragraph 8.6, (c) for guaranties incurred in the ordinary course of business with respect to surety and appeal bonds, performance bonds and other similar obligations, (d) for guaranties with respect to leases, and (e) for guaranties set forth on Schedule 8.3.
     8.4 Borrowing Base Ratio. Borrowers shall not permit the ratio of (a) all Debt (other than Subordinated Debt and Affiliate Subordinated Debt), including Borrowers’ Obligations

(excluding any Bank Product Obligations) to Agent and Lenders (numerator), to (b) Borrowing Base (denominator), to exceed 4:1, at any time. All amounts calculated under this Paragraph 8.4 shall be calculated on a consolidated basis for all corporations comprising Borrowers and RMC Reinsurance.
     8.5 Business Conducted. No Borrower shall engage, directly or indirectly, in any line of business other than the businesses of substantially the type in which such Borrower is engaged (or in the case of RFCA and RFCTN, proposes to be engaged) on the Closing Date and businesses reasonably related thereto.
     8.6 Debt. Except as previously and expressly consented to in writing by Agent, no Borrower shall, directly or indirectly, permit, incur or maintain any Debt, other than (a) the Obligations, (b) Debt set forth on Schedule 8.6, (c) Debt evidencing intercompany loans among Borrowers and Guarantors, (d) the Subordinated Debt and the Affiliate Subordinated Debt, (e) the South Carolina Notes, (f) current accounts payable, accrued expenses and customer advance payments incurred in the ordinary course of business, (g) Debt secured by Permitted Liens; (h) Debt permitted under Paragraph 8.3, (i) unsecured Debt in addition to the foregoing in an aggregate amount not to exceed $250,000 at any one time outstanding, and (j) any Debt representing a Permitted Refinancing of the foregoing or, with respect to the Affiliate Subordinated Debt, a refinancing permitted by the Intercreditor Agreement (collectively, “Permitted Debt”). No Borrower shall (i) make any payments (A) in respect of any Subordinated Debt (except that Borrowers may make any regularly scheduled payments of principal and interest due under such Borrower’s Subordinated Debt so long as no Default or Event of Default then exists or would result therefrom and such payments are made in accordance with the terms and conditions of any subordination agreement among the holder or holders of such Subordinated Debt, Agent and/or Lenders or the subordination provisions set forth in such Subordinated Debt documents), and (B) in respect of any Affiliate Subordinated Debt (except that Borrowers may make payments in accordance with the Intercreditor Agreement), (ii) amend, modify or rescind any provisions of any of Borrower’s (A) Subordinated Debt in such a manner as to affect adversely Agent’s liens on the Collateral or the prior position of the Notes or accelerate the date upon which any installment of principal and interest of any Subordinated Debt is due or make the covenants and obligations of the Borrowers contained in such Subordinated Debt documents materially more restrictive than those set forth in the Loan Documents as of the date of such amendment or modification, or (B) Affiliate Subordinated Debt except as permitted by the Intercreditor Agreement, or (iii) permit the prepayment or redemption of all or any part of any Subordinated Debt or any Affiliate Subordinated Debt, except (A) with respect to Subordinated Debt in connection with a Permitted Refinancing as permitted by clause (j) above and, with respect to Affiliate Subordinated Debt, in accordance with the Intercreditor Agreement, (B) in connection with a prepayment or redemption of the South Carolina Notes and other Subordinated Debt from time to time so long as no Default or Event of Default then exists or would result therefrom and such payments are made in accordance with the terms and conditions of any subordination agreement among the holder or holders of such Subordinated Debt, Agent and/or Lenders or the subordination provisions set forth in such Subordinated Debt documents, (C) in connection with a prepayment or redemption on the Closing Date of Subordinated Debt pursuant to the Stock Purchase Agreement, and (D) with respect to all of the Subordinated Debt owed to Federal Warranty as of the Closing Date, payments of all such Debts on the Closing Date in an amount not to exceed $2,038,211.17.

     8.7 Further Assurances. Each Borrower shall from time to time execute and deliver to Agent such other documents and shall take such other action as may be reasonably requested by Agent in order to implement or effectuate the provisions of, or more fully perfect the rights granted or intended to be granted by each Borrower to Agent and Lenders pursuant to the terms of, this Agreement, the Notes, or any other agreement executed and delivered to Agent or any Lender by such Borrower.
     8.8 Subsidiaries. Regional shall not, directly or indirectly, organize or acquire any other Subsidiaries without the prior written consent of Agent, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, such Subsidiary (other than a Subsidiary that is organized or formed under the laws of a jurisdiction other than the United States (or any state thereof) or the District of Columbia) executes and delivers a Guaranty substantially in the form attached hereto as “Exhibit D” in favor of Agent, for the benefit of the Lenders, within thirty (30) days of becoming a Subsidiary of Regional.
     8.9 Interest Coverage Ratio. Beginning with the fiscal quarter ending June 30, 2007, the Borrowers shall maintain a ratio, calculated as of the last day of each fiscal quarter of the Borrowers, of not less than (a) the Adjusted Net Income for the Fiscal Year to date plus interest expense for the Fiscal Year to date (numerator) to (b) interest expense for the fiscal year to date (denominator) as follows:

Fiscal Quarter Ending	Ratio
June 30, 2007 and for each fiscal quarter thereafter calculated based on the then fiscal year to date	1.3 to 1
As used herein, “interest expense” means the aggregate amount of interest paid by Borrowers on all indebtedness, including Borrowers’ Obligations (other than Bank Product Obligations) to Agent and Lenders, during the applicable fiscal period.
     8.10 Loss Reserve.
          (a) Borrowers shall maintain a loss reserve in an amount which shall not be less than five percent (5%) of the remainder of (i) the aggregate amount of all presently due and future, unpaid, noncancellable installment payments to be made under all of Borrowers’ then-owned Contracts, minus (ii) all unearned finance charges (if any) included therein.
          (b) Borrowers shall maintain an aggregate loss reserve (including the reserves created under subparagraph 8.10(a) and Borrowers’ non-file insurance reserves) in an amount which shall not be less than five and one-half percent (5.5%) of the remainder of (i) the aggregate amount of all presently due and future, unpaid, noncancellable installment payments to be made under all of Borrowers’ then-owned Contracts, minus (ii) the sum of all unearned finance charges (if any) included therein, unearned acquisition charges, and unearned maintenance fees.
          (c) Borrowers shall maintain an aggregate loss reserve in an amount which shall not be less than the current Loss Reserve Percent of the remainder of (i) the aggregate amount of all presently due and future, unpaid, noncancellable installment payments to be made under all of Borrowers’ then-owned Contracts, minus (ii) the sum of all unearned finance charges (if any) included therein, unearned acquisition charges, and unearned maintenance fees.
          (d) Agent may require Borrowers to increase the amount of the loss reserve and aggregate loss reserves above the foregoing required minimums to an amount determined by Agent, in its reasonable discretion, to adequately reflect Borrowers’ anticipated losses.
          (e) All amounts calculated under this Paragraph shall be calculated on a consolidated basis for all corporations comprising Borrowers and RMC Reinsurance.
     8.11 Charge-Off Policy. Borrowers shall establish and implement, in a manner reasonably satisfactory to Agent, a policy for charging off the unpaid balance of its delinquent Contracts. Without limiting the generality of the foregoing, Borrowers’ policy shall provide that on the last Business Day of each month each Borrower shall:
          (a) either (i) charge off the unpaid balance of all Contracts with respect to which any payment due thereunder is 180 or more days delinquent, as determined on a contractual basis, or (ii) deduct the unpaid balance of all such Contracts from Borrowers’ Adjusted Tangible Net Worth for purposes of this Agreement; and
          (b) charge off the unpaid balance of all Contracts which were secured by a Lien on Property which has been repossessed and/or then sold for an amount less than the Contract balance then owing and after application of the sale proceeds and all insurance proceeds, if any, to such Contract balance, a deficiency remains.
     8.12 Prohibition on Distributions; Equity Capital Changes. Borrowers shall not, without Agent’s prior written consent, directly or indirectly (a) declare, make, or incur any liability to make any Distribution, except for (i) Distributions by a Subsidiary of a Borrower to such Borrower; and (ii) Distributions by Regional to Regional Holdings which are used by Regional Holdings to pay (A) federal, state and local income taxes and franchise taxes for Regional Holdings (to the extent such taxes relate to Regional Holdings’ interests in the Borrowers and their Subsidiaries) and on behalf of the Borrowers and their Subsidiaries, in an amount not to exceed such taxes for Regional Holdings (to the extent such taxes relate to Regional Holdings’ interests in the Borrowers and their Subsidiaries), the Borrowers and their Subsidiaries, (B) state fees, licensing expenses and other reasonable expenses necessary to maintain Regional Holdings’ existence and to conduct its business (to the extent such business relates to Regional Holdings’ interests in the Borrowers and their Subsidiaries), (C) employees’, officers’ (if any) and managing members’ compensation, fees and expenses, including but not limited to policy premiums related to officers liability insurance, and payments under any employment agreement or non-competition agreement, not to exceed $500,000 in the aggregate in any Fiscal Year for all of the foregoing items in this clause (C), to the extent such fees, expenses and payments relate to the ordinary course of business of Regional Holdings with respect to the Borrowers and their Subsidiaries, and (D) any costs and expenses (including reasonable attorneys’ fees) in connection with the enforcement of any of Regional Holdings’ rights and remedies under the Stock Purchase Agreement and the documents related thereto; or (b) make any change in its capital equity structure which would reasonably be expected to materially and adversely affect repayment of the Loan or other Obligations provided that, changes in the Borrowers’ capital equity structures (i) on the Closing Date pursuant to the Stock Purchase, and (ii) as otherwise permitted by this Agreement or the Loan Documents, shall be permitted.

     8.13 Limitation on Bulk Purchases. Borrowers shall not purchase from any one seller Contracts with an aggregate purchase price greater than $1,200,000 (“Bulk Purchase Limit”) in a single transaction or as part of an integrated series of transactions, unless (a) Borrowers shall have given Agent at least ten Business Days prior notice of the proposed purchase, together with a copy of the purchase agreement (the agreement shall be written in all cases) and such other information as Agent may reasonably request, and (b) Agent has notified Borrowers, within ten days after the date Borrowers have provided all the information requested by Agent, that the Contracts being purchased and the terms of the purchase are reasonably satisfactory to Agent.
     8.14 Transactions with Affiliates. Except as permitted by this Agreement, the Loan Documents or the Intercreditor Agreement, no Borrower shall sell, transfer, distribute, or pay any money or property to any Affiliate of such Borrower, or lend or advance money or property to any Affiliate of such Borrower, or invest in (by capital contribution or otherwise), or purchase or repurchase any stock or indebtedness, or any property, of any Affiliate of such Borrower or become liable on any guaranty of the indebtedness, dividends, or other obligation of any Affiliate of such Borrower. Notwithstanding the foregoing, (a) Borrowers may make loans and advances to, and sell, transfer, distribute and pay any money and property to, and invest in, and become liable on any guaranty of any Permitted Debt of, Borrowers, (b) Borrowers may make loans to RMC Reinsurance provided the unpaid principal balance of such loans do not, in the aggregate, exceed at any one time $300,000, (c) Regional may make cash Distributions to its shareholders in accordance with the terms of Paragraph 8.12, (d) Regional may pay to (i) Richard A. Godley, Sr., Jerry L. Shirley and Brenda F. Kinlaw the payments contemplated under the Consulting Agreements, provided, however, that the Consulting Agreements shall not be amended to the extent that such amendments would be adverse to the interests of the Agent or the Lenders, including but not limited to any increase in the payments to be paid thereunder, unless the Agent provides its written consent to such amendment which consent shall not be unreasonably withheld, delayed or conditioned, and (ii) Parallel, Palladium Capital and their respective Related Funds’ fees for advisory and management services, and all costs and expenses related thereto pursuant to the Management Agreement, provided, however, that the Management Agreement shall not be amended to the extent that such amendment would be adverse to the interests of the Agent or the Lenders, including but not limited to any increase in the fees to be paid thereunder, unless the Agent provides its written consent to such amendment, which consent shall not be unreasonably withheld, delayed or conditioned, (e) on the Closing Date in connection with the Stock Purchase, the Borrowers and their Affiliates may engage in any and all transactions required or permitted by, or contemplated in, the Stock Purchase Agreement, including, without limitation, transferring, distributing and paying money and property to any Affiliate of such Borrower and shareholders of such Borrower, including, without limitation, payments in respect of Permitted Debt, and purchase and repurchase any stock, indebtedness and property, (f) Borrowers may transfer and distribute and pay money and property (including capital stock) to Affiliates that are holders of the Affiliate Subordinated Debt in accordance with the terms of Paragraph 8.6, (g) Regional may issue stock options and stock pursuant to the Management Incentive Plan, and, provided that no Event of Default exists or would result therefrom, may purchase and repurchase any stock issued pursuant to such Management Incentive Plan, and (h) Regional may pay to the Affiliate Subordinated Debt Agent, the Continuing Shareholder Lender Representative and the holders of the Affiliate Subordinated Debt fees (including but not limited to any arrangement or similar fee payable upon the closing date of such Affiliate Subordinated Debt), costs and expenses pursuant to the Affiliate Subordinated Debt Documents provided that such payments are made in accordance with the Intercreditor Agreement. Regional may sell its division, Regional Check Advance, and its subsidiaries, FirstRegional Mortgage Corporation and

Upstate Motor Company, provided that Agent receives the net cash sale proceeds of any such sale to be applied to the Revolving Loans (without any reduction in the Total Credit Facility).
     8.15 Accounting Changes. No Borrower shall (i) make any significant change in accounting treatment or reporting practices, except as permitted or required by GAAP, or (ii) change its Fiscal Year.
     8.16 Bank Accounts and Collection Account. No Borrower shall (i) establish any deposit account, cash management account, safekeeping or custodial account or similar account or any lock box or vault or other arrangement with any Person, without the prior written consent of the Agent, which consent shall not be unreasonably withheld, conditioned or delayed, (ii) receive or accept any monies, checks, instruments, remittances, proceeds or other payments, including proceeds of Contracts, in any account other than the Collection Account, an account listed in Schedule 7.19 or a new account opened in accordance with this Paragraph 8.16 or (iii) commingle proceeds of Collateral with funds from any other source. Notwithstanding the foregoing, Borrowers hereby agree to use their commercially reasonable efforts to close any and all of their existing depository accounts maintained at financial institutions other than Bank of America other than existing depository accounts maintained at financial institutions in close proximity to a Borrower’s branch location where Bank of America does not have a bank location within two (2) miles from such Borrower’s branch location. Borrowers agree (i) to enter into a Collection Account Agreement, in form and substance reasonably satisfactory to Agent, Bank of America and Borrowers, within ninety (90) days from the Closing Date and (ii) to maintain the Collection Account at all times at Bank of America.
SECTION NINE — INFORMATION AS TO BORROWER
     9.1 Financial Statements. Borrowers shall submit to each Lender:
          (a) Monthly and Annual Statements. As soon as practicable: (1) after the end of each month of each fiscal year of Regional, and in any event within 45 days after the end of such period, and (2) after the end of each fiscal year of Regional, and in any event within 120 days thereafter, copies of:
               (i) balance sheets of Regional and its Subsidiaries as at the end of such monthly period and such year;
               (ii) statements of income of Regional and its Subsidiaries for such month and year;
               (iii) statements of cash flows of Regional and its Subsidiaries during such year;
               (iv) statements of changes in stockholders equity of Regional and its Subsidiaries during such year;
               (v) statements of material changes of accounting policies, presentations, or principles made during such year for Regional and its Subsidiaries; and
               (vi) notes to such financial statements.

     Monthly statements and annual statements shall all be in reasonable detail, fairly presenting the financial position and the results of operations, and certified as complete and correct in all material respects, subject to change as resulting from year-end adjustments, by the treasurer or chief financial officer of Regional Holdings, Regional or the applicable Subsidiary, as appropriate. Monthly financial statements shall be prepared on an individual basis for each Borrower or Guarantor as well as on a consolidated basis for all Borrowers and Guarantors. Annual statements of Regional and its Subsidiaries (or if the financial statements of Regional and its Subsidiaries are required under GAAP to be consolidated with the financial statements of Regional Holdings, then annual statements of Regional Holdings and its Subsidiaries), shall be audited and prepared in accordance with GAAP and shall be accompanied by a report thereon unqualified as to scope by an independent nationally recognized certified accounting firm selected by Regional Holdings or Regional and reasonably satisfactory to Agent. In addition, the annual statements shall be prepared on a consolidated basis, and on a consolidating basis for each of the Borrowers and Guarantors.
          (b) Audit Reports. Promptly upon receipt thereof, one copy of each audit report, if any, submitted to any and all Borrowers by independent public accountants in connection with any annual, interim, or special audit or examination made by them of the books of such Borrower.
          (c) Notice of Default or Event of Default. Within three (3) Business Days of becoming aware of the existence of any condition or event which constitutes a Default or an Event of Default, a written notice specifying the nature of the claimed Default, Event of Default or other default and what action Borrower is taking or proposes to take with respect thereto.
          (d) RMC Reinsurance Excess Cash Statement. Within fifteen (15) days of the end of each calendar month, a statement of RMC Reinsurance Excess Cash for such previous month, but only during such calendar month that RMC Reinsurance is required to distribute the RMC Reinsurance Excess Cash to Regional pursuant to Paragraph 7.25.
          (e) Requested Information. With reasonable promptness, such other information as, from time to time, may be reasonably requested by Agent or any Lender.
     9.2 Inspection. Borrowers shall permit Agent and its representatives to make such verifications and inspections of the Collateral and to make audits and inspections, at any time during normal business hours of such Borrower and as frequently as Agent reasonably desires upon reasonable advance notice to such Borrower, of Borrowers’ books, accounts, records, correspondence and such other papers as it may desire and of Borrowers’ premises and the Collateral. To reimburse Agent for the costs of such verifications, inspections and audits, Borrowers shall pay to Agent, for its own account and not for the account of the Lenders, all costs of appraisals, inspections, and verifications of the Collateral, including travel, lodging, and meals for inspections of the Collateral and Borrowers’ operations by Agent plus Agent’s then customary charge for field examinations and audits and the preparation of reports thereof (such charge is currently $850 per day (or portion thereof) for each Person retained or employed by Agent with respect to each field examination or audit), provided, however, that in the absence of a Default or Event of Default, the Borrowers shall not be obligated to pay more than $75,000 in per diem charges in any one calendar year; such costs and charges shall be payable by Borrowers on demand by Agent. Borrowers shall supply Agent with copies and shall permit Agent to copy such records and papers as Agent shall request, and shall permit Agent to discuss Borrowers’ affairs, finances, and accounts with Borrowers’ employees, officers, and independent public accountants (and by this provision each Borrower hereby authorizes said accountants to discuss with Agent the finances and affairs of such Borrower) all at such reasonable times and as often as may be reasonably requested. Borrowers further agree to supply Agent with such other reasonable information relating to the Collateral and to Borrowers as Agent shall request. In the event of litigation between any Borrower and Agent, Agent’s right of civil discovery shall be in addition to, and not in lieu of its rights under this Paragraph 9.2. Each Lender shall have the right, at its own expense, to accompany the Agent on any such audit or inspection.
SECTION TEN — EVENTS OF DEFAULT; REMEDIES
     10.1 Events of Default. An “Event of Default” shall exist under this Agreement upon the occurrence of any of the following events or conditions:
          (a) Interest or Principal. Failure to pay (i) when due or when declared due and payable, all or any portion of the principal of Obligations (but with respect to Bank Product Obligations, including any grace or cure period granted under the documents and agreements evidencing such Bank Product, if any) owing to Agent or any Lender or (ii) within three (3) Business Days after the same shall be due, all or any portion of interest on the Obligations, taxes, reimbursement of Agent’s Expenses or other sums payable pursuant to the terms of this Agreement.
          (b) Warranties or Representations. Any warranty, representation, or other statement made or furnished to Agent or any Lender by any Borrower or any Guarantor or any instrument furnished in compliance with this Agreement shall have been false or misleading in any material respect when made or furnished.
          (c) Financial Covenants. Failure by any Borrower or any Guarantor to comply with any financial covenants set forth in this Agreement relating to any Borrower or any Guarantor.
          (d) Other Covenants. Failure by any Borrower or any Guarantor to comply with any other covenants or agreements relating to any Borrower or any Guarantor as contained in this Agreement, any Guaranty, or any other agreement executed in connection herewith or therewith (excluding in respect of any Bank Products) for more than 30 days after such failure shall first become known to any Borrower or to any Guarantor; or failure by any Borrower to comply with any covenant or agreement relating to such Borrower as contained in any agreement in respect of Bank Products beyond the applicable grace or cure period, if any, applicable thereto.
          (e) Insolvency. Dissolution, termination of existence, insolvency (failure to pay its debts as they mature or the failure to maintain the fair salable value of its assets in excess of its liabilities), business failure, appointment of a receiver, trustee, custodian or similar fiduciary, assignment for the benefit of creditors or the commencement of any proceedings under any bankruptcy laws or by or against any Borrower or any Guarantor (if against any Borrower or Guarantor, the continuation of such proceedings for more than 60 days) or the making by any Borrower or any Guarantor of any offer of settlement, extension or composition to its unsecured creditors generally.
          (f) Attachment, Judgment, Tax Liens. The issuance or filing against any Borrower or any Guarantor of any lien, attachment, injunction, execution, tax lien, or judgment for the payment of money in excess of $500,000 which is not vacated, satisfied or discharged in full or stayed within 30 days after issuance or filing.
          (g) Default in Other Agreements. Default in the payment of any sum due under any instrument of Debt for borrowed money in excess of $500,000 owed by any Borrower or any Guarantor to any Person or any other default under such instrument of indebtedness which permits such indebtedness to become due prior to its stated maturity or permits the holders of such indebtedness to elect a majority of the board of directors or manage the business of any Borrower or any Guarantor, including but not limited to, any default under any Affiliated Subordinated Debt Documents; provided, however, no Event of Default shall result hereunder if such Borrower or Guarantor cures such other default or if the Person to whom such Debt is owed waives such default.
          (h) Loss of License. The loss, revocation, or failure to renew any license, permit, and/or franchise now held or hereafter acquired by any Borrower, which is necessary for the continued operation of such Borrower’s business which does or could reasonably be expected to materially adversely affect the properties and condition (financial or otherwise) of such Borrower.
          (i) Liens. If any Borrower shall pledge, hypothecate or otherwise give a Lien on the Collateral, any Contract or the stock of RMC Reinsurance to, or if such Lien shall be obtained by, any Person other than Agent other than Permitted Liens.
          (j) Assignment of Agreement. The attempt by any Borrower to, or if any Borrower shall, assign this Agreement or its rights hereunder, except in accordance with Paragraph 13.4.
          (k) Breach of Collection Agreement. Failure by any Borrower to observe or a breach by any Borrower of any covenant contained in a the Collection Account Agreement between Borrower and Agent.
          (l) Change in Control. Any Change in Control shall occur.
          (m) Guaranty Termination. Default under, revocation of, or termination of any Guaranty.
          (n) Collateral Adjustment Percent. The Collateral Adjustment Percent shall at any time be equal to or exceed twenty percent (20%).
     10.2 Default Remedies.
          (a) Acceleration of Obligations: Right to Dispose of Collateral. Upon the occurrence and during the continuance of an Event of Default as provided in Paragraph 10.1 above, (i) the Agent shall, at the direction of any Lender, declare an Event of Default and give written notice thereof to Borrowers, and (ii) all of the Obligations due from Borrowers to Agent and Lenders, at the option of Agent or Majority Lenders, and upon written notice thereof to Borrowers by Agent or any Lender, shall accelerate and become at once due and payable and the Commitments shall immediately terminate; Borrowers shall forthwith pay to Agent, in addition to any and all sums and charges due, the entire principal of and accrued interest on the Notes and all other Obligations; provided, however, that upon the occurrence of any Event of Default described in subparagraph 10.1(e), the Commitments shall automatically and immediately expire and all Obligations shall automatically become immediately due and payable without notice or demand of any kind. Agent thereupon shall have all the rights and remedies of a secured party under the Code and all other legal and equitable rights to which it may be entitled, and Agent may and shall, at the direction of the Majority Lenders, take such action as is required under Paragraph 12.5 hereof. If not previously delivered to Agent, Agent shall also have the right to require Borrowers to assemble the Collateral, at Borrowers’ expense, and make it available to Agent at a place designated by Agent, and Agent shall have the right to take immediate possession of the Collateral and may enter any of the premises of Borrowers or wherever the Collateral shall be located, with or without force or process of law, and to keep and store the same on said premises until sold and if said premises are the property of Borrowers, Borrowers agree not to charge Agent for storage thereof for a period of at least ninety (90) days after the sale or disposition of the Collateral. Borrowers waive the right to require the filing of any undertaking or bond to obtain any such process of law. Ten (10) days notice to Borrowers of any public or private sale or other disposition of Collateral shall be reasonable notice thereof and such sale shall be at such location(s) as Agent shall designate in said notice. The Agent may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as the Majority Lenders deem advisable, in their sole discretion, and may, if the Agent deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Agent and each Lender shall have the right to bid at such sale on its own behalf. Out of proceeds arising from any such sale, Agent shall retain all costs and charges, including attorneys’ fees for pursuing, reclaiming, taking, keeping, storing, and advertising such Collateral for sale, selling and any and all other charges and expenses in connection therewith. Any balance shall be applied upon the Obligations of Borrowers to Agent and Lenders; and in the event of deficiency, Borrowers shall remain liable to Agent and Lenders. In the event of any surplus, such surplus shall be paid to the party entitled by law to same.
     Upon the occurrence of an Event of Default, Agent may, from time to time, attempt to sell all or any part of the Collateral by a private placement restricting the bidder and prospective purchasers. In so doing, Agent may solicit offers to buy the Collateral, or any part of it, for cash, from a limited number of purchasers deemed by Agent, in its reasonable judgment, to be responsible parties who might be interested in purchasing the Collateral, and if Agent solicits such offers from not less than three such purchasers then the acceptance by Agent of the highest offer obtained therefrom shall be deemed to be a commercially reasonable method of disposition of such Collateral.
          (b) Application of Collateral; Termination of Agreements. Upon the occurrence of an Event of Default, Agent may (and shall, at the direction of Majority Lenders) also, with or without proceeding with such sale or foreclosure or demanding payment of the Obligations, without notice, terminate further performance under this Agreement or any other agreement or agreements between Agent or any Lender and Borrowers without further liability or obligation by Agent or any Lender, and may also, at any time, appropriate and apply on any Obligations any and all Collateral in the possession of Agent or any Lender, and any and all balances, credits, deposits, accounts, reserves, indebtedness, or other monies due or owing to Borrowers or held by Agent or any Lender hereunder or under any such financing agreement or otherwise, whether accrued or not; and Agent and Lenders shall not, in any manner, be liable to Borrowers for any failure to make or continue to make any Loans or Advances under this Agreement. Neither such termination, nor the termination of this Agreement by lapse of time, the giving of notice, or otherwise shall absolve, release, or otherwise affect the liability of Borrowers in respect of transactions had prior to such termination, nor affect any of the liens, security interests, rights, powers and remedies of Agent or any Lender, but they shall, in all events, continue until all Obligations of Borrowers to Agent and Lenders are satisfied.
          (c) Remedies Cumulative. All undertakings of Borrowers contained in this Agreement, or in any documents referred to herein concurrently, or hereafter entered into, shall be deemed cumulative. The failure or delay of Agent or any Lender to exercise or enforce any rights or remedies under this Agreement or under any of the aforesaid agreements or Collateral shall not operate as a waiver of such rights and remedies, but all such rights and remedies shall continue in full force and effect until payment of all Loans and Advances and all other Obligations owing or to become owing from Borrowers to Agent and Lenders shall have been fully satisfied, and all rights and remedies herein provided for are cumulative and none are exclusive.
          (d) Collection Account Access. Upon the occurrence of an Event of Default (and subject to Paragraph 5.2(a) hereof), Agent may (and shall, at the direction of Majority Lenders) notify the bank identified in the Collection Account Agreement to terminate Borrowers’ right to withdraw any funds from the Collection Account identified in the Collection Account Agreement between Borrowers and Agent.
SECTION ELEVEN — AMENDMENTS; WAIVERS; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS
     11.1 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Borrowers therefrom, shall be effective unless the same shall be in writing and signed by Majority Lenders (or by Agent at the written request of Majority Lenders) and Borrowers, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders and Borrowers and acknowledged by Agent, do any of the following:
          (a) increase or extend the Commitment of any Lender;
          (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;
          (c) reduce the principal of, or the rate of interest specified herein on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document;
          (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Lenders or any of them to take any action hereunder;
          (e) increase any of the percentages set forth in the definition of Advance Rate;
          (f) amend this Paragraph 11.1 or any provision of this Agreement providing for consent or other action by all Lenders;

          (g) release Collateral other than as permitted by Paragraph 12.10 or release any Guarantor;
          (h) change the definitions of “Majority Lenders” or “Required Lenders”; or
          (i) increase the Total Credit Facility or the Unused Letter of Credit Subfacility;
provided, however, Agent may, in its sole discretion and notwithstanding the limitations contained in clauses (e) and (i) above and any other terms of this Agreement, make Agent Advances in accordance with the provisions of Paragraph 2.2(i) in an amount not to exceed five percent (5%) of the Availability and, provided further, that no amendment, waiver or consent shall, unless in writing and signed by Agent, affect the rights or duties of Agent under this Agreement or any other Loan Document.
     11.2 Assignments; Participations.
          (a) Any Lender may, with the written consent of Agent (which consent shall not be unreasonably withheld) and written consent of Borrowers so long as no Event of Default has occurred and is continuing, assign and delegate to one or more Eligible Assignees (provided that no consent of Agent or any Borrower shall be required in connection with any assignment and delegation by a Lender to an Affiliate of such Lender and no consent of any Borrower shall be required in connection with any assignment and delegation by a Lender to another Lender) (each an “Assignee”) all, or any ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Lender hereunder, in a minimum amount of $5,000,000 (provided that, unless an assignor Lender has assigned and delegated all of its Loans and Commitments, no such assignment and/or delegation shall be permitted unless, after giving effect thereto, such assignor Lender retains a Commitment in a minimum amount of $5,000,000); provided, however, that Borrowers and Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to Borrowers and Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to Borrowers and Agent an Assignment and Acceptance in the form of Exhibit “C” (“Assignment and Acceptance”), together with any Note or Notes subject to such assignment; and (iii) the assignor Lender or Assignee has paid to Agent a processing fee in the amount of $3,000.
          (b) From and after the date that Agent notifies the assignor Lender that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations, including, but not limited to, the obligation to participate in Letters of Credit and related credit support have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

          (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto or the attachment, perfection, or priority of any Lien granted by Borrowers to Agent or any Lender in the Collateral; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrowers or the performance or observance by Borrowers of any of their obligations under this Agreement or any other Loan Document furnished pursuant hereto; (iii) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such Assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such Assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to Agent by the terms hereof, together with such powers, including the discretionary rights and incidental power, as are reasonably incidental thereto; and (vi) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.
          (d) Immediately upon satisfaction of the requirements of subparagraph 11.2(a), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.
          (e) Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons (other than a natural person) not Affiliates of any Borrower (a “Participant”) participating interests in any Loans, the Commitment of that Lender and the other interests of that Lender (the “originating Lender”) hereunder and under the other Loan Documents; provided, however, that (i) the originating Lender’s obligations under this Agreement shall remain unchanged, (ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrowers and Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender’s rights and obligations under this Agreement and the other Loan Documents, and (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document (other than the rights described in Paragraph 11.1 as being rights that are voted on by all Lenders), and all amounts payable by Borrowers hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent and subject to the same limitation as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

          (f) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Board or U.S. Treasury Regulation 31 CFR §203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law; provided, that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute such pledgee or assignee for such Lender as a party hereto.
SECTION TWELVE — THE AGENT
     12.1 Appointment and Authorization. Each Lender hereby designates and appoints Bank of America as its Agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Agent agrees to act as such on the express conditions contained in this Section Twelve. The provisions of this Section Twelve are solely for the benefit of Agent and Lenders, and Borrower shall have no rights as a third party beneficiary of any of the provisions contained herein. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, Agent shall not have any duties or responsibilities to Lenders, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Agreement with reference to Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which Agent is expressly entitled to take or assert under this Agreement and the other Loan Documents, including (a) the determination of the applicability of ineligibility criteria with respect to the calculation of the Availability, (b) the making of Agent Advances pursuant to subparagraph 2.2(i), and (c) the exercise of remedies pursuant to Paragraph 10.2, and any action so taken or not taken shall be deemed consented to by Lenders.
     12.2 Delegation of Duties. Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made without gross negligence or willful misconduct.
     12.3 Liability of Agent. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by Borrowers or any subsidiary or Affiliate of any Borrower, or any officer thereof, contained in this Agreement or in any other

Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Borrowers or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Borrower or any of Borrowers’ Subsidiaries or Affiliates.
     12.4 Reliance by Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrowers), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of Required Lenders or Majority Lenders, as applicable, as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by all Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of Required Lenders or Majority Lenders, as applicable, (or all Lenders if so required by Paragraph 11.1) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.
     12.5 Notice of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless Agent shall have received written notice from a Lender or Borrowers referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” Agent will notify Lenders of its receipt of any such notice. Upon the written request of any Lender, Agent shall declare a Default under this Agreement and send notice thereof to the Borrowers within ten (10) Business Days, with a copy provided to each of the Lenders, unless such Default is cured or waived. Otherwise, Agent shall take such action with respect to such Default or Event of Default as may be requested by Majority Lenders in accordance with Paragraph 10.2; provided, however, that unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable. Agent and each of the Lenders agree to use reasonable good faith efforts to disclose to each other, as soon as practicable after discovery by a senior officer with direct responsibility for the management of the transactions with Borrowers, any information or communication (believed to be reliable and substantially accurate) which the disclosing Lender has reason to believe (a) is not known by Agent or the other Lenders (as applicable) and (b) may have a material and adverse effect upon the business or operations of the Borrowers and/or upon the collateral security for the Loan, and as a result, may impair the repayment of the Loan as and when due; provided, however, that neither the Agent nor the other Lenders shall have any liability as a result of its or their failure to disclose any information pursuant to this paragraph, nor shall any Lender assert any such failure by Agent or another Lender as a defense to any claim asserted against a Lender under the provisions of this Agreement.

     12.6 Indemnification. Whether or not the transactions contemplated hereby are consummated, Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrowers and without limiting the obligation of Borrowers to do so), pro rata, from and against any and all Indemnified Liabilities as such term is defined in Paragraph 13.14; provided, however, that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person’s gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrowers. The undertaking in this Paragraph 12.6 shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.
     12.7 Agent in Individual Capacity. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with any Borrower and its subsidiaries and Affiliates as though Bank of America were not Agent hereunder and without notice to or consent of Lenders. Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Borrower or such Affiliate) and acknowledge that Agent and Bank of America shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not Agent, and the terms “Lender” and “Lenders” include Bank of America in its individual capacity.
     12.8 Successor Agent. Agent may resign as Agent upon 30 days notice to Lenders and Borrower, such resignation to be effective upon the acceptance of a successor agent to its appointment as Agent. In the event Bank of America sells all of its Commitment and Loans as part of a sale, transfer or other disposition by Bank of America of substantially all of its loan portfolio, Bank of America shall resign as Agent and such purchaser or transferee shall become the successor Agent hereunder. If Agent resigns under this Agreement, subject to the proviso in the preceding sentence, Majority Lenders shall appoint from among Lenders a successor agent for Lenders. If no successor agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with Lenders and Borrowers, a successor agent from among Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term “Agent” shall mean such successor agent and the retiring Agent’s appointment, powers and duties as Agent shall be terminated. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Section Twelve shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.
     12.9 Withholding Tax. At least five Business Days prior to the first date for payment of interest or fees hereunder to a Foreign Lender, the Foreign Lender shall deliver to Borrowers and Agent two duly completed copies of IRS Form W-8BEN or W-8ECI (or any subsequent replacement or substitute form therefor), certifying that such Lender can receive payment of

Obligations without deduction or withholding of any United States federal income taxes. Each Foreign Lender shall deliver to Borrowers and Agent two additional copies of such form before the preceding form expires or becomes obsolete or after the occurrence of any event requiring a change in the form, as well as any amendments, extensions or renewals thereof as may be reasonably requested by Borrowers or Agent, in each case, certifying that the Foreign Lender can receive payment of Obligations without deduction or withholding of any such taxes, unless an event (including any change in treaty or law) has occurred that renders such forms inapplicable or prevents the Foreign Lender from certifying that it can receive payments without deduction or withholding of such taxes. During any period that a Foreign Lender does not or is unable to establish that it can receive payments without deduction or withholding of such taxes, other than by reason of an event (including any change in treaty or law) that occurs after it becomes a Lender, Agent may withhold taxes from payments to such Foreign Lender at the applicable statutory and treaty rates, and Borrowers shall not be required to pay any additional amounts under this Paragraph 12.9 or Paragraph 2.11 as a result of such withholding.
     12.10 Collateral Matters.
          (a) Lenders hereby irrevocably authorize Agent, at its option and in its sole discretion, to release any Agent’s Lien upon any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by Borrowers of all Loans and reimbursement obligations in respect of Letters of Credit and related credit support, and the termination or cash collateralization of all outstanding Letters of Credit (whether or not any of such obligations are due) and all other Obligations, all in accordance with the provisions of Paragraph 3.2; (ii) constituting property being sold or disposed of if Borrowers certify to Agent that the sale or disposition is made in compliance with this Agreement (and Agent may rely conclusively on any such certificate, without further inquiry); (iii) constituting property in which Borrowers owned no interest at the time the Lien was granted or at any time thereafter; or (iv) constituting property leased to Borrowers under a lease which has expired or been terminated in a transaction permitted under this Agreement. Except as provided above, Agent will not release any of the Agent’s Liens without the prior written authorization of Lenders. Upon request by Agent or Borrowers at any time, Lenders will confirm in writing Agent’s authority to release any Agent’s Liens upon particular types or items of Collateral pursuant to this Paragraph 12.10.
          (b) Upon receipt by Agent of any authorization required pursuant to subparagraph 12.10(a) from Lenders of Agent’s authority to release any Agent’s Liens upon particular types or items of Collateral, and upon at least five (5) Business Days prior written request by Borrowers, Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of the Agent’s Liens upon such Collateral; provided, however, that (i) Agent shall not be required to execute any such document on terms which, in Agent’s opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of Borrowers in respect of) all interests retained by Borrowers, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.
          (c) Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by Borrowers or is cared for, protected or insured or has been encumbered, or that the Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its sole discretion given Agent’s own interest in the Collateral in its capacity as one of the Lenders and that Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing.
     12.11 Restrictions on Actions by Lenders; Sharing of Payments.
          (a) Each of the Lenders agrees that it shall not, without the express consent of all Lenders, and that it shall, to the extent it is lawfully entitled to do so, upon the request of all Lenders, set off against the Obligations, any amounts owing by such Lender to Borrowers or any accounts of Borrowers now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by Agent, take or cause to be taken any action to enforce its rights under this Agreement or against Borrowers, including the commencement of any legal or equitable proceedings, to foreclose any lien on, or otherwise enforce any security interest in, any of the Collateral.
          (b) If at any time or times any Lender shall receive (i) by payment, foreclosure, setoff or otherwise, any proceeds of Collateral or any payments with respect to the Obligations of Borrowers to such Lender arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or (ii) payments from Agent in excess of such Lender’s ratable portion of all such distributions by Agent, such Lender shall promptly (1) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in same day funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among Lenders in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.
     12.12 Agency for Perfection. Each Lender hereby appoints each other Lender as agent for the purpose of perfecting the Lenders’ security interest in assets which, in accordance with Article 9 of the Code, can be perfected only by possession. Should any Lender (other than Agent) obtain possession of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent’s request therefor shall deliver such Collateral to Agent or in accordance with Agent’s instructions.
     12.13 Payments by Agent to Lenders. All payments to be made by Agent to Lenders shall be made by bank wire transfer or internal transfer of immediately available funds to each Lender pursuant to wire transfer instructions delivered in writing to Agent on or prior to the effectiveness of this Agreement (or if such Lender is an Assignee, on the applicable Assignment and Acceptance), or pursuant to such other wire transfer instructions as each party may designate for itself by written notice to Agent. Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium or interest on the Revolving Loans or otherwise.
     12.14 Concerning the Collateral and the Related Loan Documents. Each Lender authorizes and directs Agent to enter into this Agreement and the other Loan Documents, for the ratable benefit and obligation of Agent and Lenders. Each Lender agrees that any action taken by Agent, Majority Lenders or Required Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by Agent, Majority Lenders, or Required Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.
     12.15 Field Audit and Examination Reports; Disclaimer by Lenders. By signing this Agreement, each Lender:
          (a) is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a “Report” and collectively, “Reports”) prepared by Agent;
          (b) expressly agrees and acknowledges that neither Bank of America nor Agent (i) makes any representation or warranty as to the accuracy of any Report, or (ii) shall be liable for any information contained in any Report;
          (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or Bank of America or other party performing any audit or examination will inspect only specific information regarding Borrowers and will rely significantly upon Borrowers’ books and records, as well as on representations of Borrowers’ personnel;
          (d) agrees to keep all Reports confidential and strictly for its internal use, and not to distribute except to its participants, or use any Report in any other manner; and
          (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrower, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a loan or loans of Borrower; and (ii) to pay and protect, and indemnify, defend and hold Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including Attorney Costs) incurred by Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.
     12.16 Relation Among Lenders. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of Agent) authorized to act for, any other Lender.

SECTION THIRTEEN — GENERAL
     13.1 Expenses. Promptly following any Borrower’s receipt of any monthly or other statement from Agent, Borrowers shall pay all of the following expenses (“Agent’s Expenses”):
          (a) except as otherwise expressly provided herein, all reasonable expenses incurred by Agent in the administration of this Agreement and the Loan, including but not limited to mailing costs and accounting fees, and any reasonable costs or out-of-pocket expenses (including Attorney Costs) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, or amendment (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of, rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein;
          (b) all taxes levied against or paid by Agent or any Lender (other than Excluded Taxes) and all filing and recording fees, costs and expenses which may be incurred by Agent in respect to the filing and/or recording of any document or instrument relating to the transactions described in this Agreement; and
          (c) all costs, outlays, reasonable attorney’s fees and expenses of any kind (including all allocated staff costs) incurred by Agent or any Lender in the enforcement of this Agreement or the defense of legal proceedings involving any claim made against Agent or any Lender arising out of this Agreement or the protection of the Collateral.
     13.2 Invalidated Payments. If after receipt of any payment which is applied to the payment of all or any part of the Obligations, Agent or any Lender is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by Agent or such Lender, and Borrowers shall be liable to pay to Agent and Lenders, and hereby does indemnify Agent and Lenders and hold Agent and Lenders harmless for the amount of such payment or proceeds surrendered. The provisions of this Paragraph 13.2 shall be and remain effective notwithstanding any contrary action which may have been taken by Agent or any Lender in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to Agent’s and Lenders’ rights under this Agreement and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this Paragraph 13.2 shall survive the termination of this Agreement.
     13.3 Application of Code to Agreement. This Agreement has been entered into pursuant to the provisions of the Code. Any additional remedies available to Agent and Lenders under the applicable provisions of the Code not specifically included herein shall be deemed a part of this Agreement, and Agent and Lenders shall have the benefit of any such additional remedies.
     13.4 Parties, Successors and Assigns. This Agreement shall be binding upon each party hereto and its respective successors and assigns, and inure to the benefit of the successors and assigns of Agent and each Lender; provided, however, that no interest herein may be assigned by Borrowers without prior written consent of Agent and each Lender. The rights and benefits of Agent and Lenders hereunder shall, if such Persons so agree, inure to any party acquiring any interest in the Obligations or any part thereof.
     13.5 Notices and Communications.
          (a) Notice Address. All notices, requests and other communications by or to a party hereto shall be in writing and shall be given to any Borrower, at Regional’s address shown on page one of this Agreement, and to any other Person at its address shown on page one of this Agreement or stated below its signature to this Agreement (or, in the case of a Person who becomes a Lender after the Closing Date, at the address shown on its Assignment and Acceptance), or at such other address as a party may hereafter specify by notice in accordance with this Paragraph 13.5. Each such notice, request or other communication shall be effective only (a) if given by facsimile transmission, when transmitted to the applicable facsimile number, if confirmation of receipt is received (except that, if not given during normal business hours for the recipient, such notice shall be deemed to have been given at the opening of business on the next business day for the recipient); (b) if given by certified or registered U.S. mail, upon receipt, with first-class postage pre-paid, addressed to the applicable address; or (c) if given by personal delivery, when duly delivered to the notice address with receipt acknowledged. Notwithstanding the foregoing, no notice to Agent pursuant to Paragraphs 2.2, 2.6, 2.18 or 3.1 shall be effective until actually received by the Agent. Any written notice, request or other communication that is not sent in conformity with the foregoing provisions shall nevertheless be effective on the date actually received by the noticed party. Any notice received by Regional shall be deemed received by all Borrowers.
          (b) Electronic Communications; Voice Mail. Electronic mail and internet websites may be used only for routine communications, such as financial statements, Borrowing Base Certificates and other information required by Paragraph 9.1 or Paragraph 5.2(e), administrative matters and distribution of Loan Documents for execution. Agent and Lenders make no assurances as to the privacy and security of electronic communications. Electronic and voice mail may not be used as effective notice under the Loan Documents.
          (c) Non-Conforming Communications. Agent and Lenders may rely upon any notices purportedly given by or on behalf of any Borrower even if such notices were not made in a manner specified herein, were incomplete or were not confirmed, or if the terms thereof, as understood by the recipient, varied from a later confirmation. EACH BORROWER SHALL INDEMNIFY AND HOLD HARMLESS EACH INDEMNIFIED PERSON FROM ANY LIABILITIES, LOSSES, COSTS AND EXPENSES ARISING FROM ANY TELEPHONIC COMMUNICATION PURPORTEDLY GIVEN BY OR ON BEHALF OF A BORROWER, EXCEPT TO THE EXTENT SUCH LIABILITIES, LOSSES, COSTS AND EXPENSES RESULT FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PERSON.
     13.6 Accounting Principles. All accounting computations required to be made for the purposes of this Agreement shall be done in accordance with GAAP as provided in Paragraph 8.15 or unless otherwise agreed to in writing by Agent, at the time in effect, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.
     13.7 Total Agreement; References. This Agreement and all other agreements referred to herein or delivered in connection herewith shall constitute the entire agreement between the parties relating to the subject matter hereof, shall rescind all prior agreements and understandings between the parties hereto relating to the subject matter hereof (including, without limitation, the Existing Loan Agreement), and shall not be changed or terminated orally. Each of the Loan Documents and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms of the Existing Loan Agreement or pursuant to the terms hereof are hereby amended so that any reference therein to the Existing Loan Agreement shall mean a reference to this Agreement. Notwithstanding the foregoing, (i) the liens and security interests granted by Borrowers in favor of Agent pursuant to the Existing Loan Agreement and the other Loan Documents shall continue in full force and effect from and after the date hereof in favor of Agent, for the benefit of Agent and Lenders, as security for the Obligations, (ii) the Loans outstanding by Lenders under the Existing Loan Agreement (and all accrued and unpaid interest thereon and fees in respect thereof) and all other Obligations outstanding thereunder as of the date of this Agreement shall remain outstanding and shall be restated and extended as Revolving Loans hereunder and shall not be deemed to be paid, released, discharged or otherwise satisfied by the execution of this Agreement, and this Agreement shall not constitute a refinancing, substitution or novation of such Loans and Obligations or any of the other rights, duties and obligations of the parties hereunder, and (iii) all indemnification obligations of the Borrowers under the Existing Loan Agreement and any other Loan Documents shall survive the execution and delivery of this Agreement and shall continue in full force and effect for the benefit of the Lenders, the Agent, and any other Person indemnified under the Existing Loan Agreement or any other Loan Document at any time prior to the date of this Agreement.
     13.8 Governing Law. PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, UNLESS OTHERWISE SPECIFIED, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS).
     13.9 Survival. All warranties, representations, and covenants made by Borrowers under this Agreement shall be considered to have been relied upon by Agent and each Lender and shall survive the delivery to Lenders of the Notes regardless of any investigation made by Agent or any Lender or on its behalf.
     13.10 Power of Attorney. Each Borrower hereby appoints Agent, and its agents and designees, the true and lawful agents and attorneys-in-fact of such Borrower, with full power of substitution, (a) during the continuance of an Event of Default, to (i) receive, open and dispose of all mail addressed to such Borrower relating to the Collateral, (ii) notify and direct the United States Post Office authorities by notice given in the name of such Borrower and signed on its behalf, to change the address for delivery of all mail addressed to such Borrower relating to the Collateral to an address to be designated by Agent, and to cause such mail to be delivered to such designated address where Agent may open all such mail and remove therefrom any notes, checks, acceptances, drafts, money orders or other instruments in payment of the Collateral in which Agent has a security interest hereunder and any documents relative thereto, with full power to endorse the name of such Borrower upon any such notes, checks, acceptances, drafts, money order or other form of payment or on Collateral or security of any kind and to effect the deposit and collection thereof, and Agent shall have the further right and power to endorse the name of such Borrower on any documents otherwise relating to such Collateral, (iii) send notices to such Contract Debtors or account debtors, and (iv) do any and all other things necessary or proper to carry out the intent of this Agreement; and (b) at all times, to (i) sign the name of such Borrower to drafts against Contract Debtors or other account debtors, and execute on behalf of such Borrower assignments, notices of assignments, financing statements and other public records and notices on all other instruments or documents and (ii) do any and all other things necessary or proper to perfect and protect the liens and rights of Agent and Lenders created under this Agreement. Each Borrower agrees that neither Agent or any Lender nor any of its agents, designees or attorneys-in-fact will be liable for any acts of commission or omission, or for any error of judgment or mistake of fact or law, except for those arising from the gross negligence or willful misconduct of the Agent or any Lender or any of their agents, designees or attorneys-in-fact.
The powers granted hereunder are coupled with an interest and shall be irrevocable during the term hereof. Agent shall have the right to apply all money or security otherwise due to Borrowers to the payment of any of the Advances or other sums payable pursuant to this Agreement at such time and in such order of application as Agent may determine.
     13.11 LITIGATION. PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES AMONG ANY BORROWER, AGENT AND LENDERS, PERTAINING TO THIS AGREEMENT. EACH BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS.
     13.12 Severability. To the extent any provision of this Agreement is not enforceable under applicable law, such provision shall be deemed null and void and shall have no effect on the remaining portions of the Agreement.
     13.13 Jury Trial Waiver. BORROWERS, LENDERS AND AGENT EACH IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. BORROWER, LENDERS AND AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS PARAGRAPH AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

     13.14 Indemnity of Agent and Lenders by Borrower. EACH BORROWER AGREES TO DEFEND, INDEMNIFY AND HOLD THE AGENT-RELATED PERSONS, AND EACH LENDER AND EACH OF ITS RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, COUNSEL, AGENTS AND ATTORNEYS-IN-FACT (EACH, AN “INDEMNIFIED PERSON”) HARMLESS FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, CHARGES, EXPENSES AND DISBURSEMENTS (INCLUDING ATTORNEY COSTS) OF ANY KIND OR NATURE WHATSOEVER WHICH MAY AT ANY TIME (INCLUDING AT ANY TIME FOLLOWING REPAYMENT OF THE LOANS AND THE TERMINATION, RESIGNATION OR REPLACEMENT OF AGENT OR REPLACEMENT OF ANY LENDER) BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST ANY SUCH PERSON BY A PERSON WHO IS NOT ALSO AN INDEMNIFIED PERSON IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY DOCUMENT CONTEMPLATED BY OR REFERRED TO HEREIN, OR THE TRANSACTIONS CONTEMPLATED HEREBY, OR ANY ACTION TAKEN OR OMITTED BY ANY SUCH PERSON UNDER OR IN CONNECTION WITH ANY OF THE FOREGOING, INCLUDING WITH RESPECT TO ANY INVESTIGATION, LITIGATION OR PROCEEDING (INCLUDING ANY INSOLVENCY PROCEEDING OR APPELLATE PROCEEDING) RELATED TO OR ARISING OUT OF THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, OR THE LOANS OR THE USE OF THE PROCEEDS THEREOF, WHETHER OR NOT ANY INDEMNIFIED PERSON IS A PARTY THERETO (ALL THE FOREGOING, COLLECTIVELY, THE “INDEMNIFIED LIABILITIES”); PROVIDED, THAT, BORROWERS SHALL HAVE NO OBLIGATION HEREUNDER TO ANY INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES (I) RESULTING SOLELY FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PERSON OR (II) THAT ARE AWARDED AS DIRECT OR ACTUAL DAMAGES (AND NOT ANY DAMAGES CONSTITUTING SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNATIVE) TO ANY BORROWER OR GUARANTOR IN AN ACTION BROUGHT BY SUCH BORROWER OR GUARANTOR AGAINST AN INDEMNIFIED PERSON FOR BREACH OF SUCH INDEMNIFIED PERSON’S OBLIGATIONS HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENT IF SUCH BORROWER OR GUARANTOR HAS OBTAINED A FINAL, NON-APPEALABLE JUDGMENT IN ITS FAVOR IN SUCH ACTION AS DETERMINED BY A COURT OF COMPETENT JURISDICTION. THE AGREEMENTS IN THIS PARAGRAPH 13.14 SHALL SURVIVE PAYMENT OF ALL OTHER OBLIGATIONS.
     13.15 Limitation of Liability. NO CLAIM MAY BE MADE BY ANY BORROWER, AGENT, ANY LENDER OR OTHER PERSON AGAINST ANY BORROWER, AGENT, ANY LENDER, OR THE AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, OR AGENTS OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF, OR RELATED TO, THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, AND BORROWER, AGENT AND EACH LENDER HEREBY WAIVE, RELEASE AND AGREE NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES,

WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.
     13.16 Right of Setoff. In addition to any rights and remedies of Lenders provided by law, if an Event of Default exists or the Obligations have been accelerated, each Lender is authorized at any time and from time to time, without prior notice to Borrowers, any such notice being waived by Borrower to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of Borrowers against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify Borrowers and Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. NOTWITHSTANDING THE FOREGOING, NO LENDER SHALL EXERCISE ANY RIGHT OF SET-OFF, BANKER’S LIEN, OR THE LIKE AGAINST ANY DEPOSIT ACCOUNT OR PROPERTY OF BORROWER HELD OR MAINTAINED BY SUCH LENDER WITHOUT THE PRIOR WRITTEN UNANIMOUS CONSENT OF THE LENDERS.
     13.17 Joint and Several Liability.
          (a) Each Borrower agrees that it is jointly and severally, directly and primarily liable to Agent and Lenders for payment in full of the Obligations and that such liability is independent of the duties, obligations, and liabilities of the other Borrowers. Agent or any Lender may bring a separate action or actions on each, any, or all of the Obligations against any Borrower, whether action is brought against the other Borrower(s).
          (b) Each Borrower agrees that any release which may be given by Agent or any Lender to the other Borrowers or any guarantor or endorser of any of the Obligations shall not release such other Borrowers from their obligations hereunder.
          (c) Each Borrower hereby waives any right to assert against Agent or any Lender any defense (legal or equitable), setoff, counterclaim, or claims which any Borrower individually may now or any time hereafter have against the other Borrowers or any other party liable to Agent or any Lender in any manner or way whatsoever.
          (d) Any and all present and future indebtedness of a Borrower to the other Borrowers is hereby subordinated to the full payment and performance of the Obligations.
          (e) Each Borrower is presently informed as to the financial condition of the other Borrowers and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Each Borrower hereby covenants that it will keep itself informed as to the financial condition of the other Borrowers, the status of the other Borrowers and of all circumstances which bear upon the risk of nonpayment. Absent a written request from any Borrower to Agent or any Lender for information, each Borrower hereby waives any and all rights it may have to require Agent or any Lender to disclose to such Borrower any information which Agent or any Lender may now or hereafter acquire concerning the condition or circumstances of the other Borrower.

          (f) Each Borrower waives all rights to notices of default, existence, creation, or incurring of new or additional indebtedness, and all other notices of formalities to which such Borrower may, as joint and several Borrower hereunder, be entitled.
          (g) At the request of Borrowers to facilitate and expedite the administration and accounting processes and procedures of their borrowings hereunder, Agent and Lenders have agreed, in lieu of maintaining separate loan accounts, that Agent shall maintain a single loan account under the name of Borrowers (“Loan Account”). The Loan shall be made jointly and severally to the Borrowers and shall be charged to their Loan Account, together with all interest and other charges as permitted under and pursuant to this Agreement. The Loan shall be credited with all repayments of Obligations received by Agent, on behalf of Lenders, from any Borrower as paid into the Collection Account pursuant to the terms of this Agreement.
          (h) Requests for borrowings may be made by any Borrower, pursuant to the terms of Section Two hereof. Each Borrower expressly agrees and acknowledges that neither Agent nor any Lender shall have any responsibility to inquire into the correctness of the apportionment or allocation of or any disposition by any of the Borrowers of (i) any Obligations, or (ii) any of the expenses and other items charged to the Loan Account pursuant to this Agreement. All Obligations and such expenses and other items shall be made for the collective, joint, and several account of the Borrowers and shall be charged to their Loan Account.
          (i) Each Borrower agrees and acknowledges that the administration of the Obligations on a combined basis as set forth in this Paragraph 13.17 is being done as an accommodation to Borrowers and at their request, and that neither Agent nor any Lender shall incur any liability to any of the Borrowers as a result thereof. TO INDUCE AGENT AND LENDERS TO DO SO, AND IN CONSIDERATION THEREOF, EACH OF THE BORROWERS HEREBY AGREES TO INDEMNIFY AND HOLD AGENT AND EACH LENDER HARMLESS FROM AND AGAINST ANY AND ALL LIABILITY, EXPENSES, LOSS, DAMAGE, CLAIM OF DAMAGE, OR INJURY, MADE AGAINST AGENT OR ANY LENDER BY ANY OF BORROWERS OR BY ANY OTHER PERSON, ARISING FROM OR INCURRED BY REASON OF SUCH ADMINISTRATION OF THE OBLIGATIONS, EXCEPT TO THE EXTENT SUCH LIABILITIES, EXPENSES, LOSSES, DAMAGES, CLAIMS AND INJURIES (I) RESULT SOLELY FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF AGENT OR ANY LENDER OR (II) ARE AWARDED AS DIRECT OR ACTUAL DAMAGES (AND NOT ANY DAMAGES CONSTITUTING SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNATIVE) TO ANY BORROWER OR GUARANTOR IN AN ACTION BROUGHT BY SUCH BORROWER OR GUARANTOR AGAINST AN INDEMNIFIED PERSON FOR BREACH OF SUCH INDEMNIFIED PERSON’S OBLIGATIONS HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENT IF SUCH BORROWER OR GUARANTOR HAS OBTAINED A FINAL, NON-APPEALABLE JUDGMENT IN ITS FAVOR ON SUCH CLAIM AS DETERMINED BY A COURT OF COMPETENT JURISDICTION.
          (j) Each Borrower represents and warrants to Agent and each Lender that the collective administration of the Obligations is being undertaken by Agent and each Lender pursuant to this Paragraph 13.17, because Borrowers are integrated in their operation and administration and require financing on a basis permitting the availability of credit from time to time to each of the Borrowers. Each Borrower will derive benefit, directly and indirectly, from such collective administration and credit availability because the successful operation of each Borrower is enhanced by the continued successful performance of the integrated group.

          (k) Each Borrower hereby postpones and subordinates to the final payment in full of the Obligations any right of subrogation it has or may have against the other Borrowers with respect to the Obligations or any other indebtedness incurred pursuant to this Agreement. In addition, each Borrower hereby postpones any right to proceed against the other Borrowers, now or hereafter, for contribution, indemnity, reimbursement, and any other rights and claims, whether direct or indirect, liquidated or contingent, such Borrower may now have or hereafter have as against any other Borrower with respect to the Obligations or any other indebtedness incurred pursuant to this Agreement, until all Obligations have been finally paid in full. Each Borrower agrees that in light of the immediately foregoing agreements, the execution of this Agreement shall not be deemed to make such Borrower a “creditor” of any other Borrower, and that for purposes of §§547 and 550 of the United States Bankruptcy Code (11 U.S.C. §§547, 550), such Borrower shall not be deemed a “creditor” of the other Borrower.
     13.18 Counterparts. This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or electronic mail shall be effective as delivery of a manually executed counterpart to this Agreement.
     13.19 Headings. The headings, captions and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.
     13.20 No Waivers; Cumulative Remedies. No failure by Agent or any Lender to exercise any right, remedy, or option under this Agreement or any present or future supplement thereto, or in any other agreement between or among Borrower and Agent and/or any Lender, or delay by Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Agent or the Lenders on any occasion shall affect or diminish Agent’s and each Lender’s rights thereafter to require strict performance by Borrower of any provision of this Agreement. Agent and the Lenders may proceed directly to collect the Obligations without any prior recourse to the Collateral. Agent’s and each Lender’s rights under this Agreement will be cumulative and not exclusive of any other right or remedy which Agent or any Lender may have.
     13.21 Other Security and Guarantees. Agent, may, without notice or demand and without affecting any Borrower’s obligations hereunder, from time to time: (a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Obligations and exchange, enforce or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the Obligations, or any other Person in any way obligated to pay all or any part of the Obligations. The Lenders and the Letter of Credit Issuer irrevocably authorize Agent, at its option and in its discretion, to release any Guarantor from its obligations under a guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder. Upon request by Agent at any time, the Required Lenders will confirm in writing Agent’s authority to release any Guarantor from its obligations under the Guaranty pursuant to this Paragraph 13.21.
     13.22 NO ORAL AGREEMENTS. THIS AGREEMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS AS WRITTEN, REPRESENT THE FINAL

AGREEMENT AMONG AGENT, LENDERS AND BORROWERS AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG AGENT, LENDERS AND BORROWERS.
     13.23 Patriot Act Notice. Lender hereby notifies Borrowers and Guarantors that pursuant to the requirements of the Patriot Act, Lender is required to obtain, verify and record information that identifies each Borrower and Guarantor, including its legal name, address, tax ID number and other information that will allow Lender to identify it in accordance with the Patriot Act. Lender may also require information regarding Borrowers’ management and owners, such as legal name, address, social security number and date of birth in accordance with the Patriot Act.
     13.24 Replacement of Lenders. If (a) only one Lender requests compensation under Paragraph 2.13, (b) if the Borrower is required to pay any additional amount to only one Lender or any Governmental Authority for the account of one Lender pursuant to Paragraph 2.11, (c) if any Lender is a Defaulting Lender, (d) if any Lender is acquired by or merges with any other Person and such Lender is not the surviving Person, or (e) if only one Lender fails to approve an amendment, consent or waiver hereunder which is approved by the Majority Lenders, then the Borrower may, at its sole expense and effort, upon notice to such Lender and Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Paragraph 11.2), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
          (i) Borrowers or the assignee shall have paid Agent the assignment fee specified in subparagraph 11.2(a).
          (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Paragraph 2.14 from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);
          (iii) such assignment does not conflict with applicable laws; and
          (iv) such assignment is completed within ninety (90) days of any request in (a) above, payment in (b) above, default in (c) above, merger in (d) above, or any failure to approve in (e) above.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply. The right to replace a Lender hereunder in subparagraphs (a), (b) and (e) does not apply if more than one Lender is affected in each scenario.
[signatures continued on next page]

IN WITNESS WHEREOF the parties have executed this Agreement on the day and year first above written.
BORROWERS
REGIONAL MANAGEMENT CORP.
REGIONAL FINANCE CORPORATION OF SOUTH CAROLINA
REGIONAL FINANCE CORPORATION OF GEORGIA
REGIONAL FINANCE CORPORATION OF TEXAS
REGIONAL FINANCE CORPORATION OF NORTH CAROLINA
REGIONAL FINANCE CORPORATION OF ALABAMA
REGIONAL FINANCE CORPORATION OF TENNESSEE
R.M.C. FINANCIAL SERVICES CORP.

By:	/s/ Eric A. Anderson
Name:	Eric A. Anderson
Title:	Chief Financial Officer of each of the above-listed corporations

AGENT

BANK OF AMERICA, N.A., as Agent

By:	/s/ Bruce Jenks
Name:	Bruce Jenks
Title:	Vice President
LENDERS

BANK OF AMERICA, N.A., as a Lender and Letter of Credit Issuer

By:	/s/ Bruce Jenks
Name:	Bruce Jenks
Title:	Vice President

Address:	335 Madison Avenue
New York, NY 10017
Attn: Bruce Jenks, Vice President
Fax:	(212) 503-7340
Commitment = $50,000,000

BMO CAPITAL MARKETS FINANCING, INC., as a Lender

By:	/s/ Thomas Wilson
Name:	Thomas J. Wilson
Title:	Vice President

Address:	111 West Monroe Street
5th Floor — East
Chicago, Illinois 60603
Fax:	(312) 765-8353
Commitment = $22,500,000

CAPITAL ONE, N.A., as a Lender

By:	/s/ Lori S. Mitchell
Name:	Lori S. Mitchell
Title:	Senior Vice President

Address:	440 Third Street
Baton Rouge, Louisiana 70802
Fax:	(225) 381-7570
Commitment = $20,000,000

FIRST TENNESSEE BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ David Perry
Name:	David Perry
Title:	Senior Vice President

Address:	165 Madison Avenue
Memphis, Tennessee 38103
Fax:	(901) 523-4633
Commitment = $22,500,000

BoS (USA) INC. as a Lender

By:	/s/ Karen Weich
Name:	Karen Weich
Title:	Vice President, Loan Documentation

Address:	565 Fifth Avenue
New York, New York 10017
Fax:	(212) 883-6610
Commitment = 15,000,000

EXHIBIT “A”
NOTICE OF BORROWING
Date: _______________________, 20___
To: Bank of America, N.A., as Agent, regarding the Third Amended and Restated Loan and Security Agreement dated as of March 21, 2007 (as extended, renewed, amended or restated from time to time, the “Loan and Security Agreement”) among Regional Management Corp., Regional Finance Corporation of South Carolina, Regional Finance Corporation of Georgia, Regional Finance Corporation of Texas, Regional Finance Corporation of North Carolina, Regional Finance Corporation of Alabama, Regional Finance Corporation of Tennessee and R.M.C. Financial Services Corp., as borrowers, the lenders party thereto and Bank of America, N.A., as Agent.
Ladies and Gentlemen:
     The undersigned, ____________________ (the “Borrower”), refers to the Loan and Security Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably of the Borrowing specified below:
1.	The Business Day of the proposed Borrowing is _________________, 20__.

2.	The aggregate amount of the proposed Borrowing is $_______________.

3.	The Borrowing is to be comprised of $________ of Base Rate Revolving Loans and $__________ of LIBOR Revolving Loans.

4.	The duration of the Interest Period for the LIBOR Revolving Loans, if any, included in the Borrowing shall be ____________ months.
The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:
(a)	The representations and warranties of Borrower contained in the Loan and Security Agreement are true and correct in all material respects as though made on and as of such date (except for representations and warranties that expressly relate to an earlier date);

(b)	No Default or Event of Default has occurred and is continuing, or would result from such proposed Borrowing; and

(c)	The proposed Borrowing will not cause the aggregate principal amount of all outstanding Revolving Loans to exceed the Availability or the Total Credit Facility.

[NAME OF BORROWER]

By:
Name:
Title:

EXHIBIT “B”
NOTICE OF CONVERSION/CONTINUATION
Date: _______________________, 20___
To: Bank of America, N.A., as Agent regarding the Third Amended and Restated Loan and Security Agreement dated as of March 21, 2007 (as extended, renewed, amended or restated from time to time, the “Loan and Security Agreement”) among Regional Management Corp., Regional Finance Corporation of South Carolina, Regional Finance Corporation of Georgia, Regional Finance Corporation of Texas, Regional Finance Corporation of North Carolina, Regional Finance Corporation of Alabama, Regional Finance Corporation of Tennessee and R.M.C. Financial Services Corp., as borrowers, the lenders party thereto and Bank of America, N.A., as Agent.
Ladies and Gentlemen:
     The undersigned, ______________________ (the “Borrower”), refers to the Loan and Security Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably of the [conversion] [continuation] of the Loans specified herein, that:
1. The Conversion/Continuation Date is ______________________, 20__.
2. The aggregate amount of the Loans to be [converted] [continued] is $_____________.
3. The Loans are to be [converted into] [continued as] [LIBOR] [Base Rate] Revolving Loans.
4. The duration of the Interest Period for the Loans included in the [conversion] [continuation] shall be _____ months.
The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the proposed Conversion/Continuation Date, before and after giving effect thereto and to the application of the proceeds therefrom:
(a) The representations and warranties of Borrower contained in the Loan and Security Agreement are true and correct in all material respects as though made on and as of such date (except for representations and warranties that expressly relate to an earlier date);

(b) No Default or Event of Default has occurred and is continuing, or would result from such proposed [conversion] [continuation]; and
(c) The proposed conversion-continuation will not cause the aggregate principal amount of all outstanding Revolving Loans to exceed the Availability or the Total Credit Facility.

[NAME OF BORROWER]

By:
Name:
Title:

EXHIBIT “C”
[FORM OF] ASSIGNMENT AND ACCEPTANCE AGREEMENT
     This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this “Assignment and Acceptance”) dated as of ____________________, 20__ is made between ____________________ (the “Assignor”) and __________________________ (the “Assignee”).
RECITALS
WHEREAS, the Assignor is party to that certain Third Amended and Restated Loan and Security Agreement dated as of March 21, 2007 (as amended, amended and restated, modified, supplemented or renewed, the “Credit Agreement”) among Regional Management Corp., a South Carolina corporation (“Regional”); Regional Finance Corporation of South Carolina, a South Carolina corporation (“RFCSC”); Regional Finance Corporation of Georgia, a Georgia corporation (“RFCG”); Regional Finance Corporation of Texas, a Texas corporation (“RFCT”); Regional Finance Corporation of North Carolina, a North Carolina corporation (“RFCNC”); Regional Finance Corporation of Alabama, an Alabama corporation (“RFCA”); Regional Finance Corporation of Tennessee, a Tennessee corporation (“RFCTN”); and R.M.C. Financial Services Corp., a South Carolina corporation (“RMC”) (Regional, RFCSC, RFCG, RFCT, RFCNC, RFCA, RFCTN and RMC are herein individually and collectively referred to as the “Borrowers”), the several financial institutions from time to time party thereto (including the Assignor, the “Lenders”), and Bank of America, N. A., as agent for the Lenders (the “Agent”). Any terms defined in the Credit Agreement and not defined in this Assignment and Acceptance are used herein as defined in the Credit Agreement;
     WHEREAS, as provided under the Credit Agreement, the Assignor has committed to making Loans (the “Committed Loans”) to the Borrowers in an aggregate amount not to exceed $__________ (the “Commitment”);
     WHEREAS, the Assignor has made Committed Loans in the aggregate principal amount of $__________ to the Borrowers;
     WHEREAS, [the Assignor has acquired a participation in its pro rata share of the Lenders’ liabilities under Letters of Credit in an aggregate principal amount of $____________ (the “L/C Obligations”)] [no Letters of Credit are outstanding under the Credit Agreement]; and
     WHEREAS, the Assignor wishes to assign to the Assignee [part of the] [all] rights and obligations of the Assignor under the Credit Agreement in respect of its Commitment, together with a corresponding portion of each of its outstanding Committed Loans and L/C Obligations, in an amount equal to $__________ (the “Assigned Amount”) on the terms and subject to the conditions set forth herein and the Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor on such terms and subject to such conditions;
     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

          Section 1. Assignment and Acceptance.
          (a) Subject to the terms and conditions of this Assignment and Acceptance, (i) the Assignor hereby sells, transfers and assigns to the Assignee, and (ii) the Assignee hereby purchases, assumes and undertakes from the Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance) _______% (the “Assignee’s Percentage Share”) of (A) the Commitment, the Committed Loans and the L/C Obligations of the Assignor and (B) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Credit Agreement and the Loan Documents.
          (b) With effect on and after the Effective Date (as defined in Section 5 hereof), the Assignee shall be a party to the Credit Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Lender under the Credit Agreement, including the requirements concerning confidentiality and the payment of indemnification, with a Commitment in an amount equal to the Assigned Amount. The Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender. It is the intent of the parties hereto that the Commitment of the Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Amount and the Assignor shall relinquish its rights and be released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee; provided, however, the Assignor shall not relinquish its rights under Paragraphs 2.11, 2.18, 13.2, 13.14 and 13.17 of the Credit Agreement to the extent such rights relate to the time prior to the Effective Date.
          (c) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignee’s Commitment will be $_________.
          (d) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignor’s Commitment will be $_________.
          Section 2. Payments.
          (a) As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, the Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount equal to $__________, representing the Assignee’s Pro Rata Share of the principal amount of all Committed Loans.
          (b) The Assignee further agrees to pay to the Agent a processing fee in the amount specified in subparagraph 11.2(a) of the Credit Agreement.
          Section 3. Reallocation of Payments.
     Any interest, fees and other payments accrued to the Effective Date with respect to the Commitment, and Committed Loans and L/C Obligations shall be for the account of the Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Amount shall be for the account of the Assignee. Each of the Assignor and the Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.
Section 4. Independent Credit Decision.
     The Assignee (a) acknowledges that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements of the Borrowers, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance; and (b) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement.
Section 5. Effective Date; Notices.
          (a) As between the Assignor and the Assignee, the effective date for this Assignment and Acceptance shall be __________, 20___ (the “Effective Date”); provided that the following conditions precedent have been satisfied on or before the Effective Date:
               (i) this Assignment and Acceptance shall be executed and delivered by the Assignor and the Assignee;
               [(ii) the consent of the Agent and the Borrowers required for an effective assignment of the Assigned Amount by the Assignor to the Assignee shall have been duly obtained and shall be in full force and effect as of the Effective Date;]
               (iii) the Assignee shall pay to the Assignor all amounts due to the Assignor under this Assignment and Acceptance;
               [(iv) the Assignee shall have complied with Paragraph 11.2(a) of the Credit Agreement (if applicable);]
               (v) the processing fee referred to in Section 2(b) hereof and in subparagraph 11.2(a) of the Credit Agreement shall have been paid to the Agent; and
          (b) Promptly following the execution of this Assignment and Acceptance, the Assignor shall deliver to the Borrowers and the Agent for acknowledgment by the Agent, a Notice of Assignment in the form attached hereto as Schedule 1.
[Section 6. Agent. [INCLUDE ONLY IF ASSIGNOR IS AGENT]
          (a) The Assignee hereby appoints and authorizes the Assignor to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the Lenders pursuant to the terms of the Credit Agreement.
          (b) The Assignee shall assume no duties or obligations held by the Assignor in its capacity as Agent under the Credit Agreement.]

          Section 7. Withholding Tax.
     The Assignee (a) represents and warrants to the Lender, the Agent and the Borrowers that under applicable law and treaties no tax will be required to be withheld by the Lender with respect to any payments to be made to the Assignee hereunder, (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to the Agent and the Borrowers prior to the time that the Agent or Borrowers is required to make any payment of principal, interest or fees hereunder, duplicate executed originals of either IRS Form W-8BEN or W-8ECI (or any subsequent replacement or substitute form therefor) (wherein the Assignee claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax on all payments hereunder) and agrees to provide new such forms upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by the Assignee, and (c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.
Section 8. Representations and Warranties.
          (a) The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Lien or other adverse claim; (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder; (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iv) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors’ rights and to general equitable principles.
          (b) The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of the Borrowers, or the performance or observance by the Borrowers, of any of its respective obligations under the Credit Agreement or any other instrument or document furnished in connection therewith.
          (c) The Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance; and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; (iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors’ rights and to general equitable principles; and (iv) it is an Eligible Assignee.
Section 9. Further Assurances.
     The Assignor and the Assignee each hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to the Borrowers or the Agent, which may be required in connection with the assignment and assumption contemplated hereby.
Section 10. Miscellaneous.
          (a) Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other or further breach thereof.
          (b) All payments made hereunder shall be made without any set-off or counterclaim.
          (c) The Assignor and the Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance.
          (d) This Assignment and Acceptance may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
          (e) THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. The Assignor and the Assignee each irrevocably submits to the non-exclusive jurisdiction of any State or Federal court sitting in New York over any suit, action or proceeding arising out of or relating to this Assignment and Acceptance and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court. Each party to this Assignment and Acceptance hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.
          (f) THE ASSIGNOR AND THE ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE,

THE CREDIT AGREEMENT, ANY RELATED DOCUMENTS AND AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR STATEMENTS (WHETHER ORAL OR WRITTEN).
     IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.

[ASSIGNOR]

By:
Name:
Title:

By:
Name:
Title:

Address:

[ASSIGNEE]

By:
Name:
Title:

By:
Name:
Title:

Address:

SCHEDULE 1
NOTICE OF ASSIGNMENT AND ACCEPTANCE
_______________, ____
Bank of America, N.A., as Agent
40 East 52nd Street
New York, New York 10022
Attn: _________________
Regional Management Corporation
P.O. Box 776
Mauldin, South Carolina 29662
Attn:__________________
Ladies and Gentlemen:
     We refer to the Third Amended and Restated Loan and Security Agreement dated as of March 21, 2007 (as amended, amended and restated, modified, supplemented or renewed from time to time the “Credit Agreement”) among Regional Management Corp., a South Carolina corporation (“Regional”); Regional Finance Corporation of South Carolina, a South Carolina corporation (“RFCSC”); Regional Finance Corporation of Georgia, a Georgia corporation (“RFCG”); Regional Finance Corporation of Texas, a Texas corporation (“RFCT”); Regional Finance Corporation of North Carolina, a North Carolina corporation (“RFCNC”); Regional Finance Corporation of Alabama, an Alabama corporation (“RFCA”); Regional Finance Corporation of Tennessee, a Tennessee corporation (“RFCTN”); and R.M.C. Financial Services Corp., a South Carolina corporation (“RMC”) (Regional, RFCSC, RFCG, RFCT, RFCNC, RFCA, RFCTN and RMC are herein individually and collectively referred to as the “Borrowers”), the Lenders referred to therein and Bank of America, N. A., as agent for the Lenders (the “Agent”). Terms defined in the Credit Agreement are used herein as therein defined.
     1. We hereby give you notice of, and request your consent to, the assignment by __________________ (the “Assignor”) to _______________ (the “Assignee”) of _____% of the right, title and interest of the Assignor in and to the Credit Agreement (including the right, title and interest of the Assignor in and to the Commitments of the Assignor, all outstanding Loans made by the Assignor and the Assignor’s participation in the Letters of Credit pursuant to the Assignment and Acceptance Agreement attached hereto (the “Assignment and Acceptance”). We understand and agree that the Assignor’s Commitment, as of ________________, 20___, is $___________, the aggregate amount of its outstanding Loans is $_____________, and its participation in L/C Obligations is $____________.
The Assignee agrees that, upon receiving the consent of the Agent and, if applicable, the Borrowers to such assignment, the Assignee will be bound by the terms of the Credit Agreement as fully and to the same extent as if the Assignee were the Lender originally holding such interest in the Credit Agreement.

The following administrative details apply to the Assignee:
(A) Notice Address:

Assignee name:
Address:
Attention:
Telephone: (___)
Telecopier: (___)
Telex (Answerback):
(B) Payment Instructions:

Account No.:
At:

Reference:
Attention:

     2. You are entitled to rely upon the representations, warranties and covenants of each of the Assignor and Assignee contained in the Assignment and Acceptance.
     IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.
Very truly yours,

[NAME OF ASSIGNOR]
By:
Name:
Title:

[NAME OF ASSIGNEE]
By:
Name:
Title:

ACKNOWLEDGED AND ASSIGNMENT
CONSENTED TO:
AGENT:
Bank of America, N.A.,
as Agent

By:
Name:
Title:

If applicable,
BORROWERS:
REGIONAL MANAGEMENT CORP.
REGIONAL FINANCE CORPORATION OF SOUTH CAROLINA
REGIONAL FINANCE CORPORATION OF GEORGIA
REGIONAL FINANCE CORPORATION OF TEXAS
REGIONAL FINANCE CORPORATION OF NORTH CAROLINA
REGIONAL FINANCE CORPORATION OF ALABAMA
REGIONAL FINANCE CORPORATION OF TENNESSEE
R.M.C. FINANCIAL SERVICES CORP.

By:
Name:

Title:________________ of each of the above-listed corporations

EXHIBIT D (FORM OF GUARANTY)
GUARANTY
          THIS GUARANTY (as the same now exists or may be hereafter amended, supplemented or otherwise modified from time to time, this “Guaranty”) dated as of _____ __, 200_, made by _____________________ (the “Guarantor”) in favor of BANK OF AMERICA, N.A., as agent for the Lenders (in such capacity, the “Agent”). Except as otherwise defined herein, capitalized terms used herein and defined in the Loan Agreement (as hereinafter defined) shall be used herein as so defined.
W I T N E S S E T H:
          WHEREAS, Regional Management Corp., a South Carolina corporation (“Regional”), Regional Finance Corporation of South Carolina, a South Carolina corporation, Regional Finance Corporation of Georgia, a Georgia corporation, Regional Finance Corporation of Texas, a Texas corporation, Regional Finance Corporation of North Carolina, a North Carolina corporation, and R.M.C. Financial Services Corp., a South Carolina corporation, Regional Finance Corporation of Alabama, an Alabama corporation and Regional Finance Corporation of Tennessee, a Tennessee corporation (individually and collectively, the “Borrowers”) are parties to that certain Third Amended and Restated Loan and Security Agreement, dated as of March 21, 2007 (as amended, restated, modified or supplemented from time to time, the “Loan Agreement”) among the Borrowers, Bank of America, N.A. as agent (the “Agent”), and the lenders party thereto (the “Lenders”);
          WHEREAS, the Guarantor is a wholly-owned Subsidiary of Regional;
          WHEREAS, the execution and delivery by the Guarantor of this Guaranty is required pursuant to Paragraph 8.8 of the Loan Agreement; and
          WHEREAS, the Guarantor will obtain benefits as a result of the credit extended to the Borrowers under the Loan Agreement and, accordingly, the Guarantor desires to execute and deliver this Guaranty in order induce the Lenders to continue to extend credit to the Borrowers;
          NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to the Guarantor, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby makes the following representations and warranties to the Agent, for the benefit of the Agent and the Lenders, and hereby covenants and agrees with the Agent, for the benefit of the Agent and the Lenders, as follows:
          Section 1. GUARANTY
          1.1 Guaranteed Obligations. (a) The Guarantor unconditionally and irrevocably guarantees to the Agent and Lenders, and their successors and assigns, the payment when due (whether by acceleration or otherwise) of all Obligations of the Borrowers (the “Guaranteed Obligations”) including, without limitation, (i) the aggregate unpaid principal balance of all Loans made under the Loan Agreement, (ii) all interest accrued thereon and all fees payable under the Loan Agreement and the other Loan Documents (including all interest accrued from the commencement of a case under the Federal Bankruptcy Code by or against the Borrowers or other bankruptcy, insolvency or reorganization proceeding for the Borrowers regardless of whether such interest or fees are an allowed claim in any such case or proceeding) and (iii) all other amounts now or hereafter payable by the Borrowers under the Loan Agreement, any promissory notes issued thereunder (the “Notes”) or any other Loan Document to which the Borrowers is a party, when and as the same shall become due, whether at the stated date or dates for payment, by acceleration or otherwise, according to the terms of the Loan Agreement, the Notes or any other applicable Loan Document, without regard to any defense, setoff or counterclaim that may at any time be asserted by or available to the Borrowers and notwithstanding any discharge of the Borrowers from the Guaranteed Obligations.
          (b) The Guarantor hereby agrees that if any amount of the Guaranteed Obligations shall not be paid promptly when due, the Guarantor shall pay such amount to the Agent immediately after written demand is made therefor by the Agent. All payments by the Guarantor under this Guaranty shall be paid in Dollars and in immediately available funds at the office of the Agent at 335 Madison Avenue, New York, New York 10017 or at such other office or to such account of the Agent as the Agent shall designate in writing from time to time.
          (c) It is the intention of the Guarantor that the obligations of the Guarantor hereunder shall be in, but not in excess of, the maximum amount permitted by applicable law. To that end, but only to the extent such obligations would otherwise be avoidable, notwithstanding anything to the contrary contained herein or in any other Loan Documents, the obligations of the Guarantor hereunder shall be reduced to that amount which after giving effect thereto and to all other liabilities of the Guarantor (absolute or contingent) would not render the Guarantor insolvent or unable to pay its debts and liabilities as they mature or leave the Guarantor with an unreasonably small capital. For purposes of the foregoing, “insolvent” or “unreasonably small capital” and the effective time of reductions required by this paragraph 1.1(c) shall be determined in accordance with applicable law.
          (d) Notwithstanding anything to the contrary contained herein or in any other agreement, document or instrument, until the Obligations are paid in full, the Guarantor hereby irrevocably waives to the extent permitted by law all rights of subrogation (whether such rights arise under common law, contract or Federal law (including, without limitation, Section 509 or the U.S. Bankruptcy Code) to the claims of the Agent or any Lender against the Borrowers, and waives all contractual, statutory and common law rights of contribution, reimbursement, indemnification and similar rights and claims (as such term is defined in the U.S. Bankruptcy Code) against the Borrowers which may arise in connection with, or as a result of, this Guaranty.
          1.2 Obligations Unconditional. (a) The obligations of the Guarantor under this Guaranty shall be absolute, unconditional and irrevocable and shall remain in full force and effect until the date the Obligations are paid in full (the “Release Date”). This Guaranty is a guaranty of payment and not of collection and the obligations of the Guarantor hereunder shall not be affected or modified and shall remain in full force and effect regardless of the occurrence from time to time of any event, including, without limitation, any of the following, whether or not such event shall occur with notice to, or with the consent of, the Guarantor:

     (i) the waiver, surrender, compromise, settlement, discharge, release or termination of any or all of the Guaranteed Obligations, except for the payment in full in accordance with the Loan Agreement of the Obligations;
     (ii) the failure to give any notice to the Borrowers, except to the extent required by the Loan Agreement or the Loan Documents;
     (iii) the extension of the time for payment or performance of the Guaranteed Obligations;
     (iv) the application of any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrowers to the Agent and Lenders regardless of what liability or liabilities of the Borrowers remain unpaid;
     (v) the modification, waiver or amendment (whether material or otherwise) of the terms of the Loan Agreement, or the Notes or any other Loan Document;
     (vi) the taking or the failure to take any action referred to in, or the exercise or failure to exercise any discretion vested in the Agent or any Lender by, the Loan Agreement, the Notes or any other Loan Document;
     (vii) the illegality, invalidity, unenforceability or irregularity of the Loan Agreement, the Notes or any other Loan Document;
     (viii) any failure, omission, delay or lack of diligence on the part of the Agent or any Lender in the enforcement, assertion or exercise of any right, power or remedy conferred on the Agent or any Lender under any Loan Document, or the inability of the Agent or any Lender to enforce any provision of any Loan Document for any reason, or any other act or omission on the part of the Agent or any Lender, including, without limitation, the failure by the Agent or any Lender to perfect or protect any Lien granted to the Agent and Lenders under any Security Document, the release or substitution of any collateral by the Agent and/or Lenders, the failure by the Agent and/or Lenders to commence and prosecute any action to collect any Guaranteed Obligations or the failure to enforce or collect any judgment obtained by the Agent and/or Lenders;
     (ix) the dissolution, sale or other disposition of all or substantially all of the assets of the Borrowers, liquidation, marshalling of assets and liabilities, receivership, insolvency, assignment for the benefit of creditors, bankruptcy, reorganization, arrangement, adjustment, composition or other similar proceedings affecting the Borrowers; or
     (x) to the extent permitted by law, any event or, action or circumstance that would, in, the absence of this clause, result in the release or discharge of the Guarantor from the performance or observance of any obligation, covenant or agreement contained in this Guaranty, it being the intent of the parties to this Guaranty that the obligations of the Guarantor hereunder shall be absolute and unconditional under any circumstances.

          (b) The Guarantor hereby agrees that the Agent and/or the Lenders may at any time, or from time to time, in the Agent’s or such Lender’s discretion, (i) renew and/or extend or accelerate the time of payment and/or the manner, place or terms of payment of all of the Guaranteed Obligations, or any part or parts thereof or any renewal or renewals thereof or the obligations of any other guarantor of the Guaranteed Obligations, (ii) release or surrender any other guaranty of the Guaranteed Obligations, (iii) exchange, release and/or surrender all or any of the collateral security, or any part or parts thereof, that is now or may hereafter be held by or on behalf of the Agent in connection with this Guaranty or any or all of the Guaranteed Obligations, (iv) sell and/or purchase any or all such collateral at public or private sale or at any broker’s board and, after deducting all reasonable costs and expenses of every kind for collection, sale or delivery, apply the proceeds of any such sale or sales upon any of the Guaranteed Obligations, (v) settle or compromise any and all of the Guaranteed Obligations with the Borrowers and/or any other Person liable thereon and/or subordinate the payment of same or any part thereof to the payment of any other debts or claims that may at any time be due or owing to the Agent and/or any other Person; all in such manner and upon such terms as the Agent may see fit, and without notice to or further assent from the Guarantor, who hereby agrees to be and remain bound upon this Guaranty in accordance with the terms hereof, irrespective of the existence, value or condition of any collateral and notwithstanding any such change, exchange, settlement, compromise, surrender, release, sale, application, renewal, extension or any other action hereinbefore mentioned.
          1.3 Waiver of Notice, Etc., Exhaustion of Remedies. The Guarantor waives all notices of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice or proof of reliance by the Agent upon this Guaranty or acceptance of this Guaranty. The Guaranteed Obligations shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guaranty, and all dealings between the Borrowers or the Guarantor and the Agent or any Lender shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guaranty. The Guarantor also waives diligence, presentment, demand for payment, protest and notice of nonpayment or dishonor and all other notices and demands whatsoever relating to the Guaranteed Obligations that are not specifically required by this Guaranty or the requirement that the Agent and/or any Lender file a claim with a court in the event of the bankruptcy of the Borrowers or that the Agent and/or any Lender proceed first against the Borrowers or any other guarantor of, or collateral for, the Guaranteed Obligations or otherwise exhaust any right, power or remedy under the Loan Agreement or any other Loan Document before proceeding hereunder.
          1.4 Waiver of Defenses. No set-off, counterclaim, reduction or diminution of an obligation or any defense of any kind or nature (other than payment and performance of the Guaranteed Obligations) that the Borrowers may have or assert against the Agent and/or any Lender shall be available hereunder to the Guarantor against the Agent and/or any Lender.
          1.5 Reinstatement. The Guarantor further agrees that if at any time all or any part of any payment of the Guaranteed Obligations received by the Agent and/or any Lender is or must be rescinded or returned to the Borrowers for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Borrowers), this Guaranty shall be reinstated with respect to such payment so rescinded or returned as though such payment had never been received by the Agent and/or any Lender and notwithstanding the occurrence of the Release Date prior to the recision or return of such payment.
          1.6 No Subrogation. No payment by the Guarantor pursuant to any provision of this Guaranty or other satisfaction of any of the Guarantor’s liabilities under this Guaranty shall entitle the Guarantor, by subrogation or otherwise, to any rights or remedies of the Agent and/or any Lender against the Borrowers, except after the Release Date.
          1.7 Stay of Acceleration. If demand for, or acceleration of the time for, payment by the Borrowers of any Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Borrowers, all such indebtedness otherwise subject to demand for payment or acceleration under the terms of the Loan Agreement shall nonetheless be payable by the Guarantor hereunder forthwith on demand by the Agent.
          1.8 Subordination. The Guarantor agrees that (i) all existing and future indebtedness of the Borrowers to the Guarantor shall be subject and subordinate to the obligations and indebtedness of the Borrowers to the Agent and Lenders under the Loan Agreement and the other Loan Documents and (ii) so long as there exists any Event of Default under the Loan Agreement, unless the Agent and Lenders otherwise agree, the Borrowers shall not be required to pay to the Guarantor any indebtedness owing by the Borrowers to the Guarantor until the Release Date.
          1.9 Continuing Guaranty. This is a continuing guaranty of the Guaranteed Obligations, and this Guaranty shall remain in full force and effect and be binding upon the Guarantor and its successors and assigns so long as the Lenders have an obligation to make Loans under the Loan Agreement and until the Release Date.
          Section 2. REPRESENTATIONS AND WARRANTIES. The Guarantor hereby represents and warrants that:
          2.1 Due Organization. The Guarantor (a) is a duly organized and validly existing [corporation] [limited liability company] [limited partnership] in good standing under the laws of the State of [_________________], and (b) has the power and authority to own its property and assets and to transact the business in which it is engaged in each jurisdiction where the ownership, leasing or operation of property or the conduct of its business requires such qualification, except for such qualifications the lack of which has not had and is not reasonably likely to have a material adverse effect on the business or condition (financial or otherwise) of the Guarantor (a “Material Adverse Effect”).
          2.2 Valid Execution: Binding Effect. The Guarantor has the [corporate] [limited liability company] [limited partnership] power to execute, deliver and perform this Guaranty and each of the other Loan Documents to which it is a party and has taken all necessary [corporate] [limited liability company] [limited partnership] action to authorize the execution, delivery and performance by it of this Guaranty. The Guarantor has duly executed and delivered this Guaranty and each of the other Loan Documents to which it is a party, and this Guaranty constitutes its legal, valid and binding obligation enforceable in accordance with its terms, subject, as to enforceability, to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
          2.3 No Violation. Neither the execution, delivery or performance by the Guarantor of this Guaranty or of any other Loan Documents to which it is a party, nor compliance by it with the terms and provisions hereof or thereof, (a) will violate any provision of the charter documents or organizational documents of the Guarantor or (b) except to the extent the same is not known to a responsible officer of the Guarantor and would not have a Material Adverse Effect, (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality or (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Guarantor pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement, loan agreement or any other agreement, contract or instrument to which the Guarantor is a party or by which it or any of its property or assets is bound or to which it may be subject.
          2.4 No Consents. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with (other than as have been obtained or made prior to the date hereof, or if not obtained, would not have a Material Adverse Effect), (a) the execution, delivery and performance by the Guarantor of this Guaranty and each of the other Loan Documents to which it is a party or (b) the legality, validity, binding effect or enforceability of this Guaranty or any of the other Loan Documents to which the Guarantor is a party.
          2.5 Ranking of Obligations. The obligations of the Guarantor to make payments as provided in this Guaranty rank, as to right of payment, at least equally with the general unsecured debt of the Guarantor.
          2.6 Restrictive Agreements. As of the date hereof, the Guarantor is not a party to any agreement, and is not subject to any [corporate] [limited liability company] [limited partnership] restriction, which adversely affects its ability to execute, deliver, and perform this Guaranty or the Loan Documents to which it is a party and repay the Guaranteed Obligations guarantied by it or which is reasonably likely to have a Material Adverse Effect.
          Section 3. DEFAULT AND REMEDIES.
          3.1 Enforcement. The Agent shall have the right, power and authority to do all things it deems necessary or advisable to enforce the provisions of this Guaranty in the event of a default in payment of the Guaranteed Obligations when and as the same shall become due after expiration of any grace period expressly granted in the Loan Documents. The Agent may institute or appear in such judicial proceedings as the Agent shall deem most effective to protect and enforce any of the Agent’s rights, whether for the specific enforcement of any covenant or agreement in this Guaranty or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

          3.2 Cumulative Remedies. No remedy conferred upon or reserved to the Agent or any Lender herein is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under the Guaranty, any other Loan Document or any other document or instrument or provided by law.
          3.3 Separate Causes of Action; Exhaustion of Remedies. Each and every default in payment of the Guaranteed Obligations shall give rise to a separate cause of action hereunder, and separate suits may be brought hereunder as each cause of action arises. In the event of such a default, the Agent shall have the right to enforce this Guaranty, first and directly against the Guarantor without proceeding against the Borrowers or against any other guarantor under any other guaranty covering the Guaranteed Obligations, against any other Person or against any security for the Guaranteed Obligations or exhausting any other remedies which it may have and without resorting to any security held by it. All payments by the Guarantor under this Guaranty shall be made on the same basis as payments by the Borrowers under Paragraph 2.10 of the Loan Agreement or as otherwise specified by the Agent by a notice in writing to the Guarantor.
          3.4 Costs, Expenses and Fees. The Guarantor hereby agrees to pay all reasonable costs, expenses and fees, and all reasonable attorneys’ fees, which may be incurred by the Agent in preparing this Guaranty or any amendments, waivers or consents with respect hereto or incurred by the Agent and Lenders in enforcing or attempting to enforce this Guaranty or in protecting the rights of the Agent and Lenders under this Guaranty following any default on the part of the Guarantor hereunder, whether the same shall be enforced by suit or otherwise. The covenants and agreements contained in this Section 3.4 shall survive the payment of the Guaranteed Obligations and the Guarantor’s obligations hereunder.
          Section 4. MISCELLANEOUS.
          4.1 Notices. (a) Any notice, request, direction, demand or communication hereunder shall be given to or made upon the Guarantor or the Agent in writing (including facsimile transmission) and mailed or delivered in accordance with subsection (b) of this Section to each such party at the address set forth in subsection (c) of this Section, or to such other address as may be designated by any such party by a written notice delivered to the other such parties in accordance with this Section 4.1.
          (b) All notices given under this Section 4.1 shall be effective only (i) if given by facsimile transmission, when transmitted to the applicable facsimile number, if confirmation of receipt is received (except that, if not given during normal business hours for the recipient, such notice shall be deemed to have been given at the opening of business on the next business day for the recipient); (ii) if given by certified or registered U.S. mail, upon receipt, with first-class postage pre-paid, addressed to the applicable address; or (iii) if given by personal delivery, when duly delivered to the notice address with receipt acknowledged. Any written notice, request or other communication that is not sent in conformity with this Section 4.1 shall nevertheless be effective on the date actually received by the noticed party. Any notice received by Regional shall be deemed received by all Borrowers.

          (c) Notices to the Agent shall be addressed to it at Bank of America, N.A., 335 Madison Avenue, New York, New York 10017. Notices to the Guarantor shall be addressed to it at ____________________, __________, ______________ ____.
          4.2 Waivers and Amendments. No failure on the part of the Agent or any Lender to exercise, and no delay in exercising, and no course of dealing with respect to, any right, power or remedy hereunder shall operate as a waiver thereof or of any default hereunder or any Event of Default, nor shall any single or partial exercise by the Agent or any Lender of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy of the Agent or any Lender. No modification or waiver of any provision of this Guaranty nor consent to any departure herefrom shall in any event be effective unless the same shall be in writing and signed by the Agent or any Lender, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Borrowers or the Guarantor in any case shall, of itself, entitle the Guarantor to any other or further notice or demand in similar or other circumstances. If notice, whether before or after an Event of Default has occurred, is required by law to be given by the Agent or any Lender to the Guarantor, the Guarantor agrees that ten (10) days’ notice given in the manner provided in Section 4.1 hereof shall be reasonable notice.
          4.3 Successors and Assigns. (a) This Guaranty shall be binding upon the Guarantor and its successors, transfers, administrators, legal representatives and assigns, and shall inure to the benefit of, and be enforceable by, the Agent and Lenders and their successors, transfers and assigns. Without limiting the generality of the foregoing, any Lender may assign or otherwise transfer its rights and obligations under the Loan Agreement to any other Person or entity and such Person or entity shall thereupon become vested with all the benefits in respect thereof granted to such Lender, herein or otherwise, all as provided in, and to the extent set forth in, the Loan Agreement.
          (b) In connection with any assignment permitted by the Loan Agreement, the Agent may assign all or any portion of its rights and powers under this Guaranty to the extent permitted in the Loan Agreement and, in the event of such assignment, the assignee of such rights and powers, to the extent of such assignment, shall have the same rights and remedies as the Agent. The Guarantor may not assign its rights or obligations hereunder without the prior written consent of the Agent.
          4.4 Set-Off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of such rights, upon the occurrence and during the continuance of an Event of Default, the Agent and each Lender is hereby authorized at any time or from time to time, without notice to the Guarantor or to any other Person (any such notice being hereby expressly waived) to set off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by the Agent and each Lender to or for the credit or the account of the Guarantor against and on account of the Guaranteed Obligations. The Agent and each Lender agrees promptly to notify the Guarantor after any such set-off and application made by the Agent or such Lender, provided that the failure to give such notice shall not affect the validity of such set- off and application.
          4.5 Transactions Permitted under the Loan Documents. Nothing contained in this Agreement shall in any manner prohibit or restrict the Guarantor from consummating any transaction, entering into any agreement or otherwise taking any other action expressly permitted under the Loan Agreement.
          4.6 Termination. Subject to Section 1.5 hereof, this Guaranty and the obligations of the parties hereunder shall terminate on the date the Loan Agreement is terminated and the Obligations have been fully repaid, unless otherwise expressly provided for herein.
          4.7 Credit Agreement Prevails. To the extent there are express provisions of the Loan Agreement which conflict with the provisions hereof, the provisions contained in the Loan Agreement shall prevail.
          4.8 SUBMISSION TO JURISDICTION. PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES AMONG ANY GUARANTOR, AGENT AND LENDERS, PERTAINING TO THIS GUARANTY. EACH GUARANTOR EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS.
          4 .9 WAIVER OF JURY TRIAL. THE GUARANTOR AND THE AGENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE (TO THE FULLEST EXTENT PERMITTED BY LAW) TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO OR CONNECTED WITH THIS GUARANTY, THE GUARANTEED OBLIGATIONS OR ANY DOCUMENTS OR INSTRUMENTS DELIVERED PURSUANT HERETO OR THERETO OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH. THE GUARANTOR AND THE AGENT CONFIRM THAT THE FOREGOING WAIVERS ARE INFORMED AND FREELY GIVEN.
          4.10 GOVERNING LAW. PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAWS RULES.
          4.11 Acknowledgments by Guarantor. The Guarantor acknowledges and confirms to the Agent that the Guarantor has not been induced to execute and deliver this Guaranty as a result of, and is not relying upon, any representations, warranties, agreements or conditions, whether express or implied or written or oral, by the Agent or any Lender, the Borrowers or any other Person. Without limiting the generality of the foregoing or any other provision of this Guaranty, insofar as the Guarantor is concerned:
          (a) the Agent and Lenders are not obligated to give or continue any financial accommodations to the Borrowers (except to the extent required to do so under the Loan Agreement) or any other Person, including (without limitation) pursuant to this Guaranty, or to change or extend the time of payment of, or renew or alter, any liability of the Borrowers or of any other Person, any security therefor or any liability incurred directly or indirectly in respect thereof;
          (b) no Person, including (without limitation) the Agent or any Lender and the Borrowers, has made any representations to the Guarantor as to any matter which may affect or in any way relate to the financial condition, relationships or transactions of the Borrowers or any other Person, including (without limitation) the business, assets, liabilities, type or value of any security therefor, financial condition, management or control of the Borrowers or any other Person (except that, to the extent required to do so under the Loan Agreement, the Agent and Lenders have agreed to make Loans to the Borrowers and issue Letters of Credit for the account of Borrowers);
          (c) the Agent and Lenders are not obligated to notify the Guarantor or any other Person of any change in the business, assets, liabilities, type or value of any security therefor, financial condition, management or control of the Borrowers or any other Person, and none of such changes shall release or otherwise impair any of the rights of the Agent and Lenders against the Guarantor; and
          (d) no failure by the Agent and Lenders to obtain, perfect, protect, insure or realize upon any security for any of the liabilities of the Borrowers or of any other Person or no other act or failure to act by the Agent and Lenders shall release or otherwise impair any of the obligations of the Guarantor hereunder.
          4.12 Severability. If any part of this Guaranty is contrary to, prohibited by or deemed invalid under any applicable law of any jurisdiction, such provision shall, as to such jurisdiction, be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, without invalidating the remainder hereof or affecting the validity or enforceability of such provision in any other jurisdiction.
          4 .13 Section headings. Section Headings used in this Guaranty are for convenience only and shall not affect the construction of this Guaranty.
          4 .14. Counterparts. This Guaranty may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Guaranty by facsimile or electronic mail shall be effective as delivery of a manually executed counterpart of this Guaranty.
[ INTENTIONALLY LEFT BLANK ]

          IN WITNESS WHEREOF, the Guarantor has duly executed this Guaranty as of the date first above written.

[INSERT NAME OF GUARANTOR]

By:

Name:
Title:

Accepted and Agreed to:

BANK OF AMERICA, N.A., as Agent

By
Name:
Title:

SCHEDULE 4.4
LOCATIONS OF BOOKS AND RECORDS AND COLLATERAL
Location of Records Concerning Collateral
509 West Butler Road, Greenville, South Carolina 29607
Location of Collateral and Places of Business
509 West Butler Road, Greenville, South Carolina 29607; see also attached List of Branches.

List of Branches
1 Windsor Cove, Suite 205, Columbia, SC 29223
845 LowCountry Blvd., Suite B, Mt. Pleasant, SC 29464
141 S.W. Laurens Street, Aiken, SC 29801
2705 N. Main St., Suite C, Anderson, SC 29621
104 Main St., Barnwell, SC 29812
112D West Church St., Batesburg, SC 29006
2303 Boundary St., Suite 3, Beaufort, SC 29902
145 Hwy 15 & 401 Bypass, Suite 6, Bennettsville, SC 29512
3906 Hwy 9, Suite C, Boiling Springs, SC 29316
1047 Broad St., Camden, SC 29020
528 Knox Abbott Dr., Cayce, SC 29033
567 King St., Charleston, SC 29403
233 Second St., Cheraw, SC 29520
6729 L Two Notch Rd., Columbia, SC 29223
2101 Main St., Unit D, Columbia, SC 29201
302 Main St., Conway, SC 29526
220 East Main St., Dillon, SC 29536
6932 Calhoun Memorial Hwy., Suite G, Easley, SC 29640
355 West Evans St., Florence, SC 29501
515 North Limestone St., Gaffney, SC 29340
1113 North Fraser St., Georgetown, SC 29440
1414 E Washington St., Suite K, Greenville, SC 29607
1414 E Washington St., Suite G, Greenville 29607
718A Montague Avenue, Greenwood, SC 29649
1309 B West Poinsett St., Greer, SC 29650
129 Lee Avenue, Hampton, SC 29924
112 East Carolina Ave., Hartsville, SC 29550
475 N. Main St., Suite D, Hemingway, SC 29554
109 East Main St., Lake City, SC 29560
226 South Main St., Lancaster, SC 29720
507 N. Harper St., Suite D, Laurens, SC 29360
103 South Brooks St., Manning, SC 29102
1107 East Godbold Street, Marion, SC 29571
100-C Fairground Road, Moncks Corner, SC 29461
605 Broadway Street, Myrtle Beach, SC 29577
1337 Wilson Road, Newberry, SC 29108
1920 Remount Road, North Charleston, SC 29406
642 John C. Calhoun Drive, Orangeburg, SC 29115
592 North Anderson Road, Rock Hill, SC 29730
195 A South Converse St., Spartanburg, SC 29306
115 East Richardson Avenue, Summerville, SC 29483
304 Broad Street, Sumter, SC 29150
410 N. Duncan Bypass, Suite D, Union, SC 29379
110A N. Memorial Ave., Walterboro, SC 29488
622 Twelfth Street, West Columbia, SC 29169
153 N. Congress Street, Winnsboro, SC 29180
509 West Butler Rd., Greenville, SC 29607

2705 North Main Street, Suite G, Anderson, SC 29621
473 Hendersonville Rd., Suite A, Asheville, NC 28803
1300 Savannah Highway, Suite 12, Charleston, SC 29407
6729 Two Notch Rd., Unit B, Columbia, SC 29223
716 South Pendleton St., Easley, SC 29640
145 North Irby St., Florence, SC 29501
2301 Wade Hampton Blvd., Suite 3, Greenville, SC 29615
726-A Montague Avenue, Greenwood, SC 29649
2442-B Hwy. 70 Southeast, Hickory, NC 28602
205-J Columbia Avenue, Lexington, SC 29072
1922 Remount Rd., North Charleston, SC 29406
1291 John C. Calhoun Drive, Orangeburg, SC 29115
600 North Anderson Road, Rock Hill, SC 29730
211 Oconee Square Dr., Seneca, SC 29678
110 Garner Rd., Suite 10, Merchants Plaza, Spartanburg, SC 29303
272 Broad Street, Sumter, SC 29150
3466 Main Hwy., Bamberg, SC 29003 [closed 1/31/07]
110-C West Church Street, Batesburg, SC 29006
905-E West Dekalb Street, Camden, SC 29020
1344 Knox Abbott Dr., Unit 1, Cayce, SC 29033
1319 Assembly St., Columbia, SC 29201
726 West Main St., Lexington, SC 29072
1507 Russell St., Orangeburg, SC 29115
1224 Augusta Road, W. Columbia, SC 29169
507 W. Butler Rd., Greenville, SC 29607
1780 Asheville Hwy, Spartanburg, SC 29303
701 Brazos, Suite 500, Austin, TX 78701
260 South Texas Blvd., Suite 307, Weslaco, TX 78596
1818 South New Braunfels, Second Floor, Suites 2-3, San Antonio, TX 78210
6615 Airport Blvd., Austin, TX 78752
857 E. Washington St., Suite D, Brownsville, TX 78520
4918 Ayers Rd., Ayers Plaza, Ste. 136, Corpus Christi, TX 78415
Suite 10, LaVillita Shopping Center, 2400 Veterans Blvd., Del Rio, TX 78840
220 Jefferson St., Eagle Pass, TX 78852
1518 Pennsylvania Avenue, Fort Worth, TX 76104
318 E. Jackson St., Harlingen, TX 78550
218 E. Kleberg Ave., Kingsville, TX 78363
502 W. Calton Rd., Suite 109, Laredo, TX 78041
1104-B North Meadow, Laredo, TX 78040
110 E. Tyler Street, Longview, TX 75601
1313 Dallas Street, McAllen, TX 78501
2708 H E. Griffin Pkwy., Mission, TX 78572
4761 E. Hwy 83, Ste. B, Plaza Del Mar, Rio Grande City, TX 78582
1121 SW Military Dr., Suite 101, San Antonio, TX 78221
14145 Nacogdoches Rd., Suite 1, San Antonio, TX 78247
3221 Wurzbach Rd., San Antonio, TX 78238
206-B West San Antonio St., San Marcos, TX 78666
2523 East Fifth Street, Tyler, TX 75701
2912 N. Laurent Street, Victoria, TX 77901

1025 North Texas Blvd., Suite 17, Weslaco, TX 78596
4401 East Independence Blvd., Suite 102, Charlotte, NC 28205
5210 North Tryon St., Unit B, Charlotte, NC 28213
2568 West Franklin Blvd., Gastonia, NC 28052
3733 B Farmington Dr., Greensboro, NC 27407
2108 N. Centennial St., Suite 114, High Point, NC 27265
811 S. Jake Alexander Blvd., Salisbury, NC 28147
230 Signal Hill Dr., Statesville, NC 28625
3193-D Peters Creek Parkway, Winston-Salem, NC 27127

SCHEDULE 7.6
GAAP EXCEPTIONS
Regional amended its group health insurance plan November 1, 2003 to permit certain retired employees to receive coverage under the plan. Regional amended the plan October 5, 2006 to eliminate this retiree coverage. The Borrowers’ financial statements do not include accruals in accordance with GAAP for the contingent liability associated with this retiree medical coverage. No former employee of Regional or any of its Subsidiaries is receiving or has ever received coverage under the plan pursuant to this retiree coverage provision.
Regional amended the plan again on January 4, 2007 effective November 1, 2006 to provide coverage to a closed class of retirees comprised of Brenda Kinlaw, Richard Godley and Jerry Shirley, but amended the plan again on March 1, 2007 to be effective November 1, 2006 to revoke the January 4, 2007 amendment. No former employee of Regional or any of its Subsidiaries is receiving or has ever received coverage under the plan pursuant to this retiree coverage provision.

SCHEDULE 7.9
PERMITTED LIENS
Liens created by the following documents and any financing
statements now existing or hereafter filed related thereto:
1.	Mortgage and Assignment of Rents dated October 11, 2005, made by Regional in favor of Wachovia Bank, NA, securing the Wachovia Revolver (as defined in Schedule 8.6), related to certain real and personal property (as described therein) located at 507 and 509 W. Butler Road, Mauldin, South Carolina, as the same has been amended, modified or supplemented.

2.	Mortgage and Assignment of Rents dated October 11, 2005, made by Regional in favor of Wachovia Bank, NA, securing the Wachovia Term Loan (as defined in Schedule 8.6), related to certain real and personal property (as described therein) located at 507 and 509 W. Butler Road, Mauldin, South Carolina, as the same has been amended, modified or supplemented.

3.	Mortgage and Assignment of Rents dated October 11, 2005, made by Regional in favor of Wachovia Bank, NA, securing the Wachovia Term Loan (as defined in Schedule 8.6), related to certain real and personal property (as described therein) located at 145 N. Irby Street, Florence, South Carolina, as the same has been amended, modified or supplemented.

4.	Mortgage and Assignment of Rents dated October 11, 2005, made by RFCSC in favor of Wachovia Bank, NA, securing the Wachovia Revolver (as defined in Schedule 8.6), related to certain real and personal property (as described therein) located at 145 N. Irby Street, Florence, South Carolina, as the same has been amended, modified or supplemented.

5.	Mortgage and Assignment of Rents dated October 11, 2005, made by RFCSC in favor of Wachovia Bank, NA, securing the Wachovia Term Loan (as defined in Schedule 8.6), related to certain real and personal property (as described therein) located at 145 N. Irby Street, Florence, South Carolina, as the same has been amended, modified or supplemented.

SCHEDULE 7.10
LICENSES
RFCTN is planning to open an office in Tennessee. RFCTN expects to submit an application to the State of Tennessee to obtain the appropriate license to engage in consumer lending in Tennessee. If the office is successful, Regional currently expects that RFCTN will open additional offices, each of which will require a license from the State of Tennessee.
RFCA plans to apply with the State of Alabama for a license to open an office to engage in consumer lending in Alabama. If the office is successful, Regional currently expects that RFCA will open additional offices, each of which will require a license from the State of Alabama.

SCHEDULE 7.13
COMPLIANCE WITH LAWS
The IRS completed an audit of Regional’s 2004 federal income tax return. The Examining Officer for the IRS has sent Regional a letter stating that the officer has recommended that no changes be made with respect to the Regional’s 2004 tax return.
In August 2006, RFCNC mailed a “live check” solicitation in North Carolina that resulted in a total of 150 live checks being cashed. The solicitation materials did not include the specific, two-part opt-out language required under August 2005 amendments to the Fair Credit Reporting Act. Since that solicitation, if and when RFCNC conducts live check solicitations, it is complying with the specific, two-part opt-out language required under August 2005 amendments to the Fair Credit Reporting Act.
Regional and its Subsidiaries currently are not screening their customers and transactions as contemplated by applicable regulations and executive orders administered by the U.S. Department of the Treasury Office of Foreign Asset Control.

SCHEDULE 7.16
SUBSIDIARIES
Regional Management Corp. is the direct parent of each of the entities listed below. Each of the entities listed below is a wholly owned subsidiary of Regional Management Corp.
•	Regional Finance Corporation of South Carolina
•	Regional Finance Corporation of Georgia
•	Regional Finance Corporation of Texas
•	Regional Finance Corporation of North Carolina
•	Regional Finance Corporation of Alabama
•	Regional Finance Corporation of Tennessee
•	R.M.C. Financial Services Corp.
•	RMC Reinsurance, Ltd.
•	FirstRegional Mortgage Corporation
•	Upstate Motor Company

SCHEDULE 7.19
BANK ACCOUNTS
SEE ATTACHED

SCHEDULE 8.3
GUARANTIES
Guaranty dated March 2, 1998 by Regional for the benefit of Covington Credit of Texas, Inc.

SCHEDULE 8.6
DEBT
Promissory Note, dated October 11, 2005, in an aggregate principal amount not to exceed $750,000 made by Regional payable to the order of Wachovia Bank, National Association (the “Wachovia Revolver”), as the same has been amended, modified or supplemented.
Promissory Note, dated October 11, 2005, in the initial principal amount of $520,000 made by Regional payable to the order of Wachovia Bank, National Association (the “Wachovia Term Loan”), as the same has been amended, modified or supplemented.
Fixed Rate 10% Senior Debenture dated April 1, 1994, in an aggregate initial principal amount of $100,000 issued by Regional to Consumer Insurance Associates, Inc., as the same has been amended, modified or supplemented.

EXHIBITS AND SCHEDULES
EXHIBIT “A” — FORM OF NOTICE OF BORROWING
EXHIBIT “B” — FORM OF NOTICE OF CONTINUATION/CONVERSION
EXHIBIT “C” — FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT
EXHIBIT “D” — FORM OF GUARANTY
SCHEDULE 4.4 — LOCATIONS OF BOOKS AND RECORDS AND COLLATERAL
SCHEDULE 7.6 — GAAP EXCEPTIONS
SCHEDULE 7.9 — PERMITTED LIENS
SCHEDULE 7.10 — LICENSES
SCHEDULE 7.13 — COMPLIANCE WITH LAWS
SCHEDULE 7.16 — SUBSIDIARIES
SCHEDULE 7.19 — BANK ACCOUNTS
SCHEDULE 8.3 — GUARANTIES
SCHEDULE 8.6 — DEBT

AMENDMENT NO. 1 TO THE THIRD AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT
     This AMENDMENT NO. 1, dated as of June 29, 2007 (this “Amendment”), to the Third Amended and Restated Loan and Security Agreement, dated as of March 21, 2007 (as heretofore or hereafter amended, supplemented and otherwise modified, the “Agreement”), among Regional Management Corp., Regional Finance Corporation of South Carolina, Regional Finance Corporation of Georgia, Regional Finance Corporation of Texas, Regional Finance Corporation of North Carolina, Regional Finance Corporation of Alabama, Regional Finance Corporation of Tennessee, and R.M.C. Financial Services Corp. (each individually a “Borrower” and collectively the “Borrowers”), the financial institutions listed therein (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”) and Bank of America, N.A. as agent for the Lenders (in its capacity as agent, the “Agent”).
W I T N E S S E T H:
     WHEREAS, the Borrowers, the Agent and the Lenders are parties to the Agreement;
     WHEREAS, the Borrowers have requested that the undersigned Lenders modify certain provisions of the Agreement and the Lenders are willing to do so on the terms and conditions as hereinafter set forth.
     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:
     1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein have the respective meanings ascribed thereto in the Agreement.
     2. Amendments to the Agreement. The Agreement is hereby amended as follows:
(a) Section 1.1 of the Agreement is hereby amended by deleting the definitions of “Affiliate Subordinated Debt”, “Affiliate Subordinated Debt Agent”, “Affiliate Subordinated Debt Documents”, “Affiliate Subordinated Loan Agreement”, “Affiliate Subordinated Notes”, “Borrowing Base”, “Change of Control”, “Continuing Shareholder Lender Representative”, “Intercreditor Agreement”, “Regional Mezzanine” and “Subordinated Debt” and replacing them with the following definitions (to be listed alphabetically within the other definitions in Section 1.1 of the Agreement”):
“Borrowing Base shall mean the sum of the Adjusted Tangible Net Worth of Borrowers, plus all Subordinated Debt of Borrowers.
Change in Control shall mean, as of any date of determination, any of the following: (a) Parallel and Palladium, taken together as a whole, shall fail to own or hold at least fifty-one percent (51%) of the equity interest in Regional Investment, (b) neither Parallel nor Palladium serves as a managing member of

Regional Investment, (c) Regional Investment shall fail to own at least ninety percent (90%) of the issued and outstanding voting membership interests in Regional Holdings, (d) Regional Holdings shall fail to own at least ninety percent (90%) of the issued and outstanding shares of Regional Holdings I Corp.’s voting stock, (e) Regional Holdings I Corp. shall fail to own at least seventy percent (70%) of the issued and outstanding shares of Regional’s voting stock or (f) Regional shall fail to own 100% of the issued and outstanding voting stock of any of the other Borrowers, other than as a result of intercompany mergers of such Subsidiaries with each other or Regional where the survivor of such merger with Regional is Regional and except as otherwise permitted pursuant to this Agreement.
Intercreditor Agreement shall mean the Intercreditor and Lien Subordination Agreement dated as of June 29, 2007, among the Prospect Subordinated Debt Agent, the lenders party to the Prospect Subordinated Loan and Security Agreement, the Borrowers and the Agent, as the same may be amended, modified, restated, replaced or supplemented from time to time.
Prospect shall mean Prospect Capital Corporation, a Maryland corporation.
Prospect Subordinated Debt shall mean the Debt of the Borrowers pursuant to the Prospect Subordinated Debt Documents.
Prospect Subordinated Debt Agent shall mean Prospect Capital Corporation in its capacity as agent for the holders of the Prospect Subordinated Debt, and any successor agent.
Prospect Subordinated Debt Documents shall mean the Prospect Subordinated Loan and Security Agreement, the Prospect Subordinated Notes and any other documents, instruments or agreements that from time to time evidence the Prospect Subordinated Debt or secure or support payment or performance thereof, as each of the foregoing may be amended, modified, restated, replaced or supplemented from time to time.
Prospect Subordinated Loan and Security Agreement shall mean the Prospect Subordinated Loan and Security Agreement, dated as of June 29, 2007, among the Prospect Subordinated Debt Agent, the Borrowers and the lenders from time to time party thereto, as the same may be amended, modified, restated, replaced or supplemented from time to time.
Prospect Subordinated Notes shall mean the promissory notes issued by the Borrowers from time to time pursuant to the Prospect Subordinated Loan and Security Agreement, as the same may be amended, modified, restated, replaced or supplemented from time to time.
Regional Holdings I Corp. shall mean Regional Holdings I Corp., a Delaware limited liability company.

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Subordinated Debt shall mean all Debt of Borrowers, including, but not limited to, the Prospect Subordinated Debt and the Debt of Borrowers owed or owing to Federal Warranty incurred both prior to and after the Closing Date, which at all times during the term of this Agreement is (a) subordinated to Borrowers’ Obligations hereunder pursuant to a written subordination agreement or in subordination provisions in the documents governing such Debt, the terms of which are satisfactory to Required Lenders in their reasonable discretion as of the date of such subordination agreement or as of the date such documents governing such Debt are entered into; or (b) subordinated, in a manner reasonably satisfactory to Required Lenders as of the date such Debt is incurred, to Borrowers’ Obligations hereunder; provided that, with respect to any Debt of Borrowers owing to Federal Warranty after the Closing Date, a written subordination agreement containing the same terms (except that the principal amount of the Debt to Federal Warranty may be increased to $2,750,000.00) and conditions set forth in the Subordination Agreement dated as of March 10, 2000 among Agent, certain of the Borrowers party thereto and Federal Warranty, shall be satisfactory to Required Lenders.”
(b) Section 1.1 of the Agreement is hereby amended by deleting subsection “(m)” of the definition of “Permitted Liens” and replacing it with the following new subsection “(m)”:
“(m) (1) Liens in favor of Federal Warranty securing Subordinated Debt pursuant to a security agreement containing substantially the same terms and conditions set forth in the security agreement between Voyager Life Insurance Company (a predecessor in interest to Federal Warranty) and Regional, dated November 22, 1999 and amended on September 1, 2002 or such other security agreement reasonably satisfactory to the Required Lenders or (2) Liens pursuant to the Intercreditor Agreement.”
(c) Section 8.4 (Borrowing Base Ratio) of the Agreement is hereby deleted in its entirety and replaced with the following new section:
“Borrowing Base Ratio. Borrowers shall not permit the ratio of (a) all Debt (other than Subordinated Debt), including Borrowers’ Obligations (excluding any Bank Product Obligations) to Agent and Lenders (numerator), to (b) Borrowing Base (denominator), to exceed 4:1, at any time. All amounts calculated under this Paragraph 8.4 shall be calculated on a consolidated basis for all corporations comprising Borrowers and RMC Reinsurance.”
(d) Section 8.6 (Debt) of the Agreement is hereby deleted in its entirety and replaced with the following new section:
     “8.6 Debt. Except as previously and expressly consented to in writing by Agent, no Borrower shall, directly or indirectly, permit, incur or maintain any Debt, other than (a) the Obligations, (b) Debt set forth on Schedule 8.6, (c) Debt evidencing intercompany loans among Borrowers and Guarantors, (d) the

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Subordinated Debt and (e) the South Carolina Notes, (f) current accounts payable, accrued expenses and customer advance payments incurred in the ordinary course of business, (g) Debt secured by Permitted Liens; (h) Debt permitted under Paragraph 8.3, (i) unsecured Debt in addition to the foregoing in an aggregate amount not to exceed $250,000 at any one time outstanding, and (j) any Debt representing a Permitted Refinancing of the foregoing or, with respect to the Prospect Subordinated Debt, a refinancing permitted by the Intercreditor Agreement (collectively, “Permitted Debt”). No Borrower shall (i) make any payments (A) in respect of any Subordinated Debt (except that Borrowers may make any regularly scheduled payments of principal and interest due under such Borrower’s Subordinated Debt so long as no Default or Event of Default then exists or would result therefrom and such payments are made in accordance with the terms and conditions of any subordination agreement among the holder or holders of such Subordinated Debt, Agent and/or Lenders or the subordination provisions set forth in such Subordinated Debt documents), and (B) in respect of any Prospect Subordinated Debt (except that Borrowers may make payments in accordance with the Intercreditor Agreement), (ii) amend, modify or rescind any provisions of any of Borrower’s (A) Subordinated Debt in such a manner as to affect adversely Agent’s liens on the Collateral or the prior position of the Notes or accelerate the date upon which any installment of principal and interest of any Subordinated Debt is due or make the covenants and obligations of the Borrowers contained in such Subordinated Debt documents materially more restrictive than those set forth in the Loan Documents as of the date of such amendment or modification, or (B) Prospect Subordinated Debt except as permitted by the Intercreditor Agreement, or (iii) permit the prepayment or redemption of all or any part of any Subordinated Debt or any Prospect Subordinated Debt, except (A) with respect to Subordinated Debt in connection with a Permitted Refinancing as permitted by clause (j) above and, with respect to Prospect Subordinated Debt, in accordance with the Intercreditor Agreement, (B) in connection with a prepayment or redemption of the South Carolina Notes and other Subordinated Debt from time to time so long as no Default or Event of Default then exists or would result therefrom and such payments are made in accordance with the terms and conditions of any subordination agreement among the holder or holders of such Subordinated Debt, Agent and/or Lenders or the subordination provisions set forth in such Subordinated Debt documents, (C) in connection with a prepayment or redemption on the Closing Date of Subordinated Debt pursuant to the Stock Purchase Agreement, and (D) with respect to all of the Subordinated Debt owed to Federal Warranty as of the Closing Date, payments of all such Debts on the Closing Date in an amount not to exceed $2,038,211.17.”
(e) Section 8.14 (Transactions with Affiliates) of the Agreement is hereby amended by deleting subsection (f) through the end of such section and replacing it with the following:
     “(f) Regional may issue stock options and stock pursuant to the Management Incentive Plan, and, provided that no Event of Default exists or would result therefrom, may purchase and repurchase any stock issued pursuant to

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such Management Incentive Plan, and (g) Regional may pay to the Prospect Subordinated Debt Agent and the holders of the Prospect Subordinated Debt fees (including but not limited to any arrangement or similar fee payable upon the closing date of such Prospect Subordinated Debt), costs and expenses pursuant to the Prospect Subordinated Debt Documents provided that such payments are made in accordance with the Intercreditor Agreement. Regional may sell its division, Regional Check Advance, and its subsidiaries, FirstRegional Mortgage Corporation and Upstate Motor Company, provided that Agent receives the net cash sale proceeds of any such sale to be applied to the Revolving Loans (without any reduction in the Total Credit Facility).”
(f) Section 10.1 of the Agreement is hereby amended by replacing the reference to “Affiliated Subordinated Debt Documents” and replacing it with the words “Prospect Subordinated Debt Documents”.
     3. Representations and Warranties. The Borrowers hereby represent and warrant as follows, with the same effect as if such representations and warranties were set forth in the Agreement:
(i)	Borrowers hereby reaffirm that all representations and warranties are true and correct under the Loan Documents and that there are no existing Events of Default under the Agreement or the other Loan Documents as of the date hereof. Except as otherwise expressly set forth herein, nothing herein shall be deemed to constitute an amendment, modification or waiver of any of the provisions of the Agreement or the other Loan Documents, all of which remain in full force and effect as of the date hereof.

(ii)	The Borrowers have the power and authority to enter into this Amendment and have taken all corporate action required to authorize the Borrower’s execution, delivery and performance of this Amendment. This Amendment has been duly executed and delivered by the Borrowers, and the Agreement, as amended hereby, constitutes the valid and binding obligation of the Borrowers, enforceable against each Borrower in accordance with its terms. The execution, delivery, and performance of this Amendment and the Agreement, as amended hereby, by the Borrowers will not violate any Borrower’s certificate of incorporation or by-laws or any material agreement or legal requirement binding on the Borrowers.

(iii)	On the date hereof and after giving effect to the terms of this Amendment, (A) the Agreement, and the other Loan Documents are in full force and effect and constitute binding obligations, enforceable against the Borrowers in accordance with their respective terms; (B) no Default or Event of Default has occurred and is continuing; and (C) the Borrowers have no defense to or setoff, counterclaim or claim against payment of the

5

Obligations and enforcement of the Loan Documents based upon a fact or circumstance existing or occurring on or prior to the date hereof.
     4. Fees. The Borrowers shall pay at the time this Amendment is executed and delivered all fees, commissions, costs, charges, taxes and other expenses incurred by the Lenders and their respective counsel in connection with this Amendment, including, but not limited to, reasonable fees and expenses of the Lenders’ counsel and all recording fees, taxes and charges.
     5. Limited Effect. Except as expressly amended hereby, all of the covenants, representations and warranties and provisions of the Agreement are and shall continue to be in full force and effect. Upon the effectiveness of this Amendment, each reference in the Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import and each reference in the other Loan Documents to the Agreement shall mean and be a reference to the Agreement as amended hereby.
     6. Conditions of Effectiveness. This Amendment shall become effective when and only when (a) this Amendment shall be executed and delivered by the Borrowers and the Lenders, (b) the Agent shall have received a certificate of the Secretary of each Borrower as to (x) resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of this Amendment and (y) the incumbency signatures of those of its officers authorized to act with respect to this Amendment, (c) the Agent shall have received all of the Prospect Subordinated Debt Documents (in form and content satisfactory to Agent), (d) Agent shall have received a fully executed copy of the Intercreditor Agreement, in form and substance satisfactory to the Majority Lenders and (d) the Agent shall have received such additional closing documents as it shall reasonably specify in connection with the transactions contemplated hereby.
     7. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF NEW YORK.
     8. Counterparts. This Amendment may be executed by the parties hereto in any number of separate counterparts, each of which shall be an original, and all of which taken together shall be deemed to constitute one and the same instrument.
     9. Amendment. No modification or waiver of any provision of this Amendment, or any consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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     IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.
BORROWERS
REGIONAL MANAGEMENT CORP.

By: Name:	/s/ Robert D. Barry Robert D. Barry
Title:	Chief Financial Officer
REGIONAL FINANCE CORPORATION OF SOUTH CAROLINA
REGIONAL FINANCE CORPORATION OF GEORGIA
REGIONAL FINANCE CORPORATION OF TEXAS
REGIONAL FINANCE CORPORATION OF NORTH CAROLINA
REGIONAL FINANCE CORPORATION OF ALABAMA
REGIONAL FINANCE CORPORATION OF TENNESSEE
R.M.C. FINANCIAL SERVICES CORP.

By: Name:	/s/ Eric A. Anderson Eric A. Anderson
Title:	Chief Financial Officer of each of the above-listed corporations
AGENT
BANK OF AMERICA, N.A.,
as Agent

By: Name:	/s/ George C. Markowsky George C. Markowsky
Title:	Senior Vice President
LENDERS
BANK OF AMERICA, N.A.,
as a Lender and Letter of Credit Issuer

By: Name:	/s/ George C. Markowsky George C. Markowsky
Title:	Senior Vice President

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BMO CAPITAL MARKETS FINANCING, INC., as a Lender

By:	/s/ Michael S. Cameli
Name:	Michael S. Cameli
Title:	Director

FIRST TENNESSEE BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ David Perry
Name:	David Perry
Title:	Senior Vice President

CAPITAL ONE, N.A., as a Lender

By:	/s/ Paul Rubrich

Name:	Paul Rubrich
Title:	Vice President

BoS (USA) INC. as a Lender

By:	/s/ Percy Ngai

Name:	Percy Ngai
Title:	Assistant Vice President

8

CONSENT AND AMENDMENT NO. 2
TO
THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
     This Consent and Amendment No. 2 (this “Amendment”) is made as of November 21, 2007 to the Third Amended and Restated Loan and Security Agreement, among Regional Management Corp., Regional Finance Corporation of South Carolina, Regional Finance Corporation of Georgia, Regional Finance Corporation of Texas, Regional Finance Corporation of North Carolina, Regional Finance Corporation of Alabama, Regional Finance Corporation of Tennessee, and R.M.C. Financial Services Corp. (each individually a “Borrower” and collectively the “Borrowers”), the financial institutions listed therein (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”) and Bank of America, N.A. as agent for the Lenders (in its capacity as agent, the “Agent”).
RECITALS
     WHEREAS, the Borrowers, Lenders and Agent are parties to a Third Amended and Restated Loan and Security Agreement dated as of March 21, 2007 and amended on June 29, 2007, (as amended, restated, modified, substituted, extended, or renewed from time to time, the “Loan Agreement”);
     WHEREAS, the Borrowers acknowledge that there is currently outstanding the aggregate principal amount of $106,976,821.06 under the revolving credit facility.
     WHEREAS, the Borrowers have requested that the Lenders modify certain provisions of the Agreement and the Lenders are willing to do so on the terms and conditions as hereinafter set forth, including but not limited to temporarily increasing the amount of the Total Credit Facility (as defined in the Loan Agreement).
AGREEMENT
     NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.	The Borrowers, Lenders and Agent agree that the Recitals above are a part of this Amendment. Unless otherwise expressly defined in this Amendment, terms defined in the Loan Agreement shall have the same meaning under this Amendment.

2.	The Borrowers represent and warrant to the Lenders as follows:
          (a) Each Borrower is a corporation duly organized and validly existing in good standing under the laws of the state in which it was organized.

          (b) Each Borrower has the power and authority to execute and deliver this Amendment and perform its obligations hereunder and has taken all necessary and appropriate corporate action to authorize the execution, delivery and performance of this Amendment.
          (c) The Loan Agreement, as amended by this Amendment, the Second Amended and Restated Pledge Agreement and each of the other Loan Documents are each hereby ratified, each remain in full force and effect, and each constitutes the valid and legally binding obligation of the Borrower, enforceable in accordance with its terms.
          (d) All of the Borrowers’ representations and warranties contained in the Loan Agreement and the other Loan Documents are true and correct on and as of the date of the Borrowers’ execution of this Amendment.
          (e) No Event of Default and no event which, with notice, lapse of time or both would constitute an Event of Default, has occurred and is continuing under the Loan Agreement or the other Loan Documents.
3.	The Loan Agreement is hereby amended as follows:
          (a) Section 1.1 of the Agreement is hereby amended by deleting the definition of “Total Credit Facility” and replacing it with the following definition:
““Total Credit Facility” means (i) $130,000,000.00 from the date hereof through and including November 14, 2007; (ii) $145,000,000.00 from November 15, 2007 through and including February 29, 2008 and (iii) $130,000,000.00 from March 1, 2008 through and including the Maturity Date.”
          (b) Section 1.1 of the Agreement is hereby amended by adding the following definition of “Temporary Increase Period” (to be listed alphabetically within the other definitions in Section 1.1 of the Agreement):
“Temporary Increase Period” means the period from November 15, 2007 through and including February 29, 2008.”
4.	Intentionally Omitted.

5.	This Amendment shall become effective when and only when (a) this Amendment shall be executed and delivered by each Borrower and the Lenders, (b) the Agent shall have received a certificate of the Secretary of each Borrower as to (x) resolutions of its Board of Managers then in full force and effect authorizing the execution, delivery and performance of this Amendment and (y) the incumbency signatures of those of its officers authorized to act with respect to this Amendment, (c) the Agent shall have received an executed Reaffirmation of Guarantors, (d) the Agent shall have received executed each of the Notes, as amended and restated and (e) the Agent shall have received such additional closing documents as it shall reasonably specify in connection with the transactions contemplated hereby.

6.	The Borrowers hereby issue, ratify and confirm the representations, warranties and covenants contained in the Loan Agreement, as amended hereby and each of the other Loan Documents given by the Borrowers to the Lenders in favor of the Lenders. The Borrowers agree that this Amendment is not intended to and shall not cause a novation with respect to any or all of the Obligations.

7.	The Borrowers acknowledge and warrant that the Lenders have acted in good faith and has conducted itself in a commercially reasonable manner in its relationships with the Borrowers in connection with this Amendment and generally in connection with the Loan Agreement and the Obligations, the Borrowers hereby waiving and releasing any claims to the contrary.

8.	The Borrowers shall pay at the time this Amendment is executed (or as otherwise provided for in this Agreement) and delivered all fees, commissions, costs, charges, taxes and other expenses incurred by the Lenders and their counsel in connection with this Amendment, including, but not limited to, reasonable fees and expenses of the Lenders’ counsel and all recording fees, taxes and charges.

9.	This Amendment is one of the Loan Documents. This Amendment may be executed in any number of duplicate originals or counterparts, each of such duplicate originals or counterparts shall be deemed to be an original and taken together shall constitute but one and the same instrument. The parties agree that their respective signatures may be delivered by fax. Any party who chooses to deliver its signature by fax agrees to provide a counterpart of this Amendment with its inked signature promptly to each other party.

10.	This Amendment shall be governed by and interpreted in accordance with the laws of the State of New York, except that no doctrine of choice of law shall be used to apply the laws of any other state or jurisdiction to this Amendment.

11.	The Borrowers have requested that Lenders consent to a one-time distribution of $2,000,000.00 by Regional Management Corp. to Regional Holdings to pay for the costs associated with Regional Holdings attempted acquisitions of First Heritage and Southern Management Corporation, which distribution would be a violation of the negative covenant against distributions in Section 8.12 and the prohibition against transactions with affiliates in Section 8.14. Borrowers acknowledge that this distribution would constitute an Event of Defaults under the Agreement and the Loan Documents. In reliance upon the Borrowers’ representations and warranties and subject to the terms and conditions herein set forth, the Lenders hereby agree to consent to the above-referenced distribution, solely for the purposes described above. The Borrowers agree that they will hereafter comply fully with all covenants and all provisions of the Agreement and the other Loan Documents, which remain in full force and effect. This consent shall not constitute (a) a modification or an alteration of the terms, conditions or covenants of the Agreement or the other Loan Documents or (b) a waiver, release or limitation upon the Lender’s exercise of any of its rights and remedies thereunder, which are hereby expressly reserved. This consent shall not relieve or release the Borrowers in any way from any of its respective duties, obligations, covenants or agreements under the Loan Documents or from the consequences of any Event of Default thereunder, except as expressly described above. This consent shall not obligate the Lender, or be construed to require the Lender, to waive any other Event of Default or default, whether now existing or which may occur after the date of this waiver.

12.	EACH BORROWER WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY CLAIM, COUNTERCLAIM, ACTION OR OTHER PROCEEDING ARISING UNDER OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

BORROWERS

REGIONAL MANAGEMENT CORP.

By:	/s/ Robert D. Barry

Name:	Robert D. Barry
Title:	Chief Financial Officer

REGIONAL FINANCE CORPORATION OF SOUTH CAROLINA
REGIONAL FINANCE CORPORATION OF GEORGIA
REGIONAL FINANCE CORPORATION OF TEXAS
REGIONAL FINANCE CORPORATION OF NORTH CAROLINA
REGIONAL FINANCE CORPORATION OF ALABAMA
REGIONAL FINANCE CORPORATION OF TENNESSEE
R.M.C. FINANCIAL SERVICES CORP.

By:	/s/ Eric A. Anderson

Name:	Eric A. Anderson
Title:	Chief Financial Officer of each of the above-listed corporations

AGENT

BANK OF AMERICA, N.A., as Agent

By:	/s/ Bruce Jenks

Name:	Bruce Jenks
Title:	Vice President

LENDERS

BANK OF AMERICA, N.A., as a Lender and Letter of Credit Issuer

By:	/s/ Bruce Jenks

Name:	Bruce Jenks
Title:	Vice President
Commitment = $50,000,000.00 ($55,769,231.00 during Temporary Increase Period)

BMO CAPITAL MARKETS FINANCING, INC., as a Lender

By:	/s/ Michael S. Cameli

Name:	Michael S. Cameli
Title:	Director

Commitment = $22,500,000.00 ($25,096,154.00 during Temporary Increase Period)

FIRST TENNESSEE BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ David Perry

Name:	David Perry
Title:	Senior Vice President

Commitment = $22,500,000.00 ($25,096,154.00 during Temporary Increase Period)

CAPITAL ONE, N.A., as a Lender

By:	/s/ Paul J. Rubrich

Name:	Paul J. Rubrich
Title:	Vice President
Commitment = $20,000,000.00 ($22,307,692.00 during Temporary Increase Period)

BoS (USA) INC. as a Lender

By:	/s/ Joseph Fratus

Name:	Joseph Fratus
Title:	First Vice President
Commitment = $15,000,000.00 ($16,730,769.00 during Temporary Increase Period)

AMENDMENT NO. 3

TO

THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
     This Amendment No. 3 (this “Amendment”) is made as of May 27, 2008 to the Third Amended and Restated Loan and Security Agreement, among Regional Management Corp., Regional Finance Corporation of South Carolina, Regional Finance Corporation of Georgia, Regional Finance Corporation of Texas, Regional Finance Corporation of North Carolina, Regional Finance Corporation of Alabama, Regional Finance Corporation of Tennessee, and R.M.C. Financial Services Corp. (each individually a “Borrower” and collectively the “Borrowers”), the financial institutions listed therein (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”) and Bank of America, N.A. as agent for the Lenders (in its capacity as agent, the “Agent”).
RECITALS
     WHEREAS, the Borrowers, Lenders and Agent are parties to a Third Amended and Restated Loan and Security Agreement dated as of March 21, 2007 and amended in June, 2007 and November, 2007, (as amended, restated, modified, substituted, extended, or renewed from time to time, the “Loan Agreement”);
     WHEREAS, the Borrowers acknowledge that there is currently outstanding the aggregate principal amount of $126,296,206.60 under the revolving credit facility.
     WHEREAS, the Borrowers have requested that the Lenders modify certain provisions of the Agreement and the Lenders are willing to do so on the terms and conditions as hereinafter set forth, including but not limited to increasing the amount of the Total Credit Facility (as defined in the Loan Agreement).
AGREEMENT
     NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.	The Borrowers, Lenders and Agent agree that the Recitals above are a part of this Amendment. Unless otherwise expressly defined in this Amendment, terms defined in the Loan Agreement shall have the same meaning under this Amendment.

2.	The Borrowers represent and warrant to the Lenders as follows:
          (a) Each Borrower is a corporation duly organized and validly existing in good standing under the laws of the state in which it was organized.

          (b) Each Borrower has the power and authority to execute and deliver this Amendment and perform its obligations hereunder and has taken all necessary and appropriate corporate action to authorize the execution, delivery and performance of this Amendment.
          (c) The Loan Agreement, as amended by this Amendment and each of the other Loan Documents are each hereby ratified, each remain in full force and effect, and each constitutes the valid and legally binding obligation of the Borrower, enforceable in accordance with its terms.
          (d) All of the Borrowers’ representations and warranties contained in the Loan Agreement and the other Loan Documents are true and correct on and as of the date of the Borrowers’ execution of this Amendment.
          (e) No Event of Default and no event which, with notice, lapse of time or both would constitute an Event of Default, has occurred and is continuing under the Loan Agreement or the other Loan Documents.
3.	The Loan Agreement is hereby amended as follows:
          (a) Section 1.1 of the Agreement is hereby amended by deleting the definition of “Total Credit Facility” and replacing it with the following definition:
““Total Credit Facility” means (i) $130,000,000.00 from the date hereof through and including November 14, 2007; (ii) $145,000,000.00 from November 15, 2007 through and including February 29, 2008; (iii) $130,000,000.00 from March 1, 2008 through and including May 26, 2008; and (iv) $142,500,000.00 from May 27, 2008 through and including the Maturity Date.”
4.	This Amendment shall become effective when and only when (a) this Amendment shall be executed and delivered by each Borrower and the Lenders, (b) the Agent shall have received a certificate of the Secretary of each Borrower as to (x) resolutions of its Board of Managers then in full force and effect authorizing the execution, delivery and performance of this Amendment and (y) the incumbency signatures of those of its officers authorized to act with respect to this Amendment, (c) the Agent shall have received an executed Reaffirmation of Guarantors, (d) the Agent shall have received executed each of the Notes, as amended and restated and (e) the Agent shall have received such additional closing documents as it shall reasonably specify in connection with the transactions contemplated hereby. Agent hereby reserves the right to require opinions with respect to this Amendment if it so requests subsequent to the effectiveness of this Amendment.

5.	The Borrowers hereby issue, ratify and confirm the representations, warranties and covenants contained in the Loan Agreement, as amended hereby and each of the other Loan Documents given by the Borrowers to the Lenders in favor of the Lenders. The Borrowers agree that this Amendment is not intended to and shall not cause a novation with respect to any or all of the Obligations.

6.	The Borrowers acknowledge and warrant that the Lenders have acted in good faith and has conducted itself in a commercially reasonable manner in its relationships with the Borrowers in connection with this Amendment and generally in connection with the Loan Agreement and the Obligations, the Borrowers hereby waiving and releasing any claims to the contrary.

7.	The Borrowers shall pay at the time this Amendment is executed (or as otherwise provided for in this Agreement) and delivered all fees, commissions, costs, charges, taxes and other expenses incurred by the Agent, Lenders and their respective counsel in connection with this Amendment, including, but not limited to, reasonable fees and expenses of the Lenders’ counsel and all recording fees, taxes and charges.

8.	This Amendment is one of the Loan Documents. This Amendment may be executed in any number of duplicate originals or counterparts, each of such duplicate originals or counterparts shall be deemed to be an original and taken together shall constitute but one and the same instrument. The parties agree that their respective signatures may be delivered by fax. Any party who chooses to deliver its signature by fax agrees to provide a counterpart of this Amendment with its inked signature promptly to each other party.

9.	This Amendment shall be governed by and interpreted in accordance with the laws of the State of New York, except that no doctrine of choice of law shall be used to apply the laws of any other state or jurisdiction to this Amendment.

10.	EACH BORROWER WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY CLAIM, COUNTERCLAIM, ACTION OR OTHER PROCEEDING ARISING UNDER OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

BORROWERS

REGIONAL MANAGEMENT CORP.

By:	/s/ Robert D. Barry

Name:	Robert D. Barry
Title:	Chief Financial Officer/EVP

REGIONAL FINANCE CORPORATION OF SOUTH CAROLINA
REGIONAL FINANCE CORPORATION OF GEORGIA
REGIONAL FINANCE CORPORATION OF TEXAS
REGIONAL FINANCE CORPORATION OF NORTH CAROLINA
REGIONAL FINANCE CORPORATION OF ALABAMA
REGIONAL FINANCE CORPORATION OF TENNESSEE
R.M.C. FINANCIAL SERVICES CORP.

By:	/s/ Robert D. Barry

Name:	Robert D. Barry
Title:	Chief Financial Officer/EVP of each of the above-listed corporations

AGENT

BANK OF AMERICA, N.A., as Agent

By:	/s/ Bruce Jenks

Name:	Bruce Jenks
Title:	Vice President

LENDERS

BANK OF AMERICA, N.A., as a Lender and Letter of Credit Issuer

By:	/s/ Bruce Jenks

Name:	Bruce Jenks
Title:	Vice President
Commitment = $55,000,000.00

BMO CAPITAL MARKETS FINANCING, INC., as a Lender

By:	/s/ Michael S. Cameli

Name:	Michael S. Cameli
Title:	Director

Commitment = $22,500,000.00

FIRST TENNESSEE BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ David Perry

Name:	David Perry
Title:	Senior Vice President

Commitment = $25,000,000.00

CAPITAL ONE, N.A., as a Lender

By:	/s/ Paul Rubrich

Name:	Paul Rubrich
Title:	Vice President

Commitment = $25,000,000.00

BoS (USA) INC. as a Lender

By:	/s/ Julia Franklin

Name:	Julia Franklin
Title:	Assistant Vice President, Loan Documentation
Commitment = $15,000,000.00

JOINDER AND AMENDMENT NO. 4

TO

THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
     This Joinder and Amendment No. 4 (this “Amendment”) is made as of July 28, 2008 to the Third Amended and Restated Loan and Security Agreement, among Regional Management Corp., Regional Finance Corporation of South Carolina, Regional Finance Corporation of Georgia, Regional Finance Corporation of Texas, Regional Finance Corporation of North Carolina, Regional Finance Corporation of Alabama, Regional Finance Corporation of Tennessee, and R.M.C. Financial Services Corp. (each individually a “Borrower” and collectively the “Borrowers”), the financial institutions listed therein (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”) and Bank of America, N.A. as agent for the Lenders (in its capacity as agent, the “Agent”).
RECITALS
     WHEREAS, the Borrowers have requested that the Lenders modify certain provisions of the Agreement, including, but not limited to, increasing the amount of the Total Credit Facility to $167,500,000.00 and the Lenders are willing to do so on the terms and conditions as hereinafter set forth.
     WHEREAS, the Borrowers, Lenders and Agent are parties to a Third Amended and Restated Loan and Security Agreement dated as of March 21, 2007 and amended in June, 2007, November, 2007 and May, 2008, (as amended, restated, modified, substituted, extended, or renewed from time to time, the “Loan Agreement”);
     WHEREAS, the Borrowers acknowledge that BoS (USA), Inc. is no longer a Lender under the Loan Agreement;
     WHEREAS, the Borrowers, Agent and Lenders acknowledge that BoS (USA) Inc., pursuant to that certain Assignment and Acceptance Agreement, sold, transferred and assigned its interest in its portion of the Commitment and the Loans made under the Loan Agreement to Texas Capital Bank, N.A. Accordingly, Texas Capital Bank, N.A. has become a Lender under the Loan Agreement;
     WHEREAS, the Borrowers, Agent and Lenders acknowledge that Wells Fargo Preferred Capital, Inc. (“Wells Fargo”), pursuant to this Agreement will now be a Lender under the Loan Agreement; and
     WHEREAS, the Borrowers acknowledge that (as of July 24, 2008), there is currently outstanding the aggregate principal amount of $137,926,359.33 under the revolving credit facility.
AGREEMENT
     NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

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1.	The Borrowers, Lenders and Agent agree that the Recitals above are a part of this Amendment. Unless otherwise expressly defined in this Amendment, terms defined in the Loan Agreement shall have the same meaning under this Amendment.

2.	The Borrowers represent and warrant to the Lenders as follows:
          (a) Each Borrower is a corporation duly organized and validly existing in good standing under the laws of the state in which it was organized.
          (b) Each Borrower has the power and authority to execute and deliver this Amendment and perform its obligations hereunder and has taken all necessary and appropriate corporate action to authorize the execution, delivery and performance of this Amendment.
          (c) The Loan Agreement, as amended by this Amendment and each of the other Loan Documents are each hereby ratified, each remain in full force and effect, and each constitutes the valid and legally binding obligation of the Borrower, enforceable in accordance with its terms.
          (d) All of the Borrowers’ representations and warranties contained in the Loan Agreement and the other Loan Documents are true and correct on and as of the date of the Borrowers’ execution of this Amendment.
          (e) No Event of Default and no event which, with notice, lapse of time or both would constitute an Event of Default, has occurred and is continuing under the Loan Agreement or the other Loan Documents.
3.	The Loan Agreement is hereby amended as follows:
          (a) Section 1.1 of the Agreement is hereby amended by deleting the definition of “Total Credit Facility” and replacing it with the following definitions:
“Total Credit Facility” means (i) $130,000,000.00 from the date hereof through and including November 14, 2007; (ii) $145,000,000.00 from November 15, 2007 through and including February 29, 2008; (iii) $130,000,000.00 from March 1, 2008 through and including May 26, 2008; (iv) $142,500,000.00 from May 27, 2008 through and including July 25, 2008; and (v) $167,500,000.00 from July 26, 2008 through and including the Maturity Date.”
          (b) Section 2.2(g)(i) of the Agreement is hereby amended by changing the reference of “1:00 p.m., (New York, New York time)” to “2:00 p.m., (New York, New York time)”.
          (c) Section 3.1 of the Agreement is hereby deleted in its entirety and replaced with the following:
“Term of Agreement and Loan Repayment. This agreement shall have a term commencing on the date this Agreement becomes effective, and ending on March 21, 2011 (“Maturity Date”). The Loan shall be due and payable in full on the Maturity Date without notice or demand and shall be repaid to Agent, for the account of Lenders, by a wire transfer of immediately available funds. Borrowers

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may terminate this Agreement prior to the Maturity Date by: (a) giving Agent and Lenders at least thirty (30) days prior notice of intention to terminate this Agreement; (b) paying and performing, as appropriate, all Obligations on or prior to the effective date of termination; (c) paying to Agent, for the account of the Lenders, an early termination fee equal to (i) three-quarters of one percent (0.75%) of the outstanding Obligations in the event the effective date of termination occurs at any time on or prior to the second anniversary of the Closing Date, and (ii) one-half of one percent (0.50%) of the outstanding Obligations in the event the effective date of termination occurs at any time after the second anniversary of the Closing Date and prior to the forty-fifth (45th) month after the Closing Date; and (d) with respect to any LIBOR Revolving Loans prepaid in connection with such termination prior to the expiration date of the Interest Period applicable thereto, the payment of the amounts described in Paragraph 2.14. Notwithstanding the foregoing, upon the occurrence of an Event of Default, Agent may (and shall, at the direction of Majority Lenders) immediately terminate further performance under this Agreement without notice or demand.”
          (d) Reserved.
          (e) Section 10.1(d) of the Agreement is hereby deleted in its entirety and replaced with the following:
“Other Covenants. Failure by any Borrower or any Guarantor to comply with any other covenants or agreements relating to any Borrower or any Guarantor as contained in this Agreement, any Guaranty, or any other agreement executed in connection herewith or therewith (excluding in respect of any Bank Products) for more than 30 days (to the extent such failure can be cured and such Borrower or Guarantor, as applicable, is actively pursuing such cure in good faith but otherwise immediately) after such failure shall first become known to any Borrower or to any Guarantor; or failure by any Borrower to comply with any covenant or agreement relating to such Borrower as contained in any agreement in respect of Bank Products beyond the applicable grace or cure period, if any, applicable thereto.”
          (f) Section 10.1(g) of the Agreement is hereby amended by deleting the proviso in such Section and replacing it with the following new proviso:
     “provided, however, no Event of Default shall result hereunder if such Borrower or Guarantor cures such other default (in accordance with the cure provisions of such other agreement) or if the Person to whom such Debt is owed waives such default.”
          (g) Section 10.2(a) of the Agreement is hereby amended by deleting the language prior to the “proviso” and replacing it with the following:
     “Upon the occurrence and during the continuance of an Event of Default as provided in Paragraph 10.1 above, all of the Obligations due from Borrowers to Agent and Lenders, at the option of Majority Lenders, and upon written notice thereof to Borrowers by Agent or any Lender, shall accelerate and become at once

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due and payable and the Commitments shall immediately terminate; Borrowers shall forthwith pay to Agent, in addition to any and all sums and charges due, the entire principal of and accrued interest on the Notes and all other Obligations...”
          (h) Section 11.1 of the Agreement is hereby deleted in its entirety and replaced with the following:
“11.1 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Borrowers therefrom, shall be effective unless the same shall be in writing and signed by Majority Lenders (or by Agent at the written request of Majority Lenders) and Borrowers, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders and Borrowers and acknowledged by Agent, do any of the following:
     (a) extend the Maturity Date of this Agreement;
     (b) increase the Commitment of any Lender such that the Total Credit Facility after such increase is greater than $182,500,000.00;
     (c) increase the Commitment of any Lender without such Lender’s consent;
     (d) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document (other than any election not to impose a default rate or to withdraw the imposition of such default rate);
     (e) reduce the principal of or the rate of interest specified herein on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document;
     (f) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Lenders or any of them to take any action hereunder;
     (g) increase any of the percentages set forth in the definition of Advance Rate;
     (h) amend this Paragraph 11.1 or any provision of this Agreement providing for consent or other action by all Lenders, Required Lenders or Majority Lenders;
     (i) release Collateral other than as permitted by Paragraph 12.10 or release any Guarantor; or
     (j) change the definitions of “Availability”, “Majority Lenders” or “Required Lenders”;

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provided, however, Agent may, in its sole discretion and notwithstanding the limitations contained in clauses (b) and (g) above and any other terms of this Agreement, make Agent Advances in accordance with the provisions of Paragraph 2.2(i) in an amount not to exceed five percent (5%) of the Availability and, provided further, that no amendment, waiver or consent shall, unless in writing and signed by Agent, affect the rights or duties of Agent under this Agreement or any other Loan Document.”
(i) Section 12.5 of the Agreement is hereby amended by deleting the third sentence of such Section and replacing it with the following:
“Upon the written request of any Lender, Agent shall send notice of such Default or Event of Default under this Agreement to the Borrowers within ten (10) Business Days, with a copy provided to each of the Lenders, unless such Default is cured within the applicable cure period or such Event of Default is waived.”
(j) Section 13.21 of the Agreement is hereby amended by deleting the last sentence of such Section and replacing it with the following:
“Upon request by Agent at any time, the Majority Lenders will confirm in writing Agent’s authority to release any Guarantor from its obligations under the Guaranty pursuant to this Paragraph 13.21.”
(k) Subject to clause (e) of Section 4 below, Section 1.1 of the Agreement is hereby amended by deleting the definitions of “Applicable Margin and “Change in Control” and replacing it with the following definitions:
“Applicable Margin” shall mean with respect to Base Rate Revolving Loans and LIBOR Revolving Loans, the margins set forth below, as determined by the Borrowing Base Ratio for the last calendar month:

		Base Rate	LIBOR Revolver
Level	Ratio	Revolver Loans	Loans
I	> 4.00 to 1.00	.50%	2.50%
II	> 3.00 to 1.00 < 4.00 to 1.00	.25%	2.25%
III	< 3.00 to 1.00	0%	2.00%
Until July 31, 2008, margins shall be determined as if Level II were applicable. Thereafter, the margins shall be subject to increase or decrease upon receipt by Agent pursuant to Section 9.1 of the financial statements and corresponding Borrowing Base Certificate for the last calendar month, which change shall be effective on the first day of the calendar month following receipt. If, by the first day of a month, any financial statements and Borrowing Base Certificate due in the preceding month have not been received, then the margins shall be determined as if Level I were applicable, from such day until the first day of the calendar month following actual receipt.
If, as a result of any restatement of or other adjustment to the financial statements of the Borrowers or for any other reason, the Borrowers or the Lenders determine

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that (i) the Leverage Ratio as calculated by the Borrowers as of any applicable date was inaccurate and (ii) a proper calculation of the Borrowing Base Ratio would have resulted in higher pricing for such period, the Borrowers shall immediately and retroactively be obligated to pay to the Agent for the account of the applicable Lenders, promptly on demand by the Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrowers under the Bankruptcy Code of the United States, automatically and without further action by the Agent, any Lender or the L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Agent, any Lender or the L/C Issuer, as the case may be, under this Agreement. The Borrowers’ obligations under this paragraph shall survive the termination of the Aggregate Commitment and the repayment of all other Obligations hereunder.”
“Change in Control” means, as of any date of determination, any of the following: (a) Parallel and Palladium, taken together as a whole, ceases to own and control, beneficially and of record, directly or indirectly, at least 51% of the voting equity interests in Regional or (b) Regional ceases to own and control, beneficially and of record, 100% of the voting stock of any of the other Borrowers, other than as a result of intercompany mergers of such Subsidiaries with each other or Regional where the survivor of such merger with Regional is Regional and such intercompany merger is otherwise permitted pursuant to this Agreement.”
(1) Subject to clause (e) of Section 4 below, Section 8.4 of the Agreement is hereby deleted and replaced with the following:
     “8.4 Borrowing Base Ratio. Borrowers shall not permit the ratio of (a) all Debt (other than Subordinated Debt), including Borrowers’ Obligations (excluding any Bank Product Obligations) to Agent and Lenders (numerator), to (b) Borrowing Base (denominator), (i) to exceed 4.25:1, for the period beginning December 1 and ending on the last calendar day of February of the following year and (ii) to exceed 4:00:1, at all other times. All amounts calculated under this Paragraph 8.4 shall be calculated on a consolidated basis for all corporations comprising Borrowers and RMC Reinsurance.”
4.	This Amendment shall become effective when and only when (a) this Amendment shall be executed and delivered by each Borrower and the Lenders, (b) the Agent shall have received a certificate of the Secretary of each Borrower as to (x) resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of this Amendment and (y) the incumbency signatures of those of its officers authorized to act with respect to this Amendment, (c) the Agent shall have received an executed Reaffirmation of Guarantors, (d) the Agent shall have received executed each of the Notes, as amended and restated, as applicable, (e) the Agent shall have received an executed amendment to the Intercreditor Agreement and any required amendments to the Prospect Subordinated Debt Documents, each in form and content satisfactory to Agent, and with respect to the amendments contained in paragraphs (k) and (1) of Section 3 above, such amendments shall not become effective unless and until amendments to the Prospect Subordinated Debt

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Documents are received which reflect parallel changes to those documents on or prior to August 6, 2008, and in form and content reasonably satisfactory to the Agent, (f) the Agent shall have received opinions from Borrower’s Counsel with respect to this Amendment, in form and content satisfactory to Agent, (g) the Agent shall have received an executed Assignment and Acceptance Agreement between Bank of Scotland, as assignee and Texas Capital Bank, N.A., as assignor and (h) the Agent shall have received such additional closing documents as it shall reasonably specify in connection with the transactions contemplated hereby. Notwithstanding the foregoing, Agent and Lenders shall consider this Amendment effective without the conditions in Section 4(f) above being met; provided, however, that such conditions in Section 4(f) shall be satisfied on or prior to August 6, 2008. The parties agree that it shall be an Event of Default if such conditions in Section 4(f) have not been satisfied prior to such date.

5.	The Borrowers hereby issue, ratify and confirm the representations, warranties and covenants contained in the Loan Agreement, as amended hereby and each of the other Loan Documents given by the Borrowers to the Lenders in favor of the Lenders. The Borrowers agree that this Amendment is not intended to and shall not cause a novation with respect to any or all of the Obligations.

6.	The Borrowers acknowledge and warrant that the Lenders have acted in good faith and has conducted itself in a commercially reasonable manner in their relationships with the Borrowers in connection with this Amendment and generally in connection with the Loan Agreement and the Obligations, the Borrowers hereby waiving and releasing any claims to the contrary.

7.	The Borrowers shall pay at the time this Amendment is executed (or as otherwise provided for in this Agreement) and delivered all fees, commissions, costs, charges, taxes and other expenses incurred by the Agent, Lenders and their respective counsel in connection with this Amendment, including, but not limited to, reasonable fees and expenses of the Lenders’ counsel and all recording fees, taxes and charges.

8.	This Amendment is one of the Loan Documents. This Amendment may be executed in any number of duplicate originals or counterparts, each of such duplicate originals or counterparts shall be deemed to be an original and taken together shall constitute but one and the same instrument. The parties agree that their respective signatures may be delivered by fax. Any party who chooses to deliver its signature by fax agrees to provide a counterpart of this Amendment with its inked signature promptly to each other party.

9.	This Amendment shall be governed by and interpreted in accordance with the laws of the State of New York, except that no doctrine of choice of law shall be used to apply the laws of any other state or jurisdiction to this Amendment.

10.	EACH BORROWER WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY CLAIM, COUNTERCLAIM, ACTION OR OTHER PROCEEDING ARISING UNDER OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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11.	Joinder of Wells Fargo to Loan and Security Agreement. By executing and delivering this Agreement, Wells Fargo hereby becomes a party to the Loan Agreement, as a Lender thereunder, with the same force and effect as if originally named therein as a Lender, and, without limiting the generality of the foregoing, hereby expressly assumes all rights, obligations and liabilities of a Lender thereunder.

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     IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

BORROWERS

REGIONAL MANAGEMENT CORP.
REGIONAL FINANCE CORPORATION OF SOUTH CAROLINA
REGIONAL FINANCE CORPORATION OF GEORGIA
REGIONAL FINANCE CORPORATION OF TEXAS
REGIONAL FINANCE CORPORATION OF NORTH CAROLINA
REGIONAL FINANCE CORPORATION OF ALABAMA
REGIONAL FINANCE CORPORATION OF TENNESSEE
R.M.C. FINANCIAL SERVICES CORP.

By:	/s/ Robert D. Barry

Name:	Robert D. Barry
Title:	Chief Financial Officer/EVP of each of the above-listed corporations

AGENT

BANK OF AMERICA, N.A., as Agent

By:	/s/ Bruce Jenks

Name:	Bruce Jenks
Title:	Vice President

LENDERS

BANK OF AMERICA, N.A., as a Lender and Letter of Credit Issuer

By:	/s/ Bruce Jenks

Name:	Bruce Jenks
Title:	Vice President
Commitment = $55,000,000.00

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BMO CAPITAL MARKETS FINANCING, INC., as a Lender

By:	/s/ Michael S. Cameli

Name:	Michael S. Cameli
Title:	Director

Commitment = $22,500,000.00

FIRST TENNESSEE BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ David Perry

Name:	David Perry
Title:	Senior Vice President

Commitment = $25,000,000.00

CAPITAL ONE, N.A., as a Lender

By:	/s/ Paul Rubrich

Name:	Paul Rubrich
Title:	Vice President

Commitment = $25,000,000.00

TEXAS CAPITAL BANK, N.A., as a Lender

By:	/s/ Stephanie Hopkins

Name:	Stephanie Hopkins
Title:	Vice President

Commitment = $15,000,000.00

WELLS FARGO PREFERRED CAPITAL, INC. as a Lender

By:	/s/ William M. Laird

Name:	William M. Laird
Title:	Senior Vice President

Commitment = $25,000,000.00

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EXTENSION AND AMENDMENT NO. 5
TO
THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
     This Extension and Amendment No. 5 (this “Amendment”) is made as of August 25, 2010 to the Third Amended and Restated Loan and Security Agreement, among Regional Management Corp. (“Regional”), Regional Finance Corporation of South Carolina (“Regional SC”), Regional Finance Corporation of Georgia, Regional Finance Corporation of Texas, Regional Finance Corporation of North Carolina, Regional Finance Corporation of Alabama and Regional Finance Corporation of Tennessee (each individually a “Borrower” and collectively the “Borrowers”), the financial institutions listed therein (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”) and Bank of America, N.A. as agent for the Lenders (in its capacity as agent, the “Agent”).
RECITALS
     WHEREAS, the Borrowers have requested that the Agent and Lenders modify certain provisions of the Loan Agreement (as hereinafter defined), including, but not limited to (i) increasing the amount of the Total Credit Facility to $225,000,000.00 and (ii) extending the period of time during which the Borrowers may borrow under the revolving line of the credit facility and the Agent and Lenders are willing to do so on the terms and conditions as hereinafter set forth.
     WHEREAS, the Borrowers, Lenders and Agent are parties to a Third Amended and Restated Loan and Security Agreement dated as of March 21, 2007 and amended in June, 2007, November, 2007, May, 2008 and July, 2008, (as amended, restated, modified, substituted, extended, or renewed from time to time, the “Loan Agreement”); and
     WHEREAS, the Borrowers acknowledge that (as of August 24, 2010), there is currently outstanding the aggregate principal amount of $145,055,011.37 under the revolving credit facility.
AGREEMENT
     NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:
     1. The Borrowers, Lenders and Agent agree that the Recitals above are a part of this Amendment. Unless otherwise expressly defined in this Amendment, terms defined in the Loan Agreement shall have the same meaning under this Amendment.
     2. The Borrowers represent and warrant to the Lenders as follows:
          (a) Each Borrower is a corporation duly organized and validly existing in good standing under the laws of the state in which it was organized.
          (b) Each Borrower has the power and authority to execute and deliver this Amendment and perform its obligations hereunder and has taken all necessary and appropriate corporate action to authorize the execution, delivery and performance of this Amendment.

          (c) The Loan Agreement, as amended by this Amendment and each of the other Loan Documents are each hereby ratified, each remain in full force and effect, and each constitutes the valid and legally binding obligation of each Borrower, enforceable in accordance with its terms. Without limiting the foregoing, Regional hereby ratifies and reaffirms that certain Second Amended and Restated Pledge Agreement dated March 21, 2007, and the stock powers given with respect thereto, and such document and instruments are in full force and effect, and constitute the valid and legally binding obligation of Regional, enforceable in accordance with their terms.
          (d) All of the Borrowers’ representations and warranties contained in the Loan Agreement and the other Loan Documents are true and correct on and as of the date of the Borrowers’ execution of this Amendment.
          (e) No Event of Default and no event which, with notice, lapse of time or both would constitute an Event of Default, has occurred and is continuing under the Loan Agreement or the other Loan Documents.
          (f) FirstRegional Mortgage Corporation was sold on or about December 2009 and its assets applied in reduction of the outstanding principal amount of the Revolving Loans in accordance with Section 8.14 of the Loan Agreement. The Amended and Restated Guaranty made by FirstRegional Mortgage Corporation has been terminated.
          (g) As of February, 2009, R.M.C. Financial Services Corp. was merged with and into Regional SC (with Regional SC as the surviving entity).
3.	The Loan Agreement is hereby amended as follows:
          a. The Schedules to the Loan Agreement are hereby deleted in their entirety and replaced with revised Schedules to the Loan Agreement, updated as of the date hereof, annexed hereto and made a part hereof as Exhibit A. Notwithstanding that any such schedules are required to be updated as of the “Closing Date”, such schedules shall be updated as of the date hereof.
          b. Section 1.1 of the Agreement is hereby amended by deleting the definitions of: “Prospect”, “Prospect Subordinated Debt”, “Prospect Subordinated Debt Agent”, “Prospect Subordinated Debt Documents”, “Prospect Subordinated Loan and Security Agreement”, “Prospect Subordinated Notes” and “Temporary Increase Period” in their entirety.
          c. Section 1.1 of the Agreement is hereby amended by deleting the definition of “Applicable Margin” and replacing it with the following:
“Applicable Margin shall mean with respect to Base Rate Revolving Loans and LIBOR Revolving Loans, the margins set forth below, as determined by the Borrowing Base Ratio for the last calendar month:

	Borrowing	Base Rate	LIBOR
	Base	Revolver	Revolver
Level	Ratio	Loans	Loans
I	> 2.75 to 1.00	2.50%	3.50%
II	< 2.75 to 1.00	2.25%	3.25%

Until September 1, 2010, margins shall be determined as if Level II were applicable. Thereafter, the margins shall be subject to increase or decrease upon determination and confirmation by Agent of the Borrowing Base Ratio provided by Borrower in the financial statements delivered pursuant to Section 9.1 hereof for the preceding calendar month, which change shall be effective on the first day of the calendar month following receipt such financial statements. If, by the first day of a month, the financial statements due in the preceding calendar month have not been received, then the margins shall be determined as if Level I were applicable, from such day until the first day of the calendar month following actual receipt.
If, as a result of any restatement of or other adjustment to the financial statements of the Borrowers or for any other reason, the Borrowers or the Lenders determine that (i) the Leverage Ratio as calculated by the Borrowers as of any applicable date was inaccurate and (ii) a proper calculation of the Borrowing Base Ratio would have resulted in higher pricing for such period, the Borrowers shall immediately and retroactively be obligated to pay to the Agent for the account of the applicable Lenders, promptly on demand by the Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrowers under the Bankruptcy Code of the United States, automatically and without further action by the Agent, any Lender or the L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Agent, any Lender or the L/C Issuer, as the case may be, under this Agreement. The Borrowers’ obligations under this paragraph shall survive the termination of the Aggregate Commitment and the repayment of all other Obligations hereunder.”
          d. Section 1.1 of the Agreement is hereby amended by deleting the definition of “Bank Products” in its entirety and replacing it with the following:
“Bank Products shall mean any one or more of credit cards services, ACH Transactions, Hedge Agreements and Cash Management Services extended by either (i) Bank of America or any affiliate of Bank of America in reliance on Bank of America’s agreement to indemnify such affiliate, or (ii) in Agent’s sole, but reasonable discretion, other Lenders.”
          e. Section 1.1 of the Agreement is hereby amended by deleting the definition of “Base Rate” and replacing it with the following definition:
“Base Rate — for any day, a per annum rate equal to the greater of (a) the Prime Rate for such day; (b) the Federal Funds Rate for such day, plus 0.50%; or (c) LIBOR for a 30 day interest period as determined on such day, plus 1.0%.”

          f. Section 1.1 of the Agreement is hereby amended by deleting the definition of “Change in Control” and replacing it with the following definition:
“Change in Control shall mean, as of any date of determination, any of the following: (a) Parallel and Palladium, taken together as a whole, ceases to own and control, beneficially and of record, directly or indirectly, at least 51% of the voting equity of Regional; (b) Regional ceases to own and control, beneficially and of record, directly or indirectly, 100% of the voting stock of any of the other Borrowers; or (c) any holder of voting equity of any Borrower (other than Regional) is not a borrower or guarantor under this Agreement.”
          g. Section 1.1 of the Agreement is hereby amended by deleting the definition of Federal “Funds Rate” in its entirety and replacing it with the following:
“Federal Funds Rate: (a) the weighted average of interest rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on the applicable Business Day (or on the preceding Business Day, if the applicable day is not a Business Day), as published by the Federal Reserve Bank of New York on the next Business Day; or (b) if no such rate is published on the next Business Day, the average rate (rounded up, if necessary, to the nearest 1/8 of 1%) charged to Bank of America on the applicable day on such transactions, as determined by Agent.”
          h. Section 1.1 of the Agreement is hereby amended by deleting the definition of “Intercreditor Agreement” in its entirety and replacing it with the following:
“Intercreditor Agreement shall mean the Intercreditor and Lien Subordination Agreement dated as of August 25, 2010, among the Replacement Subordinated Debt Agent, the lenders party to the Affiliated Subordinated Loan and Security Agreement, the Borrowers and the Agent, as the same may be amended, modified, restated, replaced or supplemented from time to time.”
          i. Section 1.1 of the Agreement is hereby amended by deleting the definition of “LIBOR Rate” in its entirety and replacing it with the following:
“LIBOR Rate shall mean, for any Interest Period, with respect to LIBOR Revolving Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the next 1/8th of 1.0%) determined by Agent as follows:

LIBOR Rate	=	LIBOR
1.00 - Eurodollar Reserve Percentage
Where,
“Eurodollar Reserve Percentage” shall mean for any day for any Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1.0%) in effect on such day (whether or not applicable to any Lender) under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”); and

“LIBOR” shall mean for any Interest Period with respect to a LIBOR Loan, the per annum rate of interest (rounded up, if necessary, to the nearest 1/8th of 1%), determined by Agent at approximately 11:00 a.m. (London time) two Business Days prior to commencement of such Interest Period, for a term comparable to such Interest Period, equal to (a) the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source designated by Agent); or (b) if BBA LIBOR is not available for any reason, the interest rate at which Dollar deposits in the approximate amount of the LIBOR Loan would be offered by Agent’s London branch to major banks in the London interbank Eurodollar market.”
          j. Section 1.1 of the Agreement is hereby amended by deleting the definition of Loss Reserve Percent in its entirety and replacing it with the following (to be placed in the Agreement in alphabetical order):
“Small Contracts Reserve Percent shall mean, calculated as of the first day of each month, the percent obtained by dividing (i) the aggregate amount of Net Charge Offs for small loan Contracts (less than $2,500.00) and live check Contracts during each of the eight (8) months immediately preceding the date of calculation, by (ii) the average aggregate amount of the Net Balance owing under such Contracts outstanding as of the last day of each of the previous eight (8) months. For example, if the Borrowers charged off (a) $1,000.00 of small loan Contracts and live check Contracts each month for eight (8) months and if the average aggregate Net Balance outstanding at the end of the previous eight (8) months was $2,000,000.00 for four (4) months and $2,500,000.00 for four (4) months ($8,000.00/$2,250,000.00 (being $18,000,000.00 divided by 8)), the Small Contract Loss Reserve Percent would be 0.356%.”
“Other Loss Reserve Percent shall mean, calculated as of the first day of each month, the percent obtained by dividing (i) the aggregate amount of Net Charge Offs for all Contracts other than small loan Contracts (less than $2,500.00) and live check Contracts during each of the twelve (12) months immediately preceding the date of calculation, by (ii) the average aggregate amount of the Net Balance owing under such Contracts outstanding as of the last day of each of the previous twelve (12) months. For example, if the Borrowers charged off (a) $10,000.00 for such Contracts each month for twelve (12) months and if the aggregate Net Balance outstanding at the end of the previous twelve (12) months was $2,000,000.00 for eight (8) months and $2,500,000.00 for four (4) months ($120,000.00/$2,166,667 (being $26,000,000.00 divided by 12)), the Other Loss Reserve Percent would be 5.54%.”
          k. Section 1.1 of the Agreement is hereby amended by deleting the definition of “Notes” and replacing it with the following:
“Notes shall mean, collectively, all promissory notes executed and delivered by Borrowers to Lender pursuant to this Agreement, as the same may be amended, extended, increased, supplemented or otherwise modified from time to time.”
          l. Section 1.1 of the Agreement is hereby amended by deleting the word “Prospect” in the definition of “Subordinated Debt” and replacing it with the word “Replacement”.
          m. Section 1.1 of the Agreement is hereby amended by deleting the definition of “Total Credit Facility” and replacing it with the following definition:

“Total Credit Facility shall mean $225,000,000.00.”
          n. Section 1.1 of the Agreement is hereby amended by adding the following definitions (to be listed alphabetically within the other definitions of Section 1.1 of the Agreement):
Cash Management Services means any services provided to Borrowers in connection with operating, collections, payroll, trust, or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, lockbox and stop payment services.
ERISA means the Employee Retirement Income Security Act of 1974, as amended and supplemented from time to time.
ERISA Affiliate means any trade or business (whether or not incorporated) under common control with any Borrower or guarantor within the meaning of Section 414(b) or (c) of the IRS Code (and Sections 414(m) and (o) of the IRS Code for purposes of provisions relating to Section 412 of the IRS Code).
Foreign Plan means any employee benefit plan or arrangement (a) maintained or contributed to by any Borrower or Subsidiary that is not subject to the laws of the United States; or (b) mandated by a government other than the United States for employees of any Borrower or Subsidiary.
Multiemployer Plan means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Borrower, guarantor or ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
PBGC means the Pension Benefit Guaranty Corporation.
Pension Plan means any employee pension benefit plan (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Borrower, guarantor or ERISA Affiliate or to which the any Borrower, guarantor or ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the preceding five plan years.
Plan means any employee benefit plan (as such term is defined in Section 3(3) of ERISA) established by a Borrower or guarantor or, with respect to any such plan that is subject to Section 412 of the IRS Code or Title IV of ERISA, an ERISA Affiliate.
Prime Rate means the rate of interest announced by Bank of America from time to time as its prime rate. Such rate is set by Bank of America on the basis of various factors, including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.
“Replacement Subordinated Debt shall mean the Debt of the Borrowers pursuant to the Replacement Subordinated Debt Documents.
Replacement Subordinated Debt Agent shall mean Palladium Capital Management III, L.L.C. in its capacity as agent for the holders of the Replacement Subordinated Debt, and any successor agent.
Replacement Subordinated Debt Documents shall mean the Replacement Subordinated Loan and Security Agreement, the Replacement Subordinated Notes and any other documents, instruments or agreements that from time to time evidence the Replacement Subordinated Debt or secure or support payment or performance thereof, as each of the foregoing may be amended, modified, restated, replaced or supplemented from time to time.
Replacement Subordinated Loan and Security Agreement shall mean the Senior Subordinated Loan and Security Agreement, dated as of August 25, 2010, among the Replacement Subordinated Debt Agent, the Borrowers and the lenders from time to time party thereto, as the same may be amended, modified, restated, replaced or supplemented from time to time.
Replacement Subordinated Notes shall mean the promissory notes issued by the Borrowers from time to time pursuant to the Replacement Subordinated Loan and Security Agreement, as the same may be amended, modified, restated, replaced or supplemented from time to time.
Super-Majority Lenders shall mean at any time Lenders whose Pro Rata Shares aggregate more than seventy-five percent (75%) as such percentage is determined under the definition of Pro Rata Share set forth herein.”
          o. Section 2.5 of the Agreement is hereby amended by deleting subsection (ii) of such section and replacing it with the following:
“(ii) For all Revolving Loans and such other Obligations which are LIBOR Revolving Loans, then at a per annum rate equal to the LIBOR Rate (but no less than 1.00%) plus the Applicable Margin.”
          p. Section 2.8 of the Agreement is hereby amended by deleting the reference in the third and fourth lines thereof of “one quarter of one percent (0.25%)” and replacing it with “one-half of one percent (0.50%)”.
          q. Section 2.20 of the Agreement is hereby deleted and replaced in its entirety with the following:

“2.20. Bank Products. Borrowers may request and Bank of America may, in its sole and absolute discretion, arrange for Borrowers to obtain, from Bank of America, Bank of America’s Affiliates or the other Lenders, Bank Products although Borrowers are not required to do so. To the extent Bank Products are provided by an Affiliate of Bank of America or an Affiliate of a Lender, Borrowers agree to indemnify and hold Bank of America and the Lenders harmless from any and all costs and obligations now or hereafter incurred by Bank of America or any of the Lenders which arise from the indemnity given by Bank of America to its Affiliates or a Lender to its Affiliates related to such Bank Products except for costs or obligations resulting from the gross negligence or willful misconduct of Bank of America or any of the Lenders. The agreement contained in this Paragraph shall survive termination of this Agreement. Each Borrower acknowledges and agrees that the obtaining of Bank Products from Bank of America, Bank of America’s Affiliates or any other Lender (a) is in the sole and absolute discretion of Bank of America, Bank of America’s Affiliates, or other Lender, as applicable and (b) is subject to all rules and regulations of Bank of America, Bank of America’s Affiliates or such other Lender, as applicable.”
          r. Section 3.1 of the Agreement is hereby deleted in its entirety and replaced with the following:
“Term of Agreement and Loan Repayment. This agreement shall have a term commencing on the date this Agreement becomes effective, and ending on August 25, 2013 (“Maturity Date”). The Loan shall be due and payable in full on the Maturity Date without notice or demand and shall be repaid to Agent, for the account of Lenders, by a wire transfer of immediately available funds. Borrowers may terminate this Agreement prior to the Maturity Date by: (a) giving Agent and Lenders at least thirty (30) days prior notice of intention to terminate this Agreement; (b) paying and performing, as appropriate, all Obligations on or prior to the effective date of termination; (c) paying to Agent, for the account of the Lenders, an early termination fee equal to (i) three-quarters of one percent (0.75%) of the outstanding Obligations in the event the effective date of termination occurs at any time on or prior to August 25, 2011, and (ii) one-half of one percent (0.50%) of the outstanding Obligations in the event the effective date of termination occurs at any time after August 25, 2011 and prior to May 25, 2013; and (d) with respect to any LIBOR Revolving Loans prepaid in connection with such termination prior to the expiration date of the Interest Period applicable thereto, the payment of the amounts described in Paragraph 2.14. Notwithstanding the foregoing, upon the occurrence of an Event of Default, Agent may (and shall, at the direction of Majority Lenders) immediately terminate further performance under this Agreement without notice or demand.”
s. A new Section 7.26 to the Agreement is added as follows:
“7.26 ERISA. No Borrower or any of its Subsidiaries maintains or sponsors, or has past, present or future obligations of contribution to a Plan or a Pension Plan or is a participating employer in, or has past, present or future obligations of contribution to, a Multiemployer Plan. No Borrower or any of its Subsidiaries has an ERISA Affiliate.
t. A new Section 7.27 to the Agreement is added as follows:

“7.27 Labor Relations. No Borrower or Subsidiary is party to or bound by any collective bargaining agreement. There are no material grievances, disputes or controversies with any union or other organization of any Borrower’s or Subsidiary’s employees, or, to any Borrower’s knowledge, any asserted or threatened strikes, work stoppages or demands for collective bargaining which would reasonably be expected to result in a material adverse change in the financial condition of the Borrowers taken as a whole. No Borrower or Subsidiary is party to or bound by any management or consulting agreement, the breach or termination of which would reasonably be expected to result in a material adverse change in the financial condition of the Borrowers taken as a whole.”
          u. Section 8.4 of the Agreement is hereby deleted in its entirety and replaced with the following:
     “8.4 Borrowing Base Ratio. Borrowers shall not permit the ratio of (a) all Debt (other than Subordinated Debt), including Borrowers’ Obligations (excluding any Bank Product Obligations) to Agent and Lenders (numerator), to (b) Borrowing Base (denominator) (such ratio, the “Borrowing Base Ratio”), to exceed 3.50:1, at any time. All amounts calculated under this Paragraph 8.4 shall be calculated on a consolidated basis for all corporations comprising Borrowers and RMC Reinsurance.”
          v. Section 8.6 of the Agreement is hereby amended by deleting the word “Prospect” throughout such section and replacing it with the word “Replacement”.
          w. Section 8.6 of the Agreement is hereby amended by deleting the amount of “$250,000” in the 8th line of such section and replacing it with “$500,000.00”.
          x. Section 8.10(c) of the Agreement is hereby amended as follows:
“(c) Borrowers shall maintain an aggregate loss reserve in an amount which shall not be less than the sum of (x) the current Small Contracts Reserve Percent of the remainder of (i) the aggregate amount of all presently due and future, unpaid, noncancellable installment payments to be made under all of Borrowers’ then-owned small loan Contracts (less than $2,500.00) and live check Contracts, minus (ii) the sum of all unearned finance charges (if any) included therein, unearned acquisition charges, and unearned maintenance fees and (y) the Other Loss Reserve Percent of the remainder of (i) the aggregate amount of all presently due and future, unpaid, noncancellable installment payments to be made under all of Borrowers’ then-owned Contracts other than small loan Contracts (less than $2,500.00) and live check Contracts, minus (ii) the sum of all unearned finance charges (if any) included therein, unearned acquisition charges, and unearned maintenance fees.”
          y. Section 8.13 of the Agreement is hereby amended by deleting the amount of “greater than $1,200,000 (“Bulk Purchase Limit”)” in the 2nd line of such section and replacing it with “equal to the lesser of $3,000,000.00 or 10% of Availability (“Bulk Purchase Limit”)”.
          z. Section 8.14 of the Agreement is hereby amended by deleting the word “Prospect” throughout such section and replacing it with the word “Replacement”.

          aa. Section 8.14 of the Agreement is hereby amended by adding the following sentence to the end of such section:
“For any transaction with or among Affiliates permitted by this Agreement, Borrowers shall deliver to Agent at least seven (7) Business Days’ prior to the consummation of such transaction; (i) written notice describing the transaction, including, without limitation, information that would be reasonably required for Agent to determine whether additional documentation is required to maintain perfected security interests in the Collateral; and (ii) a reaffirmation by all Borrowers of the representations, warranties, covenants and other agreements contained in the Agreement.”
          bb. A new Section 8.17 is hereby added to the Agreement as follows:
          “8.17 Plans. No Borrower or Borrower Affiliate shall become a party to any Multiemployer Plan or Foreign Plan.”
          cc. Section 10.1(g) of the Agreement is hereby amended by deleting the word “Prospect” and replacing it with the word “Replacement” in such section.
          dd. A new Section 10.1(o) is hereby added to the Agreement as follows:
“(o) Any Borrower or Guarantor or any of its Senior Officers is criminally indicted or convicted for (i) a felony committed in the conduct of any Borrower’s or Guarantor’s business, or (ii) violating any state or federal law (including the Controlled Substances Act, Money Laundering Control Act of 1986 and Illegal Exportation of War Materials Act) that could lead to forfeiture of any material Property or any Collateral; or”
ee. A new Section 10.1(p) is hereby added to the Agreement as follows:
“(p) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan that has resulted or could reasonably be expected to result in liability of a Borrower or Guarantor to a Pension Plan, Multiemployer Plan or PBGC, or that constitutes grounds for appointment of a trustee for or termination by the PBGC of any Pension Plan or Multiemployer Plan; any Borrower, Guarantor or ERISA Affiliate fails to pay when due any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan; or any event similar to the foregoing occurs or exists with respect to a Foreign Plan;”
          ff. Section 11.1 of the Agreement is hereby deleted in its entirety and replaced with the following:
“11.1 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Borrowers therefrom, shall be effective unless the same shall be in writing and signed by Majority Lenders (or by Agent at the written request of Majority Lenders) and Borrowers, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given;
provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders and Borrowers and acknowledged by Agent, do any of the following:

     (a) extend the Maturity Date of this Agreement;
     (b) increase the Commitment of any Lender such that the Total Credit Facility after such increase is greater than $225,000,000.00;
     (c) increase the Commitment of any Lender without such Lender’s consent;
     (d) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document (other than any election not to impose a default rate or to withdraw the imposition of such default rate);
     (e) reduce the principal of, or the rate of interest specified herein on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document;
     (f) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Lenders or any of them to take any action hereunder;
     (g) increase any of the percentages set forth in the definition of Advance Rate;
     (h) amend this Paragraph 11.1 or any provision of this Agreement providing for consent or other action by all Lenders, Required Lenders or Majority Lenders;
     (i) release Collateral other than as permitted by Paragraph 12.10 or release any Guarantor; or
     (j) change the definitions of “Availability”, “Majority Lenders” or “Required Lenders” or “Super-Majority Lenders”; or
     (k) amend or waive any provision dealing with Borrowing Base Ratio, Debt to Worth Ratio or Interest Coverage Ratio; provided, however, that the Majority Lenders have a right to waive any such provision for a period of 120 days following the date of such waiver, after which waiver, the consent of all Lenders is required to waive any such provision;
provided, further, however, that no such waiver, amendment, or consent shall, unless in writing and signed by Super-Majority Lenders and Borrowers and acknowledged by Agent:
(l) approve a Change in Control.

Notwithstanding the foregoing, Agent may, in its sole discretion and notwithstanding the limitations contained in clauses (b) and (g) above and any other terms of this Agreement, Notwithstanding the foregoing, Agent may, in its sole discretion and notwithstanding the limitations contained in clauses (b) and (g) above and any other terms of this Agreement, make Agent Advances in accordance with the provisions of Paragraph 2.2(i) in an amount not to exceed five percent (5%) of the Availability.
It is understood and agreed that no amendment, waiver or consent shall, unless in writing and signed by Agent, affect the rights or duties of Agent under this Agreement or any other Loan Document.”
4.	This Amendment shall become effective when and only when (a) this Amendment shall be executed and delivered by each Borrower, the Agent and the Lenders, (b) the Agent shall have received a certificate of the Secretary of each Borrower as to (x) resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of this Amendment and (y) the incumbency signatures of those of its officers authorized to act with respect to this Amendment, (c) the Agent shall have received an executed Reaffirmation of Guarantors, (d) the Agent shall have received executed each of the Notes, as amended and restated, as applicable, (e) the Agent shall have received executed copies of each of the Replacement Subordinated Debt Documents and an Intercreditor Agreement in connection therewith, each in form and content satisfactory to Agent, (f) the Agent shall have received opinions from Borrower’s Counsel with respect to this Amendment, in form and content satisfactory to Agent, (g) the Borrowers shall have paid to Agent a non-refundable fee, in full in cash equal to $225,000.00, to be distributed by Agent to the Lenders as follows: (i) $75,000.00 to Bank of America, N.A. (ii) $52,500.00 to Wells Fargo Preferred Capital, Inc., (iii) $27,500.00 to BMO Capital Markets Financing, Inc., (iv) $30,000.00 to Capital One, N.A., (v) $15,000.00 to Texas Capital Bank, N.A. and (vi) $25,000.00 to First Tennessee Bank National Association and (h) the Agent shall have received such additional closing documents as it shall reasonably specify in connection with the transactions contemplated hereby.

5.	The Borrowers hereby issue, ratify and confirm the representations, warranties and covenants contained in the Loan Agreement, as amended hereby and each of the other Loan Documents given by the Borrowers to the Lenders in favor of the Lenders. The Borrowers agree that this Amendment is not intended to and shall not cause a novation with respect to any or all of the Obligations.

6.	The Borrowers acknowledge and warrant that the Lenders have acted in good faith and has conducted itself in a commercially reasonable manner in their relationships with the Borrowers in connection with this Amendment and generally in connection with the Loan Agreement and the Obligations, the Borrowers hereby waiving and releasing any claims to the contrary.

7.	The Borrowers shall pay at the time this Amendment is executed (or as otherwise provided for in this Agreement) and delivered all fees, commissions, costs, charges, taxes and other expenses incurred by the Agent and its counsel in connection with this Amendment, including, but not limited to, reasonable fees and expenses of the Lenders’ counsel and all recording fees, taxes and charges.

8.	This Amendment is one of the Loan Documents. This Amendment may be executed in any number of duplicate originals or counterparts, each of such duplicate originals or counterparts shall be deemed to be an original and taken together shall constitute but one and the same instrument. The parties agree that their respective signatures may be delivered by fax. Any party who chooses to deliver its signature by fax agrees to provide a counterpart of this Amendment with its inked signature promptly to each other party.

9.	This Amendment shall be governed by and interpreted in accordance with the laws of the State of New York, except that no doctrine of choice of law shall be used to apply the laws of any other state or jurisdiction to this Amendment.

10.	EACH BORROWER WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY CLAIM, COUNTERCLAIM, ACTION OR OTHER PROCEEDING ARISING UNDER OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

BORROWERS

REGIONAL MANAGEMENT CORP.
REGIONAL FINANCE CORPORATION OF SOUTH CAROLINA
REGIONAL FINANCE CORPORATION OF GEORGIA
REGIONAL FINANCE CORPORATION OF TEXAS
REGIONAL FINANCE CORPORATION OF NORTH CAROLINA
REGIONAL FINANCE CORPORATION OF ALABAMA
REGIONAL FINANCE CORPORATION OF TENNESSEE

By:	/s/ Robert D. Barry

Name:	Robert D. Barry
Title:	Chief Financial Officer of each of the above listed corporations

AGENT

BANK OF AMERICA, N.A., as Agent

By:	/s/ Bruce Jenks

Name:	Bruce Jenks
Title:	Vice President

LENDERS

BANK OF AMERICA, N.A., as a Lender and Letter of Credit Issuer

By:	/s/ Bruce Jenks

Name:	Bruce Jenks
Title:	Vice President

Commitment = $75,000,000.00

BMO CAPITAL MARKETS FINANCING, INC., as a Lender

By:	/s/ Michael S. Cameli

Name:	Michael S. Cameli
Title:	Vice President
Commitment = $27,500,000.00

FIRST TENNESSEE BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Patrick Green

Name:	Patrick Green
Title:	Vice President

Commitment = $25,000,000.00

CAPITAL ONE, N.A., as a Lender

By:	/s/ Paul Rubrich

Name:	Paul Rubrich
Title:	Vice President

Commitment = $30,000,000.00

TEXAS CAPITAL BANK, N.A., as a Lender

By:	/s/ Stephanie Hopkins

Name:	Stephanie Hopkins
Title:	Senior Vice President

Commitment = $15,000,000.00

WELLS FARGO PREFERRED CAPITAL, INC., as a Lender

By:	/s/ William M. Laird

Name:	William M. Laird
Title:	Senior Vice President
Commitment = $52,500,000.00

EXHIBIT A
UPDATED SCHEDULES

SCHEDULE 4.4
LOCATIONS OF BOOKS AND RECORDS AND COLLATERAL
     Location of Records Concerning Collateral
509 West Butler Road, Greenville, South Carolina 29607
     Location of Collateral and Places of Business
509 West Butler Road, Greenville, South Carolina 29607; see also attached List of Branches.

LIST OF BRANCHES
141 S.W. Laurens Street, Aiken, SC 29801
2705 N. Main St., Suite C, Anderson, SC 29621
104 Main St., Barnwell, SC 29812
112D West Church St., Batesburg, SC 29006
2303 Boundary St., Suite 3, Beaufort, SC 29006
145 Hwy 15 & 401 Bypass, Suite 6, Bennettsville, SC 29512
3906 Hwy 9, Suite C, Boiling Springs, SC 29902
1047 Broad St., Camden, SC 29020
528 Knox Abbott Dr., Cayce, SC 29033
567 King St., Charleston, SC 29403
233 Second St., Cheraw, SC 29520
6729 L Two Notch Rd., Columbia, SC 29223
2101 Main St., Unit D, Columbia, SC 29201
302 Main St., Conway, SC 29526
220 East Main St., Dillon, SC 29536
6932 Calhoun Memorial Hwy., Suite G, Easley, SC 29640
355 West Evans St., Florence, SC 29501
515 North Limestone St., Gaffney, SC 29340
1113 North Fraser St., Georgetown, SC 29440
1414 E Washington St., Suite G, Greenville 29607
718A Montague Avenue, Greenwood, SC 29649
1309 B West Poinsett St., Greer, SC 29650
129 Lee Avenue, Hampton, SC 29924
112 East Carolina Ave., Hartsville, SC 29550
475 N. Main St., Suite D, Hemingway, SC 29554
109 East Main St., Lake City, SC 29560
226 South Main St., Lancaster, SC 29720
507 N. Harper St., Suite D, Laurens, SC 29360
103 South Brooks St., Manning, SC 29102
1107 East Godbold Street, Marion, SC 29571
104 Bi-Lo Way, Suite A2, Moncks Corner, SC 29461
605 Broadway Street, Myrtle Beach, SC 29577
1337 Wilson Road, Newberry, SC 29108
1924 Remount Road, North Charleston, SC 29406
642 John C. Calhoun Drive, Orangeburg, SC 29115
592 North Anderson Road, Rock Hill, SC 29730
195 A South Converse St., Spartanburg, SC 29306
115 East Richardson Avenue, Summerville, SC 29483
251 Broad Street, Sumter, SC 29150
410 N. Duncan Bypass, Suite D, Union, SC 29379
110A N. Memorial Ave., Walterboro, SC 29488
622 Twelfth Street, West Columbia, SC 29169
153 N. Congress Street, Winnsboro, SC 29180
2705 North Main Street, Suite G, Anderson, SC 29621
473 Hendersonville Rd., Suite A, Asheville, NC 28803

1300 Savannah Highway, Suite 12, Charleston, SC 29407
6729 Two Notch Rd., Unit B, Columbia, SC 29223
710 South Pendleton St., Easley, SC 29640
2301 Wade Hampton Blvd., Suite 3, Greenville, SC 29615
726-A Montague Avenue, Greenwood, SC 29649
2442-B Hwy. 70 Southeast, Hickory, NC 28602
205-J Columbia Avenue, Lexington, SC 29072
1922 Remount Rd., North Charleston, SC 29406
1291 John C. Calhoun Drive, Orangeburg, SC 29115
600 North Anderson Road, Rock Hill, SC 29730
211 Oconee Square Dr., Seneca, SC 29678
110 Garner Rd., Suite 10, Merchants Plaza, Spartanburg, SC 29303
6615 Airport Blvd., Austin, TX 78752
857 E. Washington St., Suite D, Brownsville, TX 78520
4918 Ayers Rd., Ayers Plaza, Ste. 136, Corpus Christi, TX 78415
2400 Veterans Blvd., Suite 10, LaVillita Shopping Center, Del Rio, TX 78840
220 Jefferson St., Eagle Pass, TX 78852
1518 Pennsylvania Avenue, Fort Worth, TX 76104
318 E. Jackson St., Harlingen, TX 78550
218 E. Kleberg Ave., Kingsville, TX 78363
502 W. Calton Rd., Suite 109, Laredo, TX 78041
1104-B North Meadow, Laredo, TX 78040
110 E. Tyler Street, Longview, TX 75601
2708 H E. Griffin Pkwy., Mission, TX 78572
4761 E. Hwy 83, Ste. B, Plaza Del Mar, Rio Grande City, TX 78582
1121 SW Military Dr., Suite 101, San Antonio, TX 78221
14145 Nacogdoches Rd., Suite 1, San Antonio, TX 78247
3221 Wurzbach Rd., San Antonio, TX 78238
206-B West San Antonio St., San Marcos, TX 78666
2523 East Fifth Street, Tyler, TX 75701
2912 N. Laurent Street, Victoria, TX 77901
1025 North Texas Blvd., Suite 17, Weslaco, TX 78596
4401 East Independence Blvd., Suite 102, Charlotte, NC 28205
5210 North Tryon St., Unit B, Charlotte, NC 28213
2568 West Franklin Blvd., Gastonia, NC 28052
3733 B Farmington Dr., Greensboro, NC 27407
2108 N. Centennial St., Suite 114, High Point, NC 27265
811 S. Jake Alexander Blvd., Salisbury, NC 28147
230 Signal Hill Dr., Statesville, NC 28625
3193-D Peters Creek Parkway, Winston-Salem, NC 27127
8144 U.S. Highway 431, Albertsville, AL 35950
840 Secretary Drive, Arlington, TX 76015
1337 C East Dixie Drive, Asheboro, NC 27203
719 West William Cannon, Suite 112, Austin, TX 78745
1135 Volunteer Parkway, Suite 1, Bristol, TN 37620
1710 C South Texas Avenue, Suite 101, TX 77802

2140 South Church Street, Burlington, NC 27216
6407 M South Blvd., NC 28217
5716 Ringgold Road, Unit 106, Chattanooga, TN 37412
891 Keith Street, Suite 6, Cleveland, TN 37311
2700 D Broad River Road, Columbia, SC 29210
516 S. Willow Avenue, Cookeville, TN 38501
126 The Crossings, Crossville, TN 38555
1710 2nd Avenue SW, Suite 5, Cullman, AL 35055
2699 Sandlin Road, Suite B-2, Decatur, AL 35601
710 Pendleton Street, Easley, SC 29640
613 East University Drive, Edinburg, TX 78539
2801 Mall Road, Suite 9, Florence, AL 35630
1222 West Evans Street, Florence, SC 29501
2725 NE 28th Street, Suite 130, Fort Worth, TX 76111
449 George Wallace Drive, Gadsden, AL 35630
3115 South 1st Street, Suite 300, Garland, TX 75041
808 East Franklin Blvd., Gastonia, NC 28054
817 West Pioneer Parkway, Suite 156, Grand Prairie, TX 75051
2403 Battleground Avenue, Suite 6, Greensboro, SC 29607
1414 H East Washington Street, Greenville, SC 29607
512 South Main Street, Hendersonville, NC 28792
3659 Lorna Road, Suite 125, Hoover, AL 35216
1804 Wirt Road, Houston, TX 77055
5517 Airline Drive, Suite E, Houston, TX 77076
4925 University Drive, Suite 110, Huntsville, AL 38516
1918 North Story Road, Irving, TX 75061
3014 Bristol Highway, Suite 3, Johnson City, TN 37601
3379 Cloverleaf Parkway, NC 28083
421 West Stone Drive, Suite 3, Kingsport, TN 37601
7118 Maynardville Highway, Knoxville, TN 37660
1645 Downtown West Blvd., Unit 11, Knoxville, TN 37919
348 North Highway 701, Unit 1, Loris, SC 29569
509 S. Bicentennial Blvd., McAllen, TX 78501
3306 D Highway 74 West, Monroe, NC 28110
1631 E. Andrew Johnson Highway, TN 37814
404 E. Martintown Road, Suite 4, North Augusta, SC 29841
1225 Snow Street, Suite 4, Oxford, AL 36203
704 C East Broad Avenue, Rockingham, NC 28379
3655 Fredricksburg Road, Suite 119, San Antonio, TX 78201
211 Oconee Square Drive, Seneca, SC 29678
708 Bultman Drive, Sumter, SC 29150
2314 C West Adams Avenue, Temple, TX 76504
2001 Skyland Blvd. East, Suite C-1, Tuscaloosa, AL 35405
1615 North Valley Mills Drive, Waco, TX 76710
710 E. Liberty Street, Suite 102, York, SC 28745

SCHEDULE 7.6
GAAP EXCEPTIONS
Regional amended its group health insurance plan November 1, 2003 to permit certain retired employees to receive coverage under the plan. Regional amended the plan October 5, 2006 to eliminate this retiree coverage. The Borrowers’ financial statements do not include accruals in accordance with GAAP for the contingent liability associated with this retiree medical coverage. No former employee of Regional or any of its Subsidiaries is receiving or has ever received coverage under the plan pursuant to this retiree coverage provision.
Regional amended the plan again on January 4, 2007 effective November 1, 2006 to provide coverage to a closed class of retirees comprised of Brenda Kinlaw, Richard Godley and Jerry Shirley, but amended the plan again on March 1, 2007 to be effective November 1, 2006 to revoke the January 4, 2007 amendment. No former employee of Regional or any of its Subsidiaries is receiving or has ever received coverage under the plan pursuant to this retiree coverage provision.

SCHEDULE 7.9
PERMITTED LIENS
Liens created by the following documents and any financing statements now existing or hereafter filed related thereto:
Mortgage and Assignment of Rents dated October 11, 2005, made by Regional in favor of Wachovia Bank, NA, securing the Wachovia Revolver (as defined in Schedule 8.6), related to certain real and personal property (as described therein) located at 507 and 509 W. Butler Road, Mauldin, South Carolina, as the same has been amended, modified or supplemented.

SCHEDULE 7.10
LICENSES
None.

SCHEDULE 7.13
COMPLIANCE WITH LAWS
None.

SCHEDULE 7.16
SUBSIDIARIES
Regional Management Corp. is the direct parent of each of the entities listed below. Each of the entities listed below is a wholly owned subsidiary of Regional Management Corp.
•	Regional Finance Corporation of South Carolina
•	Regional Finance Corporation of Georgia
•	Regional Finance Corporation of Texas
•	Regional Finance Corporation of North Carolina
•	Regional Finance Corporation of Alabama
•	Regional Finance Corporation of Tennessee
•	R.M.C. Financial Services Corp.
•	RMC Reinsurance, Ltd.
•	FirstRegional Mortgage Corporation
•	Upstate Motor Company

SCHEDULE 7.19
BANK ACCOUNTS

Company Name	Bank Name	Account Number	Purpose
Regional Finance of SC	First Citizens/ Williamsburg 1st National	079021391201	Depository

Regional Management Corp	First Citizens/ Williamsburg 1st National	620513879	Depository

Regional Management Corp	BB&T	0005121078874	Depository

Regional Finance Corp of TN	BB&T	115665804	Depository

Regional Finance Corp of SC	NBSC	021-407-4401	Depository

Regional Finance Corp of TX	Southside	1422340	Depository

Regional Finance Corp of TX	Compass Bank	51115751	Depository

Regional Finance Corp of TX	Compass Bank	0270014337	Depository

Regional Finance Corp of TX	First National International Bank	40802761	Depository

Regional Finance Corp of TX	Commerce International Bank	6001755817	Depository

Regional Finance Corp of TX	Commerce International Bank	6001755736	Depository

Regional Finance Corp of TX	Commerce	2511526972	Depository

Company Name	Bank Name	Account Number	Purpose
Regional Finance Corp of TN	First National Bank of TN	5153937	Depository

Regional Finance Corp of TN	First Tennessee Bank	175587910	Depository

RMC Reinsurance	Grand South	2006476	Reinsurance

Regional Management Corp	Bank of America	3359-00-0828	Payroll

Regional Management Corp	Bank of America	3299-129611	Loan Disbursement

Regional Management Corp	Bank of America	4426400808	Master Depository

Regional Management Corp	Bank of America	442640-5900	Master Funding

Regional Management Corp	Wachovia/Wells Fargo	200002781131	Used to transfer all non-Wachovia deposits to main SC checking

Regional Management Corp of SC	Wachovia/Wells Fargo	207990055-2661	SC Checking/ Depository (main)

Regional Management Corp of SC	Wachovia/Wells Fargo	2079900-58-7018	SC Checking/ Depository (sweep account)

Regional Management Corp of SC	Wachovia/Wells Fargo	2079900-58-7021	SC Checking/ Depository (sweep account)

RMC Financial Services Corp	Wachovia/Wells Fargo	2079900-55-3385	SC Checking/ Depository (sweep account)

Regional Management Corp of TX	Wachovia/Wells Fargo	2079900-552658	TX Checking/ Depository (sweep account)

Regional Management Corp of NC	Wachovia/Wells Fargo	2079900-55-3356	NC Checking/ Depository (sweep account)

Company Name	Bank Name	Account Number	Purpose
Regional Management Corp of TN	Wachovia/Wells Fargo	2079900-59-8816	TN Checking/ Depository (sweep account)

Regional Management Corp of AL	Wachovia/Wells Fargo	2079900-62-0784	AL Checking/ Depository (sweep account)

Regional Management Corp	Wachovia/Wells Fargo	2079900-55-2771	Corporate Loan Solicitation

Regional Finance Corp of SC	Wachovia/Wells Fargo	2079900-55-2975	SC Loan Solicitation

Regional Finance Corp of TN	Wachovia/Wells Fargo	2079900-55-2962	TN Loan Solicitation

Regional Finance Corp of TX	Wachovia/Wells Fargo	2079900-55-2632	TX Loan Solicitation

Regional Finance Corp of NC	Wachovia/Wells Fargo	2079900-55-3369	NC Loan Solicitation

Regional Management Corp	Wachovia/Wells Fargo	2079900-55-3424	Corporate AP

Regional Finance Corp of TX	Wachovia/Wells Fargo	769-8988222	Depository

Regional Finance Corp of TX	Wachovia/Wells Fargo	870-5321662	Depository

Regional Finance Corp of TX	Wachovia/Wells Fargo	642-6784598	Depository

Regional Finance Corp of TX	Wachovia/Wells Fargo	199-2590412	Depository

Regional Finance Corp of TX	Wachovia/Wells Fargo	914-3032259	Depository

SCHEDULE 8.3
GUARANTIES
None.

SCHEDULE 8.6
DEBT
Promissory Note, dated July 22, 2010, in an aggregate principal amount not to exceed $500,000 made by Regional payable to the order of Wachovia Bank, National Association (the “Wachovia Revolver”), as the same has been amended, modified or supplemented.